FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-10

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,007,405,787

(Approximate Initial Pool Balance)

$894,510,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK 2025-BNK51

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association
Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
National Cooperative Bank, N.A.
JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-BNK51

December 8, 2025

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

BANK 2025-BNK51	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/AAA(sf)	$17,899,000	30.000%	(7)	2.67	01/26 – 12/30	27.7%	35.5%
A-3	AAAsf/AAA(sf)/AAA(sf)	$5,819,000	30.000%	(7)	6.81	10/32 – 10/32	27.7%	35.5%
A-SB	AAAsf/AAA(sf)/AAA(sf)	$23,557,000	30.000%	(7)	7.33	12/30 – 06/35	27.7%	35.5%
A-4	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	27.7%	35.5%
A-5	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	27.7%	35.5%
X-A	AAAsf/AAA(sf)/AAA(sf)	$692,843,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$201,667,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/AAA(sf)	$126,196,000	17.250%	(7)	9.98	12/35 – 12/35	23.5%	42.0%
B	AA-sf/AA(sf)/AA-(sf)	$42,066,000	13.000%	(7)	9.98	12/35 – 12/35	22.3%	44.2%
C	A-sf/A(sf)/NR	$33,405,000	9.625%	(7)	10.00	12/35 – 01/36	21.5%	45.9%
	Non-Offered Certificates
X-D	BBB-sf/BBB(sf)/NR	$28,456,000(13)	N/A	Variable IO(14)	N/A	N/A	N/A	N/A
D	BBB-sf/BBB(sf)/NR	$28,456,000	6.750%	(7)	10.06	01/36 –01/36	20.8%	47.4%
E-RR	BB-sf/BB+(sf)/NR	$17,321,000	5.000%	(7)	10.06	01/36 –01/36	20.4%	48.2%
F-RR	B-sf/B+(sf)/NR	$12,372,000	3.750%	(7)	10.06	01/36 –01/36	20.2%	48.9%
G-RR	NR/NR/NR	$37,117,186	0.000%	(7)	10.06	01/36 –01/36	19.4%	50.8%
	Non-Offered Eligible Vertical Interest(15)
RR Interest	NR/NR/NR	$17,629,601.28	N/A	WAC(16)	9.69	01/26 – 01/36	N/A	N/A

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated December 8, 2025 (the “Preliminary Prospectus”). Fitch, KBRA and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B and X-D Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-3, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-3, A-SB, A-4 and A-5 Certificates in the aggregate. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-3, A-SB, A-4 and A-5 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR and G-RR Certificates (together with the RR Interest, collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

BANK 2025-BNK51	Certificate Structure
(8)	The exact initial Certificate Balances of the Class A-4 and A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and A-5 Certificates is expected to be approximately $645,568,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 Certificates is issued with the maximum certificate balance (i.e., with an initial certificate balance of $645,568,000), the Class A-4 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $300,000,000	N/A – 9.75	N/A / 06/35 – 10/35
Class A-5	$345,568,000 - $645,568,000	9.85 – 9.94	06/35 – 12/35 / 10/35 – 12/35

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-3, A-SB, A-4 and A-5 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-3, A-SB, A-4 and A-5 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)

The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)

The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)

Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the RR

Interest is provided only to enhance your understanding of the offered certificates.

(16)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

BANK 2025-BNK51	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	16	17	$322,375,362	32.0%
Wells Fargo Bank, National Association	6	6	237,250,000	23.6
Bank of America, National Association	8	8	150,840,000	15.0
National Cooperative Bank, N.A.	40	40	148,940,426	14.8
JPMorgan Chase Bank, National Association	3	19	108,000,000	10.7
JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association	1	1	40,000,000	4.0
Total	74	91	$1,007,405,787	100.0%

Loan Pool:

Initial Pool Balance:	$1,007,405,787
Number of Mortgage Loans:	74
Average Cut-off Date Balance per Mortgage Loan:	$13,613,592
Number of Mortgaged Properties:	91
Average Cut-off Date Balance per Mortgaged Property(1):	$11,070,393
Weighted Average Interest Rate:	6.1615%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	59.5%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	119
Weighted Average Original Amortization Term (months)(2):	367
Weighted Average Remaining Amortization Term (months)(2):	366
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.83x
Weighted Average U/W Net Operating Income Debt Yield(1):	19.4%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	50.8%
Weighted Average Balloon Loan-to-Value Ratio(1):	49.1%
% of Mortgage Loans with Additional Subordinate Debt(2):	2.3%
% of Mortgage Loans with Single Tenants(3):	11.1%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Thirty-two (32) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances. The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

BANK 2025-BNK51	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 33.8% of the mortgage pool (43 mortgage loans) has scheduled amortization, as follows:

26.9% (39 mortgage loans) requires amortization during the entire loan term; and

6.9% (4 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 66.2% of the mortgage pool (31 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 57.0% and 2.42x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 59.5% of the mortgage pool (16 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	61.6% of the pool
Insurance:	15.5% of the pool
Capital Replacements:	47.5% of the pool
TI/LC:	57.6% of the pool	(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, industrial and leased fee properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

46.2% of the mortgage pool (20 mortgage loans) features a lockout period, then defeasance only until an open period;

16.1% of the mortgage pool (10 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

14.8% of the mortgage pool (40 mortgage loans) features the greater of a prepayment premium (1.0%) or yield maintenance, then a prepayment premium (1.0%) until an open period;

12.9% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

8.7% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

1.2% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

BANK 2025-BNK51	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$894,510,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-3, A-SB, A-4, A-5, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of America, National Association (“BANA”), National Cooperative Bank, N.A. (“NCB”) and JPMorgan Chase Bank, National Association (“JPMCB”)
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC
Master Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Rialto Capital Advisors, LLC and National Cooperative Bank, N.A.
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Securitization Regulation and UK Securitization Regulation:

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.

Initial Risk Retention Consultation Parties:	Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.
Initial Controlling Class Certificateholder:	RREF V – D AIV RR L, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 23, 2025.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2026.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2026.
Rated Final Distribution Date:	The Distribution Date in December 2067.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

BANK 2025-BNK51	Issue Characteristics
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

BANK 2025-BNK51	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Rooms	Cut-off Date Balance Per SF/Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
WFB	Sheraton Denver Downtown Hotel	Denver	CO	1 / 1	$100,000,000	9.9%	Leased Fee	191,437	$940	76.6%	76.6%	1.29	x	8.2%
MSMCH	255 Greenwich	New York	NY	1 / 1	90,000,000	8.9	Office	626,617	235	52.5	52.5	1.90		12.9
MSMCH	Burke Centre	Burke	VA	1 / 1	88,000,000	8.7	Retail	256,958	342	68.1	68.1	1.34		9.1
BANA	Ellenton Premium Outlets	Ellenton	FL	1 / 1	84,000,000	8.3	Retail	477,175	251	60.6	60.6	2.31		15.2
JPMCB	Midwest Industrial Portfolio	Various	Various	1 / 9	58,500,000	5.8	Industrial	2,815,493	21	61.3	52.6	1.44		11.6
WFB	Brentwood Commons	Brentwood	TN	1 / 1	48,500,000	4.8	Office	437,947	111	53.1	53.1	2.88		19.1
JPMCB/WFB	Market Place Center	Irvine	CA	1 / 1	40,000,000	4.0	Office	1,154,250	117	50.9	50.9	2.96		17.7
WFB	Marriott Chicago O’Hare	Chicago	IL	1 / 1	34,750,000	3.4	Hospitality	470	73,936	47.9	37.8	1.75		18.2
MSMCH	Red Rock Commons	St. George	UT	1 / 1	28,050,000	2.8	Retail	134,152	209	65.2	65.2	1.51		10.0
WFB	4 Union Square South	New York	NY	1 / 1	27,500,000	2.7	Retail	204,189	588	41.4	41.4	2.42		14.2
Top Three Total/Weighted Average				3 / 3	$278,000,000	27.6%				66.1%	66.1%	1.50	x	10.0%
Top Five Total/Weighted Average				5 / 13	$420,500,000	41.7%				64.3%	63.1%	1.66	x	11.3%
Top Ten Total/Weighted Average				10 / 18	$599,300,000	59.5%				60.6%	59.1%	1.88	x	12.8%
Non-Top Ten Total/Weighted Average				64 / 73	$408,105,787	40.5%				36.4%	34.4%	4.23	x	29.1%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

BANK 2025-BNK51	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
No.	Property Name	Mortgage Loan Seller in BANK 2025-BNK51	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Sheraton Denver Downtown Hotel	WFB	$100,000,000	$80,000,000	$180,000,000	BANK 2025-BNK51	Midland	Rialto	Future Securitization	1.29x	8.2%	76.6%
2	255 Greenwich	MSMCH	$90,000,000	$57,000,000	$147,000,000	BANK 2025-BNK51	Midland	Rialto	Future Securitizations	1.90x	12.9%	52.5%
4	Ellenton Premium Outlets	BANA	$84,000,000	$36,000,000	$120,000,000	BANK 2025-BNK51	Midland	Rialto	Future Securitizations	2.31x	15.2%	60.6%
7	Market Place Center	JPMCB/WFB	$40,000,000	$95,000,000	$135,000,000	WFCM 2025-C65	Midland(3)	Argentic	WFCM 2025-C65, BBCMS 2025-C39	2.96x	17.7%	50.9%
10	4 Union Square South	WFB	$27,500,000	$92,500,000	$120,000,000	WFCM 2025-C65	Midland(3)	Argentic	WFCM 2025-C65, BBCMS 2025-C39	2.42x	14.2%	41.4%
12	BioMed MIT Portfolio	JPMCB	$23,500,000	$823,500,000	$847,000,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE, BMARK 2025-B41, BBCMS 2025-C35, MSBAM 2025-C35, BMO 2025-C13, WFCM 2025-C65, Future Securitization(s)	2.75x	16.6%	35.3%

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	Trimont LLC acts as primary servicer of the Market Place Center Whole Loan and the 4 Union Square South Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

BANK 2025-BNK51	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)(3)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(3)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(3)	Total Debt Cut-off Date LTV Ratio (%)
12	JPMCB	BioMed MIT Portfolio	$23,500,000	2.3%	$478,000,000	NAP	6.2593%	2.75x	1.66x	16.6%	10.6%	35.3%	55.2%
Total/Weighted Average			$23,500,000	2.3%	$478,000,000		6.2593%	2.75x	1.66x	16.6%	10.6%	35.3%	55.2%
(1)	Thirty-two (32) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances. See “Description of the Mortgage Pool-Additional Indebtedness-Others Unsecured Indebtedness” and “Description of the Mortgage Pool-Additional Indebtedness-Other Unsecured Indebtedness-Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(3)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

BANK 2025-BNK51	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1.00	WFB	Sheraton Denver Downtown Hotel	Denver	CO	Leased Fee	$100,000,000	9.9%	CGCMT 2016-GC37 / CGCMT 2016-GC36
4.00	BANA	Ellenton Premium Outlets	Ellenton	FL	Retail	84,000,000	8.3	MSBAM 2016-C28, MSC 2015-UBS8, MSC 2016-UBS9
11.00	JPMCB	Natson Hotel Largo Portfolio	Largo	FL	Hospitality	26,000,000	2.6	JPMBB 2016-C1
12.00	JPMCB	BioMed MIT Portfolio	Cambridge	MA	Mixed Use	23,500,000	2.3	CAMB 2019-LIFE
13.00	BANA	Tennant Station	Morgan Hill	CA	Retail	22,500,000	2.2	CFCRE 2016-C3
14.00	BANA	Canyon Portal	Sedona	AZ	Mixed Use	22,000,000	2.2	CGCMT 2017-P8
16.00	MSMCH	Lawton Town Center	Lawton	OK	Retail	16,750,000	1.7	WFCM 2015-C31
17.00	MSMCH	Lancaster Plaza	Lancaster	CA	Retail	16,050,000	1.6	CGCMT 2016-GC36
20.00	MSMCH	Porterwood Shopping Center	Porter	TX	Retail	11,500,000	1.1	MSC 2015-UBS8
21.00	MSMCH	Meadowlark Gardens	Fresh Meadows	NY	Multifamily	9,271,225	0.9	WFCM 2015-NXS3
22.00	NCB	24535 Owners Corp.	New York	NY	Multifamily	8,982,144	0.9	WFCM 2016-C32
25.00	NCB	Birchwood On The Green Owners Corp.	Oakdale	NY	Multifamily	7,478,879	0.7	WFCM 2015-NXS3
30.00	NCB	711 Shore Road Owners Corp.	Long Beach	NY	Multifamily	6,793,460	0.7	WFCM 2016-C32
31.00	NCB	Tudor Woods, Inc.	Yonkers	NY	Multifamily	6,600,000	0.7	BANK 2019-BNK16
32.00	BANA	Hillcrest Shopping Center	Homewood	AL	Retail	6,500,000	0.6	WFCM 2015-NXS4
33.00	NCB	Colorado Owners, Inc.	Forest Hills	NY	Multifamily	6,243,721	0.6	WFCM 2016-C32
34.00	NCB	Congress Owners, Ltd.	Brooklyn	NY	Multifamily	5,394,489	0.5	WFCM 2016-C32
35.00	BANA	StorQuest - San Leandro, CA	San Leandro	CA	Self Storage	5,200,000	0.5	MSBAM 2015-C27
36.00	NCB	Saxony Hall Owners, Inc.	Jamaica	NY	Multifamily	5,194,457	0.5	BANK 2019-BNK16
38.00	MSMCH	A Storage Place Yucaipa	Yucaipa	CA	Self Storage	5,000,000	0.5	CFCRE 2016-C3
40.00	NCB	505 Central Avenue Corp.	White Plains	NY	Multifamily	4,994,809	0.5	WFCM 2016-C32
41.00	MSMCH	CVS Solomon Portfolio	Various	Various	Retail	4,993,015	0.5	CGCMT 2015-GC33
46.00	NCB	3050 Fairfield Avenue Owners Corp.	Bronx	NY	Multifamily	4,300,000	0.4	WFCM 2016-C32
48.00	NCB	Highland Terrace Housing Development Fund Corporation	Yonkers	NY	Multifamily	3,740,096	0.4	WFCM 2015-C29
53.00	NCB	6535 Broadway Owners Corp.	Bronx	NY	Multifamily	3,200,000	0.3	WFCM 2016-C32
54.00	NCB	64th Apartment Corp.	Forest Hills	NY	Multifamily	3,197,295	0.3	WFCM 2016-C32
55.00	BANA	StorQuest - Vallejo, CA	Vallejo	CA	Self Storage	2,960,000	0.3	MSBAM 2015-C27
57.00	NCB	137-05 Franklin Avenue Owners, Inc.	Flushing	NY	Multifamily	2,796,422	0.3	WFCM 2015-LC22
61.00	NCB	111 Tenants Corp.	New York	NY	Multifamily	2,400,000	0.2	WFCM 2015-NXS3
64.00	NCB	The Manton House Corp.	Briarwood	NY	Multifamily	1,997,453	0.2	WFCM 2015-NXS3
66.00	NCB	Hampton House Tenants Corp.	Rockville Centre	NY	Multifamily	1,749,087	0.2	WFCM 2016-C32
68.00	NCB	Greenwich 33 Apartment Corp.	New York	NY	Multifamily	1,500,000	0.1	WFCM 2016-C33
69.00	NCB	Heathcote Manor Owners Corp.	Mamaroneck	NY	Multifamily	1,499,232	0.1	WFCM 2016-C32
70.00	NCB	Gramatan Court Apartments, Inc.	Bronxville	NY	Multifamily	1,473,548	0.1	WFCM 2016-C32
74.00	NCB	Carolyn Court Owners, Inc.	Mamaroneck	NY	Multifamily	997,313	0.1	WFCM 2015-NXS3
	Total					$436,756,647	43.4%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

BANK 2025-BNK51	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	12	$309,143,015	30.7%	60.4%	59.7%	1.84x	12.3%	11.6%	6.1820%
Anchored	8	216,850,000	21.5	60.9	60.2	1.63	10.9	10.3	6.1738
Outlet Center	1	84,000,000	8.3	60.6	60.6	2.31	15.2	14.5	6.2080
Single Tenant	2	4,993,015	0.5	56.0	43.8	1.53	12.7	12.1	6.2100
Shadow Anchored	1	3,300,000	0.3	28.0	28.0	3.67	25.4	22.4	6.0200
Multifamily	46	200,672,772	19.9	17.8	16.2	6.65	45.2	44.6	5.8952
Cooperative	45	188,672,772	18.7	14.9	13.2	6.99	47.6	46.9	5.8815
Mid Rise	1	12,000,000	1.2	63.8	63.8	1.30	8.1	8.0	6.1100
Office	3	178,500,000	17.7	52.3	52.3	2.40	15.7	14.7	6.1046
CBD	2	130,000,000	12.9	52.0	52.0	2.23	14.4	13.7	6.1425
Suburban	1	48,500,000	4.8	53.1	53.1	2.88	19.1	17.6	6.0030
Leased Fee	1	100,000,000	9.9	76.6	76.6	1.29	8.2	8.2	6.2760
Leased Fee	1	100,000,000	9.9	76.6	76.6	1.29	8.2	8.2	6.2760
Hospitality	4	80,250,000	8.0	52.6	45.4	1.76	16.6	13.8	6.5877
Full Service	1	34,750,000	3.4	47.9	37.8	1.75	18.2	14.1	6.4670
Limited Service	2	26,000,000	2.6	56.1	53.0	1.80	15.4	13.9	6.6580
Select Service	1	19,500,000	1.9	56.5	49.0	1.72	15.5	13.3	6.7090
Industrial	11	70,330,000	7.0	60.2	53.0	1.52	11.8	11.0	6.3640
Warehouse/Distribution	5	28,163,000	2.8	61.3	52.6	1.44	11.6	10.8	6.3800
Manufacturing	3	24,659,000	2.4	61.3	52.6	1.44	11.6	10.8	6.3800
Warehouse	1	7,000,000	0.7	44.3	44.3	2.36	15.0	14.4	6.0000
Manufacturing/Warehouse	1	5,678,000	0.6	61.3	52.6	1.44	11.6	10.8	6.3800
Flex	1	4,830,000	0.5	70.0	70.0	1.33	9.7	9.0	6.6980
Mixed Use	9	45,500,000	4.5	51.5	49.6	2.00	13.2	13.0	6.2522
Lab/Office	8	23,500,000	2.3	35.3	35.3	2.75	16.6	16.4	5.8928
Retail/Hospitality	1	22,000,000	2.2	68.8	64.9	1.20	9.6	9.3	6.6360
Self Storage	5	23,010,000	2.3	49.2	49.2	2.20	13.1	12.9	5.8666
Self Storage	5	23,010,000	2.3	49.2	49.2	2.20	13.1	12.9	5.8666
Total/Weighted Average	91	$1,007,405,787	100.0%	50.8%	49.1%	2.83x	19.4%	18.6%	6.1615%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

BANK 2025-BNK51	Characteristics of the Mortgage Pool
G.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	47	$306,172,772	30.4%	28.3%	27.3%	5.08	x	34.4%	33.8%	6.0139%
Florida	4	129,500,000	12.9	59.1	57.3	2.12		15.3	14.2	6.3738
Colorado	1	100,000,000	9.9	76.6	76.6	1.29		8.2	8.2	6.2760
California	6	91,710,000	9.1	49.5	49.5	2.47		15.3	14.4	5.7900
Southern California	3	61,050,000	6.1	51.8	51.8	2.54		15.5	14.7	5.7522
Northern California	3	30,660,000	3.0	45.0	45.0	2.33		14.9	13.8	5.8652
Virginia	1	88,000,000	8.7	68.1	68.1	1.34		9.1	8.7	6.3900
Other(2)	32	292,023,015	29.0	57.0	53.0	1.87		13.8	12.6	6.2307
Total/Weighted Average	91	$1,007,405,787	100.0%	50.8%	49.1%	2.83	x	19.4%	18.6%	6.1615%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 17 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

BANK 2025-BNK51	Characteristics of the Mortgage Pool
H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
997,313 - 2,000,000	12	$18,231,261	1.8%
2,000,001 - 4,000,000	16	48,759,193	4.8
4,000,001 - 6,000,000	13	63,495,618	6.3
6,000,001 - 10,000,000	13	95,333,192	9.5
10,000,001 - 20,000,000	6	88,286,523	8.8
20,000,001 - 50,000,000	9	272,800,000	27.1
50,000,001 - 75,000,000	1	58,500,000	5.8
75,000,001 - 100,000,000	4	362,000,000	35.9
Total:	74	$1,007,405,787	100.0%
Average:	$13,613,592
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.24 - 1.40	3	$134,000,000	13.3%
1.41 - 1.70	9	235,673,015	23.4
1.71 - 2.00	3	135,500,000	13.5
2.01 - 3.00	13	228,959,026	22.7
3.01 - 5.00	17	160,299,943	15.9
5.01 - 32.58	29	112,973,804	11.2
Total:	74	$1,007,405,787	100.0%
Weighted Average:	2.95x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.1 - 10.0	7	$261,880,000	26.0%
10.1 - 11.0	2	27,550,000	2.7
11.1 - 12.0	2	75,250,000	7.5
12.1 - 13.0	4	104,343,015	10.4
13.1 - 14.0	1	5,000,000	0.5
14.1 - 199.9	58	533,382,772	52.9
Total:	74	$1,007,405,787	100.0%
Weighted Average:	19.4%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	68	$821,756,887	81.6%
Acquisition	3	141,330,000	14.0
Recapitalization	3	44,318,900	4.4
Total:	74	$1,007,405,787	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.4800 - 5.7500	15	$151,921,491	15.1%
5.7501 - 6.0000	17	116,077,698	11.5
6.0001 - 6.2500	25	250,241,551	24.8
6.2501 - 6.5000	12	413,239,122	41.0
6.5001 - 6.7090	5	75,925,926	7.5
Total:	74	$1,007,405,787	100.0%
Weighted Average:	6.1615%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.40	5	$226,830,000	22.5%
1.41 - 1.70	7	142,843,015	14.2
1.71 - 2.00	5	176,750,000	17.5
2.01 - 2.50	8	154,009,026	15.3
2.51 - 3.00	5	122,200,000	12.1
3.01 - 5.00	16	77,194,432	7.7
5.01 - 7.00	11	57,981,006	5.8
7.01 - 32.51	17	49,598,308	4.9
Total:	74	$1,007,405,787	100.0%
Weighted Average:	2.83x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.0 - 9.0	4	$204,830,000	20.3%
9.1 - 10.0	5	84,600,000	8.4
10.1 - 12.0	3	81,750,000	8.1
12.1 - 14.0	8	198,343,015	19.7
14.1 - 16.0	4	128,710,000	12.8
16.1 - 20.0	5	119,399,026	11.9
20.1 - 199.4	45	189,773,746	18.8
Total:	74	$1,007,405,787	100.0%
Weighted Average:	18.6%

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

BANK 2025-BNK51	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
84	1	$6,243,721	0.6%
120	71	896,162,066	89.0
121	2	105,000,000	10.4
Total:	74	$1,007,405,787	100.0%
Weighted Average:	120 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
82 - 117	17	$145,495,525	14.4%
118 - 119	36	326,391,363	32.4
120 - 121	21	535,518,900	53.2
Total:	74	$1,007,405,787	100.0%
Weighted Average:	119 Months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	31	$666,640,000	66.2%
300	2	39,743,015	3.9
360	29	261,167,342	25.9
480	12	39,855,430	4.0
Total:	74	$1,007,405,787	100.0%
Weighted Average(3):	367 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	31	$666,640,000	66.2%
299 - 359	20	133,741,457	13.3
360 - 480	23	207,024,330	20.6
Total:	74	$1,007,405,787	100.0%
Weighted Average(3):	366 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard/ Springing Cash Management	15	$579,493,015	57.5%
Springing	15	237,226,523	23.5
None	43	171,186,250	17.0
Hard/ In Place Cash Management	1	19,500,000	1.9
Total:	74	$1,007,405,787	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	20	$465,883,015	46.2%
Lockout / GRTR 1% or YM / Open	10	$162,582,347	16.1
GRTR 1% or YM / 1% / Open	40	148,940,426	14.8
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	2	130,000,000	12.9
GRTR 1% or YM / Open	1	88,000,000	8.7
Lockout / Defeasance or GRTR 1% or YM / Open	1	12,000,000	1.2
Total:	74	$1,007,405,787	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.1 - 30.0	44	$184,579,290	18.3%
30.1 - 40.0	4	36,093,483	3.6
40.1 - 50.0	6	99,710,000	9.9
50.1 - 60.0	9	254,893,015	25.3
60.1 - 65.0	4	166,000,000	16.5
65.1 - 76.6	7	266,130,000	26.4
Total:	74	$1,007,405,787	100.0%
Weighted Average:	50.8%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.1 - 30.0	45	$189,773,746	18.8%
30.1 - 40.0	4	65,649,026	6.5
40.1 - 50.0	7	89,453,015	8.9
50.1 - 60.0	9	305,650,000	30.3
60.1 - 65.0	4	129,500,000	12.9
65.1 - 76.6	5	227,380,000	22.6
Total:	74	$1,007,405,787	100.0%
Weighted Average:	49.1%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	31	$666,640,000	66.2%
Amortizing Balloon	39	271,015,787	26.9
Interest Only, Amortizing Balloon	4	69,750,000	6.9
Total:	74	$1,007,405,787	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	21	$535,518,900	53.2%
1	22	148,401,609	14.7
2	15	184,233,475	18.3
3	15	115,751,804	11.5
6	1	23,500,000	2.3
Total:	74	$1,007,405,787	100.0%
Weighted Average:	1 Month
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

BANK 2025-BNK51	Certain Terms and Conditions
V.	Certain Terms and Conditions
Allocation Between the RR Interest and the Non- Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the RR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates (including the RR Interest) and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), (each, the respective “Percentage Allocation Entitlement”).
Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates (other than the R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the applicable Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.125 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates (other than the Class R Certificates) on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to a Master Servicer, a Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non-Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, and other than the Class X-D and Class R Certificates and the RR Interest) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates, and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

BANK 2025-BNK51	Certain Terms and Conditions

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2)	The RR Interest is a Non-Offered Certificate.
(3)	Other than the Class X-D and RR Interest.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.                Class A-1, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

2.                Class A-1, A-3, A-SB, A-4 and A-5 Certificates: To principal on the Class A-1, A-3, A-SB, A-4 and A-5 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-3, A-SB, A-4 and A-5 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-3, A-SB, A-4 and A-5 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-3, A-SB, A-4 and A-5 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

BANK 2025-BNK51	Certain Terms and Conditions

3.                Class A-1, A-3, A-SB, A-4 and A-5 Certificates: To reimburse the holders of the Class A-1, A-3, A-SB, A-4 and A-5 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.                Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-3, A-SB, A-4 and A-5 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.                Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-3, A-SB, A-4, A-5 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.                Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-3, A-SB, A-4, A-5, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.                 After the Class A-1, A-3, A-SB, A-4, A-5, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR and G-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the E-RR, F-RR, G-RR and R certificates), in the following amounts:

(1)         to each of the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates, the product of (a) the Non-Vertically Retained Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR and G-RR Certificates for that Distribution Date,

(2)         to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-3, A-SB, A-4 and A-5 Certificates for that Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR and G-RR Certificates for that Distribution Date and over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-3, A-SB, A-4 and A-5 Certificates as described above;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2025-BNK51	Certain Terms and Conditions

(3)         to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates for that Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR and G-RR Certificates for that Distribution Date and over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)         to the Class X-D Certificates, any remaining portion of the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above; and

(y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium;

provided, however, that after the notional amounts of the Class X-A, X-B and X-D Certificates and the Certificate Balances of the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E-RR, F-RR and G-RR Certificates as provided in the BANK 2025-BNK51 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR and G-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Vertically Retained Percentage of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G-RR Certificates; second, to the Class F-RR Certificates; third, to the Class E-RR Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-3, A-SB, A-4 and A-5 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-3, A-SB, A-4 or A-5 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:

Each Master Servicer or, if any Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

No Special Servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2025-BNK51	Certain Terms and Conditions
Servicing Advances:	Each Master Servicer or, if any Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The related Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property (together with any other mortgage loan cross-collateralized with such mortgage loan) plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates and the RR Interest) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2025-BNK51	Certain Terms and Conditions
Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class F-RR and G-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

Control and Consultation/ Replacement of a Special Servicer by Directing Certificateholder:

The rights of various parties to replace the applicable Special Servicer and approve or consult with respect to major actions of such Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when no Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates and the RR Interest) have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the applicable Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace such Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the applicable Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the applicable Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate such Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2025-BNK51	Certain Terms and Conditions

servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2025-BNK51 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by a Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2025-BNK51 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Wells Fargo Bank, National Association, (ii) a party selected by Bank of America, National Association, and (iii) a party selected by Morgan Stanley Bank, N.A., in each case, as an owner of the RR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in the Preliminary Prospectus. Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party or any holder of the RR Interest by whom such risk retention consultation party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Replacement of a Special Servicer:

If a Control Termination Event has occurred and is continuing, any Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates (other than the RR Interest). The certificateholders who initiate a vote on a termination and replacement of the applicable Special Servicer without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the applicable Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and S&P (and any rating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2025-BNK51	Certain Terms and Conditions

agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the applicable Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the applicable Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of such Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the applicable Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (other than the RR Interest) (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace a Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace such Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the applicable Special Servicer is a Borrower Party, the applicable Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of such Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, such Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK 2025-BNK51 pooling and servicing agreement will authorize the applicable Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the BANK 2025-BNK51 pooling and servicing agreement, the applicable Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

BANK 2025-BNK51	Certain Terms and Conditions

single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of each applicable Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the applicable Special Servicer with respect to any specially serviced loan;

●                  reviewing (i) all reports by the applicable Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                  recalculating and reviewing for accuracy and consistency with the BANK 2025-BNK51 pooling and servicing agreement the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the applicable Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the applicable Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the applicable Special Servicer has failed to comply with and (2) any material deviations from the applicable Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

BANK 2025-BNK51	Certain Terms and Conditions

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the applicable Special Servicer in respect of asset status reports and

●                  to consult (on a non-binding basis) with the applicable Special Servicer with respect to “major decisions” processed by such Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR and G-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK 2025-BNK51 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK 2025-BNK51 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

BANK 2025-BNK51	Certain Terms and Conditions

mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK 2025-BNK51 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK 2025-BNK51 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK 2025-BNK51 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the applicable Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the applicable Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that RREF V – D AIV RR L, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

Sheraton Denver Downtown Hotel
1550 Court Place
Denver, CO 80202
DENVER
Downtown Denver
LoDo
Ballpark
RiNo
Five Points
North Denver
Whitter
City Park West
Uptown
Capitol Hill
Civic Center
Lincoln Park
City of Cuernavaca Park
Denver Skate Park
Commons Park
Curtis Park
Lawson Park
Benedict Fountain Park
Civic Center Park
Sunken Gardens Park
Coors Field
Union Station
Museum of Contemporary Art Denver
17th Street Plaza
One Tabor Center
1800 Larimer
Denver Place
U.S. Courthouse
1999 Broadway
1801 California
US Bank Tower
707 17th Street
LARIMER SQUARE
1144 Fifteenth
Spire
555 17th Street
The Brown Palace Hotel
Wells Fargo Center
1700 Broadway
Denver Performing Arts Complex
DENVER PAVILIONS
Republic Plaza
Colorado Convention Center
Auraria Events Center
Univ. of Colorado at Denver
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Denver Public Works
1560 Broadway
State Capitol
Legislative Services Building
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
CO Court of Appeals
Denver Art Museum
Denver Public Library
Ralph L. Carr CO Judicial Ctr.
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
The Kirkland at the Denver Art Museum
Saint Joseph Hospital
Denver Health Medical Center
16TH STREET MALL
RTD LIGHT RAIL L LINE
A LINE
A,B,G LINES
D,F,H,L LINES
UNION STATION
18TH ST/ STOUT
18TH ST/ CALIFORNIA
16TH ST/ STOUT
16TH ST/ CALIFORNIA
THEATRE DISTRICT/ CONV. CENTER
20TH ST/ WELTON
25TH ST/ WELTON
27TH ST/ WELTON
30TH ST/ DOWNING
COLFAX AT AURARIA
W. Colfax Ave.
E. Colfax Ave.
Speer Blvd.
Cherry Creek
Santa Fe Dr.
Broadway
Park Ave.
Welton St.
Washington St.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
29th Ave.
28th Ave.
27th Ave.
E. 26th Ave.
E. 25th Ave.
E. 24th Ave.
E. 23rd Ave.
E. 22nd Ave.
40
287
Boulder
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Golden
Wheat Ridge
DENVER
Lakewood
Glendale
AURORA
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Castle Rock
Denver International Airport
ROCKY MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Mortgage Loan No. 1 – Sheraton Denver Downtown Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Denver, CO 80202
Original Balance(1):	$100,000,000			General Property Type:	Leased Fee
Cut-off Date Balance(1):	$100,000,000			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	NAP
Borrower Sponsor:	AVR Realty Corporation			Size:	191,437 SF
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance PSF(1):	$940
Mortgage Rate:	6.2760%			Maturity Date Balance PSF(1):	$940
Note Date:	12/1/2025			Property Manager:	Sheraton License Operating
Maturity Date:	1/1/2036				Company, LLC (borrower-related)
Term to Maturity:	121 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	121 months			UW NOI:	$14,738,237
Seasoning:	0 months			UW NCF:	$14,738,237
Prepayment Provisions(2) :	L(24),D(90),O(7)			UW NOI Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Balance(1):	$80,000,000			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	NAV
Reserves(3)				2nd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	NAV
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	100.0% (12/1/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
				3rd Most Recent Occupancy:	100.0% (12/31/2023)
				Appraised Value (as of):	$235,000,000 (9/16/2025)
				Appraised Value PSF:	$1,228
				Cut-off Date LTV Ratio:	76.6%
				Maturity Date LTV Ratio:	76.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$180,000,000	99.4%	Loan Payoff:	$180,677,256	99.8%
Borrower Sponsor Equity	$1,114,774	0.6%	Closing Costs:	$437,517	0.2%

Total Sources:	$181,114,774	100.0%	Total Uses:	$181,114,774	100.0%

(1)	The Sheraton Denver Downtown Hotel Mortgage Loan (as defined below) is part of the Sheraton Denver Downtown Hotel Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million. The Financial Information in the chart above reflects the Sheraton Denver Downtown Hotel Whole Loan.
(2)	Defeasance of the Sheraton Denver Downtown Hotel Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Sheraton Denver Downtown Hotel Whole Loan to be securitized and (b) December 1, 2028. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2025.
(3)	See “Escrows and Reserves” below.
(4)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.

The Mortgage Loan. The largest mortgage loan (the “Sheraton Denver Downtown Hotel Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “Sheraton Denver Downtown Hotel Whole Loan”). The Sheraton Denver Downtown Hotel Whole Loan is secured by the land/leased fee interest on 191,437 SF of land (the “Sheraton Denver Downtown Hotel Property”) that is improved by a 1,238-room full-service hotel located in Denver, Colorado. The Sheraton Denver Downtown Hotel Mortgage Loan is evidenced by the controlling A-1 note with an outstanding principal balance as of the Cut-off Date of $100,000,000. The relationship between the holders of the Sheraton Denver Downtown Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the Sheraton Denver Downtown Hotel Whole Loan.

Sheraton Denver Downtown Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2025-BNK51	Yes
A-2(1)	$40,000,000	$40,000,000	WFB	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4(1)	$15,000,000	$15,000,000	WFB	No
Total	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

The Borrower and the Borrower Sponsor. The borrower is Court Place Land LLC., a single-purpose entity, limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Denver Downtown Hotel Whole Loan. The borrower sponsor is AVR Realty Corporation. The non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded in 1950, AVR Realty Company is a privately owned hospitality company headquartered in New York, NY.

The Property. The Sheraton Denver Downtown Hotel Property is the land/leased fee interest on 191,437 SF of land that is subject to a 99-year ground lease between the borrower, as ground lessor,  and Denver HS-EF Court Place, LLC (the “Ground Lessee”), and improved by a 22-story, 1,238-room, full-service hotel. On December 9, 2015, the Ground Lessee’s predecessor-in-interest sold the fee interest (including the hotel improvements) for $210,000,000 and leased-back the hotel improvements under a 99-year triple-net ground lease. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver International Airport in Denver, Colorado. The hotel improvements were built in 1959 and renovated in 2021, and are currently Sheraton-managed  under an agreement expiring in June 2039. The 2021 hotel renovations were undertaken at a reported cost of approximately $80.0 million, and involved upgrading guest rooms, meeting spaces and public areas. Hotel amenities include 139,165 SF of meeting/event space among 54 event rooms, as well as on-site restaurants, gifts shops, a fitness center and swimming pool.

Sole Tenant.

Denver HS-EF Court Place, LLC. (191,437 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Denver HS-EF Court Place, LLC is a joint venture between Eagle Four Partners and High Street Real Estate Partners. The partnership purchased the Sheraton Denver Downtown Hotel Property in September 2018. Eagle Four Partners is a Newport Beach, CA-based private equity group specializing in strategic hospitality, golf, lifestyle residential, and sports entertainment investments. Founded in 1996, Eagle Four has participated as the lead equity investor in more than $3 billion in transactions. High Street Real Estate Partners is a privately held real estate investment firm. With over $1 billion in assets under management, the firm is focused on developing and acquiring high-quality, well-located hospitality and multifamily assets in growth markets. The initial lease was signed in December 2015 and conveyed to the current tenant upon their purchase of the Sheraton Denver Downtown Hotel Property. The lease expires in November 2114 with no termination or renewal options.

The following table presents certain information relating to the tenancy at the Sheraton Denver Downtown Hotel Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual U/W Base Rent(1)	% of Annual U/W Base Rent	Annual U/W Base Rent psf	Lease Expiration	Term. Option (Y/N)	Renewal Option
Denver HS-EF Court Place, LLC	NR/NR/NR	191,437	100.0%	14,738,237(2)	100.0%	$76.99	11/30/2114	N	N
Subtotal/Wtd. Avg.		191,437	100.0%	14,738,237	100.0%	$76.99

Vacant Space		0	0.0%
Total/Wtd. Avg.		191,437	100.0%
(1)	Information is based on the underwritten cash flow analysis.
(2)	UW rent includes 2% annual rent steps through the loan term. Lease includes the lesser of CPI increase or 4%.

The following table presents certain information relating to the lease rollover schedule at the Sheraton Denver Downtown Hotel Property:

Lease Rollover Schedule(1)
Year	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2035	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	191,437	100.0%	191,437	100.0%	$14,738,237	100.0%	$76.99
Vacant	0	0	0.0%	191,437	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	191,437	100.0%			$14,738,237	100.0%	$76.99

(1)	Information based on the underwritten cash flow analysis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

The Market. The Sheraton Denver Downtown Hotel Property is located along both sides of Court Place, between 15th Street and 16th Street, within the central business district of Denver. Proximity to major office towers, government buildings, cultural institutions, and the Colorado Convention Center enhances its appeal for corporate, group, and convention-related demand. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver international Airport and 0.4 miles of the west of Central Business district Denver. According to the appraisal, Denver International Airport serves as a major economic engine, recording over 82 million passengers in 2024. Interstate 25 also provides access to Interstate 70, the major east/west freeway through the DMA, approximately 1 mile north of the CBD. Major employers includes HealthONE, UCHealth: University of Colorado Hospital, Lockheed Martin Corporation, United Airlines, Children's Hospital Colorado, Centura Health, Comcast, Amazon, Southwest Airlines and CenturyLink.

According to a third party report, the 2024 estimated population within a one-, two- and three-mile radius of the Sheraton Denver Downtown Hotel Property is 53,106, 147,534 and 251,745 respectively, and the average household income for the same radii is $112,578, $126,108 and $130,831 respectively.

According to a third-party report, the Denver Sheraton Property is in the Denver CBD submarket, which is within the Denver - CO USA market. According to a third-party report, the Denver CBD submarket is comprised of 14,931 rooms in total. As of September 2025, the Denver CBD submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 67.6%, $209 and $141, respectively.

The following table presents certain information relating to comparable retail leases for the Denver Sheraton Downtown Hotel Property:

Comparable Hospitality Ground Leases
Property Name	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (yrs)	Size (SF)	Annual Base Rent PSF	Lease Type
Sheraton Denver Downtown Hotel	NAP/NAP	191,437	Denver HS-EF Court Place, LLC	Dec-15	99	191,437	$76.99(1)	NNN
Hilton Garden Inn Trinidad Downtown	NAV/NAP	187,308	Kip Hampden. LLLP	Jul-23	25	187,308	$0.22	Net
Holiday Inn Belingham	NAV/NAP	164,221	Bellingham HI, LLC	Jan-20	44	164,221	$0.90	Net
Super 8 Juneau	NAV/NAP	75,865	Alaska Resort Condos Inc.	Mar-18	40	75,865	$1.68	Modified Gross
Residence Inn Seattle	NAV/NAP	21,240	PNW Suites, LLC	Jan-15	108	21,240	$80.27	Net

Source: Appraisal

(1)	Information based on the underwritten cash flow analysis.

The following table presents certain information relating to comparable sales pertaining to the Denver Sheraton Downtown Hotel Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Total SF	Occupancy	Sale Date	Sale Price (PSF)
Sheraton Denver Downtown Hotel	Denver, CO	NAP/NAP	191,437	100%
The Sinclair	Fort Worth, TX	NAV/NAP	7,125	100%	Oct-25	$2,632

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Sheraton Denver Downtown Hotel Property of $235,000,000 as of September 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 10, 2025, there was no evidence of any recognized environmental conditions at the Sheraton Denver Downtown Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Sheraton Denver Downtown Hotel Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$14,738,237	$76.99
Total Recoveries	$0	$0
Less Vacancy & Credit loss	$0	$0
Effective Gross Income	$14,738,237	$76.99

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Operating Expense	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$14,738,237	$76.99
CapEx	$0	$0
TI/LC	$0	$0
Net Cash Flow	$14,738,237	$76.99

Occupancy %	100.0%
NOI DSCR	1.29x
NCF DSCR	1.29x
NOI Debt Yield	8.2%
NCF Debt Yield	8.2%

(1)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.

Escrows and Reserves.

Real Estate Taxes – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. No deposits are required so long as (i) the Ground Lessee is solely responsible for paying all taxes relating to each tax parcel comprising the Sheraton Denver Downtown Hotel Property, (ii) the ground lease remains in full force and effect, (iii) evidence of payment of such taxes is provided prior the delinquency of payment on such taxes.

Insurance – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required so long as (i) the Ground Lessee is required to maintain all insurance policies covering the Sheraton Denver Downtown Hotel Property and is solely responsible for paying, or causing payment of, all insurance premiums with respect to such policies, (ii) the ground lease remains in full force and effect, and (iii) evidence of renewal and paid receipts are provided at least 30 days prior the delinquency of payment on such policies.

Lockbox and Cash Management. The Sheraton Denver Downtown Hotel Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to instruct the Ground Lessee to deposit all ground rent payments into the lender-controlled lockbox account. If notwithstanding the foregoing the borrower receives any ground rent payments then such funds are required to be deposited into the lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Event (as defined below) occurred. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Denver Downtown Hotel Whole Loan.

A “Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	an event of default by borrower occurs under the ground lease (beyond all notice and cure periods) which allows the Ground Lessee to withhold payments, offset any funds, commence the exercise of remedies or terminate the ground lease;
(iii)	the DSCR falling below 1.05x for two consecutive quarters; or
(iv)	bankruptcy of the borrower or guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

A Trigger Event will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the cure of the related event of default under the ground lease, or
(iii)	with regard to clause (iii) above, upon the DSCR has been equal to or greater than 1.10x for two consecutive quarters.

Right of First Refusal/Purchase Options.  The ground lessee, Denver HS-EF Court Place, LLC (including its successors/assigns) has an option to purchase the Sheraton Denver Downtown Hotel Property, as follows: (i) by notice to the borrower not later than June 30, 2035 (six months prior to the last day of the 20th lease year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to borrower not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First and Second Purchase Options, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Mortgage Loan’s open prepayment period.  The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/ condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

Terrorism Insurance. The borrower’s interest in the Sheraton Denver Downtown Hotel Property is a leased fee interest, and the borrower does not own or insure the hotel improvements during the ground lease term. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee. The Sheraton Denver Downtown Hotel Whole Loan documents require that the ground lessee-provided “all risk” insurance policy includes coverage for terrorism in an amount equal to the full replacement cost of the hotel improvements, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

255 Greenwich
255 Greenwich Street
New York, NY 10007
MANHATTAN
Tribeca
Nolita
Little Italy
Chinatown
Financial District
Battery Park City
Hudson River
East River
Hudson River Park Pier 40
UPS Customer Center
Color Factory - NYC
The Dominick
NYC Fire Museum
SoHo 54 Hotel
Jackie Robinson Museum
Soho Grand Hotel
Hunter College MFA Building
Fouquet's New York
Cristina Grajales Gallery
St. John's Park
Sheraton Tribeca NY Hotel
The Roxy Hotel New York
Banksy Museum New York
Museum of Chinese in America
Italian American Museum
The Bowery Ballroom
388 Greenwich Street
Pier 25
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
Smyth Tribeca
Warren St. Hotel
Gov. Nelson A. Rockefeller Park
NY Public Library
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
New York County Criminal Court
Columbus Park
NY County Supreme Court
US District Court
US Justice Department
1 Police Plaza
Tweed Courthouse
NYC City Hall
City Hall Park
Brooklyn Bridge
Pace University
Schimmel Center
8 Spruce
NewYork-Presbyterian Lower Manhattan Hospital
Woolworth Building
200 West Street
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
250 Vesey Street
200 Vesey Street
Brookfield Place
North Pool
South Pool
National September 11 Memorial
Westfield WTC
WTC Transportation Hub
3 World Trade Center
5 World Trade Ctr.
North Cove Marina
225 Liberty St
200 Liberty Street
55 John Street
Fulton Market Building
Federal Reserve Bank
Biodome
80 Pine Street
120 Wall Street
NY Stock Exchange
20 Exchange Place
1 Financial Square
Metropolitan College of New York
50 West Street
60 Broad Street
85 Broad Street
7 Hanover Square
Double Tree NYC - Financial Dist.
The Dead Rabbit
25 Water Street
One New York Plaza
Downtown Manhattan Heliport
Alliance University
The Skyscraper Museum
Museum of Jewish Heritage
The Whitehall Building
Castle Clinton Natl. Monument
Battery Park
Brooklyn-Battery Tunnel
Holland Tunnel
Hudson River Greenway
Ferry
FDR Drive
Spring St
Vandam St
Canal St
Watts St
Broome St
Grand St
Kenmare St
Walker St
White St
Franklin St
Hubert St
Leonard St
Worth St
Duane St
Reade St
Chambers St
Warren St
Park Pl
Vessey St
Ann St
Fulton St
John St
Platt St
Maiden Ln
Pine St
Wall St
Bayard St
Pearl St
Water St
South St
West St
Washington St
Greenwich St
Hudson St
West Broadway
6th Ave
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
Centre St
Church St
Mott St
Mulberry St
Elizabeth St
Bowery
Park Row
Nassau St
Battery St
St. James Pl
Liberty St
Upper West Side
Upper East Side
Central Park
QUEENS
Astoria
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Greenpoint
Hoboken
NEW JERSEY
Greenwich Village
Williamsburg
Little Italy
Lower East Side
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
East River
Hudson River
HUDSON COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mortgage Loan No. 2 – 255 Greenwich

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	New York, NY 10007
Original Balance(1):	$90,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2024
Borrower Sponsor:	Jack Resnick & Sons, Inc.			Size:	626,617 SF
Guarantor:	Jonathan D. Resnick			Cut-off Date Balance Per SF(1):	$235
Mortgage Rate:	6.4050%			Maturity Date Balance Per SF(1):	$235
Note Date:	11/4/2025			Property Manager:	Jack Resnick & Sons, Inc.
Maturity Date:	12/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$18,893,213
IO Period:	120 months			UW NCF:	$18,141,272
Seasoning:	0 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions:	L(23),YM1(1),DorYM1(89),O(7)			UW NCF Debt Yield(1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.90x
Additional Debt Balance(1):	$57,000,000			Most Recent NOI:	$16,402,863 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$16,417,572 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$18,318,434 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (10/1/2025)
RE Taxes:	$3,188,067	$273,643	NAP	2nd Most Recent Occupancy:	88.6% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.6% (12/31/2023)
Replacement Reserve:	$0	$10,444	NAP	Appraised Value (as of):	$280,000,000 (9/25/2025)
TI/LC Reserve:	$0	$52,218	NAP	Appraised Value Per SF:	$447
Outstanding TI/LCs & LL Work Reserve:	$1,623,080	$0	NAP	Cut-off Date LTV Ratio(1):	52.5%
Rent Abatement Reserve:	$193,184	$0	NAP	Maturity Date LTV Ratio(1):	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$147,000,000	97.1%	Loan Payoff:	$145,044,009	95.8%
Borrower Sponsor Equity:	$4,417,946	2.9%	Upfront Reserves:	$5,004,331	3.3%
			Closing Costs:	$1,369,605	0.9%
Total Sources:	$151,417,946	100.0%	Total Uses:	$151,417,946	100.0%

(1)	The 255 Greenwich Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate original principal balance of $147,000,000. The financial information presented in the chart above is based on the 255 Greenwich Whole Loan (as defined below).
(2)	See “Escrows and Reserves”.

The Mortgage Loan. The second largest mortgage loan (the “255 Greenwich Mortgage Loan”) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $147,000,000 (the “255 Greenwich Whole Loan”). The 255 Greenwich Whole Loan is secured by the borrower’s fee interest in a 626,617 SF office property in New York, New York (the “255 Greenwich Property”). The 255 Greenwich Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Societe Generale Financial Corporation (“SocGen”) on November 4, 2025. The controlling Note A-1, and non-controlling Notes A-2, A-3 and A-4, with an aggregate original principal balance of $90,000,000, represent the 255 Greenwich Mortgage Loan and will be included in the BANK 2025-BNK51 securitization trust. The remaining 255 Greenwich notes are currently held by SocGen and are expected to be contributed to one or more future securitization transactions. The 255 Greenwich Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The table below summarizes the promissory notes that comprise the 255 Greenwich Whole Loan.

255 Greenwich Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2025-BNK51	Yes
A-2	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-3	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-4	$5,000,000	$5,000,000	BANK 2025-BNK51	No
A-5(1)	$27,000,000	$27,000,000	SocGen	No
A-6(1)	$20,000,000	$20,000,000	SocGen	No
A-7 (1)	$10,000,000	$10,000,000	SocGen	No
Total	$147,000,000	$147,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the 255 Greenwich Whole Loan is Resnick 255 Greenwich, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is wholly owned by Resnick Murray St. Associates, LP, which is owned by multiple individuals, entities and trusts, most of which are various members of the Resnick family, and none of which have greater than an 18.4% equity stake in the borrower. The borrower is controlled by 75 Park Place Corp (G.P), which is owned by Jonathan D. Resnick (90%), Steven Rotter (5%) and Kalpana Gajjar (5%).

The borrower sponsor is Jack Resnick & Sons, Inc. (“Jack Resnick & Sons”), which, since its founding in 1928, has become one of the largest private owners of commercial real estate in New York City, operating in residential, retail, and commercial building ownership to ground-up development, construction, leasing and management. Jack Resnick & Sons currently owns and manages over five million SF of commercial office and retail space and approximately 900 residences in Manhattan. The borrower sponsor developed the 255 Greenwich Property, designed by architect Emery Roth & Sons, in 1987. Other properties developed by the borrower sponsor in Lower Manhattan include One Seaport Plaza, 161 William Street, 200 Chambers Street, and 52 Broadway.

The non-recourse carveout guarantor for the 255 Greenwich Whole Loan is Jonathan D. Resnick, who is the President and third-generation operator of the borrower sponsor.

The Property. The 255 Greenwich Property is comprised of a 13-story Class A office building with one ground floor retail unit, totaling 626,617 SF located in the Tribeca neighborhood of New York, New York. The 255 Greenwich Property is made up of 555,809 SF of office space (88.7% of NRA, 80.6% of underwritten rent), 54,337 SF of retail space, fully leased to Target (8.7% of NRA, 17.3% of underwritten rent), and a parking garage totaling 16,471 SF and offering 100 parking spaces (2.6% of NRA, 2.1% of underwritten rent), fully leased to Icon Parking. Built in 1987, the 255 Greenwich Property is situated on an entire city block bound by Greenwich Street to the west, Murray Street to the north, West Broadway to the east, and Park Place to the south totaling 42,601 SF of land area. The borrower sponsor completed a $14.3 million renovation in 2020 to replace the building air conditioning unit, make general building enhancements, and perform Local Law work. As of October 1, 2025, the 255 Greenwich Property was 91.7% leased to eight different tenants, with approximately 84.1% of NRA and 91.5% of underwritten base rent made up of investment-grade tenancy.

Major Tenants.

City University of New York – BMCC (244,092 SF, 39.0% of NRA, 44.0% of underwritten rent). The City University of New York - Borough of Manhattan Community College (“BMCC”) is a public community college in New York City, founded in 1963 as part of the City University of New York (CUNY) system. BMCC grants associate degrees in a wide variety of vocational, business, health, science, engineering and continuing education fields. BMCC currently enrolls more than 20,000 students. The 255 Greenwich Property is known throughout the school as the Murray Building and is important space for BMCC, including classrooms, computer labs, conference rooms and a student lounge on floors 2, 3, 10, 11 and 14, as well as BMCC Express on the ground floor, which provides information about the college for both students and the general public. BMCC has a private entrance to its space at the 255 Greenwich Property along Murray Street. The 255 Greenwich Property is located near the other two major portions of BMCC’s campus, which include Fiterman Hall (directly adjacent), a 15-story academic facility that houses a first floor art gallery, 65 classrooms, 35 computer labs, 130 offices for faculty, library spaces and several large assembly and performance rooms, and the Main Campus (two blocks to the north at 199 Chambers Street), which is the hub of life at the college, spanning four blocks and 4.3 acres. BMCC has been a tenant at the 255 Greenwich Property since 2004, and in 2019, it expanded to fully occupy the second and third floors, increasing its total footprint at the 255 Greenwich Property by nearly 50%. BMCC has a lease expiration date of May 31, 2035 and two, 5-year renewal options remaining.

The City of New York – DCAS (217,942 SF, 34.8% of NRA, 27.9% of underwritten rent). The City of New York – Department of Citywide Administrative Services (“DCAS”), is a department of the New York City government tasked with recruiting, hiring, and training City employees, managing 55 public buildings, acquiring, selling, and leasing City property, purchasing over $1 billion in goods and services for City agencies, and overseeing the municipal vehicle fleet, among other things. The 255 Greenwich Property serves as the primary location for the City of New York’s Office of Management and Budget, Office of the Actuary, Mayor’s Office of Contract Services, Department of Information, Technology and Telecommunications, Municipal Water Finance Authority and Transitional Finance Authority. DCAS has occupied the 255 Greenwich Property since 1998, and in 2018, expanded into an additional 10,130 SF of space. Additionally, in 2023, the tenant exercised a 2028, five-year extension option early. The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and 2, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents a summary regarding the major tenants at the 255 Greenwich Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
City University of New York - BMCC	Aa1/AA/AA	244,092	39.0%	$13,362,192	44.0%	$54.74	5/31/2035	2 x 5 year	N
The City of New York - DCAS	Aa1/AA/AA	217,942	34.8%	$8,476,334	27.9%	$38.89	Various(3)	Various(3)	N
Target	A2/A/A	54,337	8.7%	$5,243,419	17.3%	$96.50	1/31/2037	2 x 10 year	N
Icahn School of Medicine	NR/NR/NR	14,607	2.3%	$934,813	3.1%	$64.00	5/31/2031	1 x 5 year	N
Cornell University	NR/NR/NR	10,546	1.7%	$728,244	2.4%	$69.05	1/31/2032	1 x 10 year	N
NCS Pearson	NR/NR/NR	11,716	1.9%	$656,096	2.2%	$56.00	4/30/2036	1 x 5 year	N
Icon Parking	NR/NR/NR	16,471	2.6%	$650,250	2.1%	$39.48	12/31/2032	None	N
Medeast, Inc.	NR/NR/NR	4,953	0.8%	$343,491	1.1%	$69.35	5/31/2031	None	N
Subtotal/Wtd. Avg.		574,664	91.7%	$30,394,839	100.0%	$52.89

Vacant Space		51,953	8.3%
Total/Wtd. Avg.		626,617	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

The following table presents certain information relating to the lease rollover schedule at the 255 Greenwich Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	10,130	1.6%	1.6%	$592,605	1.9%	1.9%	$58.50
2029	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2030	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2031	2	19,560	3.1%	4.7%	$1,278,304	4.2%	6.2%	$65.35
2032	2	27,017	4.3%	9.0%	$1,378,494	4.5%	10.7%	$51.02
2033	1	207,812	33.2%	42.2%	$7,883,729	25.9%	36.6%	$37.94
2034	0	0	0.0%	42.2%	$0	0.0%	36.6%	$0.00
2035	3	244,092	39.0%	81.2%	$13,362,192	44.0%	80.6%	$54.74
2036 & Thereafter	3	66,053	10.5%	91.7%	$5,899,515	19.4%	100.0%	$89.31
Vacant	0	51,953	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	12	626,617	100.0%		$30,394,839	100.0%		$52.89

(1)	Information is based on the underwritten rent roll as of October 1, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 255 Greenwich Property is located in Manhattan’s Tribeca neighborhood, on a square block bounded by West Broadway, Murray Street, Greenwich Street and Park Place. The 255 Greenwich Property sits two blocks north of the World Trade Center, the Oculus Transportation Hub, 9/11 Memorial Museum and Memorial Pools, and two blocks northeast of Brookfield Place. Transportation access is from 12 subway lines (1, 2, 3, 4, 5, A, C, E, R, W, J, Z) within a 5-minute walk of the 255 Greenwich Property, as well as PATH access, and ferry access at the Brookfield Place/Battery Park Ferry Terminal for passage to New Jersey and the other boroughs.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown West office submarket was approximately 16.5%, with average asking rents of $61.63 PSF and inventory of approximately 35.3 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown office market was approximately 20.7%, with average asking rents of $58.42 PSF and inventory of approximately 86.5 million SF. According to the appraisal, the estimated 2024 population within a 0.5-, 1.0-, and 1.5-mile radius of the 255 Greenwich Property was 71,197, 163,003, and 356,643, respectively. According to the appraisal, the 2024 average household income within the same radii was $231,594, $204,307 and $199,116, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Retail Lease Summary
Subject/Neighborhood/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Financial District Manhattan, NY	Target	54,337	Nov. 2015	$96.50	MG
102 Fulton Street Financial District Manhattan, NY	Luckin Coffee	1,318	Q3 2025	$145.68	MG
62 Fulton Street Financial District Manhattan, NY	Xi’an Famous Foods	2,350	Q1 2025	$89.36	MG
28 Liberty Street Financial District Manhattan, NY	Madman Espresso	956	Q4 2024	$94.14	MG
55 Water Street Financial District Manhattan, NY	Chase	12,500	Q4 2024	$106.96	MG
130 Water Street Financial District Manhattan, NY	Le Jardine Café	4,440	Q3 2024	$77.03	MG
195 Broadway Financial District Manhattan, NY	Brooks Brothers	9,871	Q3 2024	$75.98	MG
86 Broad Street Financial District Manhattan, NY	Oxford Café	2,060	Q2 2024	$110.00	MG
111 Fulton Street Financial District Manhattan, NY	Wendy’s	2,000	Q2 2024	$156.00	MG
5 Hanover Square Financial District Manhattan, NY	Wonder	3,500	Q2 2024	$85.71	MG
20 Broad Street Financial District Manhattan, NY	Subway	783	Q2 2023	$143.04	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than Neighborhood/Location.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Office Lease Summary
Subject/Submarket, Market/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Downtown West, Downtown Manhattan, NY 10023	1987 / 2024	626,617	City University of New York – BMCC The City of New York – DCAS Icahn School of Medicine	244,092 217,942 14,607	Jun. 2015 Mar. 2018 Jun. 2016	$54.74 $38.89 $64.00	MG MG MG
99 Hudson Street Tribeca/City Hall, Downtown Manhattan, NY	1930 / NAP	193,749	Danielle Guizio LLC	12,159	Aug. 2025	$47.04	MG
1 New York Plaza Downtown East, Downtown Manhattan, NY	1970 / 1995	2,582,316	NYS Office of General Services	44,009	Aug. 2025	$45.13	MG
250 Broadway Downtown East, Downtown Manhattan, NY	1962 / NAP	648,000	WeWork	60,305	Jul. 2025	$38.14	MG
225 Liberty Street Downtown West, Downtown Manhattan, NY	1987 / NAP	2,591,244	Invesco (Renewal)	222,846	Jun. 2025	$53.08	MG
32 Old Slip Downtown East, Downtown Manhattan, NY	1987 / NAP	1,161,435	CFG Merchant Solutions	20,585	Apr. 2025	$37.52	MG
55 Broadway Downtown West, Downtown Manhattan, NY	1982 / NAP	363,378	CSA Group NY Architects & Engineers, P.C.	10,557	Mar. 2025	$48.00	MG
120 Wall Street Downtown East, Downtown Manhattan, NY	1929 / 2013	618,801	German American Chamber of Commerce in New York (GACC New York)	11,465	Jan. 2025	$46.69	MG
1 State Street Plaza Downtown East, Downtown Manhattan, NY	1970 / NAP	802,025	IPC Systems Inc.	26,580	Jan. 2025	$53.10	MG
28 Liberty Street Downtown East, Downtown Manhattan, NY	1964 / 2018	2,117,938	New York State Attorney General	34,954	Sep. 2024	$39.55	MG
200 Vesey Street Downtown West, Downtown Manhattan, NY	1986 / NAP	1,268,216	American Express	74,439	Sep. 2024	$50.29	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than year, Submarket, Market Location, and Year Built/Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 255 Greenwich Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement PSF (New / Renewal)	Leasing Commissions (New / Renewal)	Rent Concession (New / Renewal)	Lease Type (Reimbursements)
Office	$57.00	120	$5.00 PSF Inc. Year 6	$130.00 / $65.00	4.0% / 2.0%	12 months / 6 months	MG
Lower Level Retail	$85.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG
Retail Ground	$125.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 255 Greenwich Property of $280,000,000 as of September 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 1, 2025, there was no evidence of any recognized environmental conditions at the 255 Greenwich Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 255 Greenwich Property:

Cash Flow Analysis
	2022	2023	2024	8/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$31,009,916	$30,564,059	$30,750,060	$30,776,332(1)	$33,356,160(1)	$53.23
Reimbursements	$2,088,783	$2,537,148	$3,039,127	$3,113,588	$3,269,751	$5.22
Other Income	$65,998	$60,833	$57,248	$110,629	$0	$0.00
Less Vacancy & Credit Loss	($644,380)	($1,009,494)	($3,501,795)	($3,261,940)	($2,961,321)	($4.73)
Effective Gross Income	$32,520,317	$32,152,546	$30,344,640	$30,738,609	$33,664,589	$53.72

Real Estate Taxes	$5,316,943	$5,892,246	$6,134,616	$6,384,518	$6,568,686	$10.48
Insurance	$427,145	$521,932	$562,381	$540,957	$477,363	$0.76
Other Expenses	$7,480,256	$7,419,934	$7,230,071	$7,410,271	$7,725,328	$12.33
Total Expenses	$13,224,344	$13,834,112	$13,927,068	$14,335,746	$14,771,377	$23.57

Net Operating Income	$19,295,973	$18,318,434	$16,417,572	$16,402,863(1)	$18,893,213(1)	$30.15
Capital Expenditures	$0	$0	$0	$0	$125,323	$0.20
TI/LC	$0	$0	$0	$0	$626,617	$1.00
Net Cash Flow	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,141,272	$28.95

Occupancy %(2)	97.9%	96.6%	88.6%	91.7%	91.1%
NOI DSCR(3)	2.02x	1.92x	1.72x	1.72x	1.98x
NCF DSCR(3)	2.02x	1.92x	1.72x	1.72x	1.90x
NOI Debt Yield(3)	13.1%	12.5%	11.2%	11.2%	12.9%
NCF Debt Yield(3)	13.1%	12.5%	11.2%	11.2%	12.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated as of October 1, 2025. UW Gross Potential Rent includes $1,383,883 in straight line rent for four investment-grade tenants, the City University of NY – Borough of Manhattan Community College, the City of New York – Department of Citywide Administrative Services, Target Corporation, and Cornell University, as well as $37,342 of rent steps taken through September 2026 for two tenants, Medeast and Icon Parking. The increase in Gross Potential Rent and Net Operating Income from TTM 8/31/2025 to UW is primarily due to the inclusion of such straight line rent, as well as new tenant NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(2)	Underwritten Occupancy represents economic occupancy and historical occupancies represent physical occupancies. 8/31/2025 TTM Occupancy % is based on the underwritten rent roll dated as of October 1, 2025.
(3)	DSCRs and Debt Yields are based on the 255 Greenwich Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $3,188,067 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $273,643).

Insurance Escrows – The 255 Greenwich Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 255 Greenwich Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender (x) evidence of renewal of such policies pursuant to the 255 Greenwich Whole Loan documents and (y) no later than 45 days following the inception or renewal of such policies, paid receipts for the related insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $10,444 into a reserve for capital expenditures.

Rollover Reserve – On the loan origination date the borrower was required to make an upfront deposit of $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations (collectively, “Leasing Obligations”) granted to the tenant NCS Pearson. In addition the borrower is required to deposit into such reserve, on a monthly basis, an amount equal to approximately $52,218 for future Leasing Obligations.

Rent Concession Reserve - On the loan origination date, the borrower was required to make an upfront deposit of approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.

Lockbox and Cash Management. The 255 Greenwich Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender within 30 days of the loan origination date, and within 10 business days after the lockbox account is established, must direct all tenants to deposit rents directly into the lockbox account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents from the 255 Greenwich Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the borrower is required to establish a lender-controlled cash management account, into which, during the continuance of a Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all funds on deposit in the lockbox account. Provided no event of default is continuing under the 255 Greenwich Whole Loan, funds on deposit in the cash management account are required to be applied on each monthly payment date, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 255 Greenwich Whole Loan, (iii) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

lender-approved extraordinary expenses, (iv) to fund the required monthly deposits into the rollover reserve and the replacement reserve, as described above under “Escrows and Reserves,” and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the 255 Greenwich Whole Loan during the continuance of a Cash Sweep Event Period (provided that if a Cash Sweep Event Period is commenced in connection with any combination of clauses (A) (ii) (iii) (iv) and/or (v) of the definition of Cash Sweep Event Period, the lender is required to release funds in such account to the borrower to pay operating expenses, extraordinary expenses, and rollover and replacement reserves to the extent there is insufficient cash flow during any month to pay the same). Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing, all funds on deposit in such excess cash flow account will be returned to the borrower.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the 255 Greenwich Whole Loan;

(ii) the debt service coverage ratio of the 255 Greenwich Whole Loan being less than 1.25x at the end of any calendar quarter;

(iii) the occurrence of a Tenant Credit Event (as defined below);

(iv) the occurrence of a BMCC Lease Expiration Event (as defined below);

(v) the occurrence of a Tenant Downgrade Event (as defined below);

(vi) the date that is 18 months prior to the maturity date, if prior to such date DCAS has executed a written agreement to vacate the DCAS space and relocate the personnel in the DCAS space to a location other than the 255 Greenwich Property;

and

(B) expiring upon:

(i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure or waiver by the lender (if applicable) of such event of default;

(ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding two consecutive calendar quarters;

(iii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, as applicable, (W) the lease of the BMCC/City Tenant (as defined below) is affirmed by the trustee in any such petition, case or proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (X) if the Tenant Credit Event is the result of an involuntary petition to which BMCC/City Tenant did not consent, the date that such petition is discharged or dismissed, (Y) the BMCC/City Tenant is open for business and in occupancy of substantially all of the premises leased pursuant to its lease, or (Z) in the event the BMCC/City Tenant is no longer in occupancy, the premises formerly occupied by the BMCC/City Tenant is re-leased to a new tenant on terms and conditions acceptable to the lender in its reasonable discretion;

(iv) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iv) above, (X) BMCC renews or extends the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender, or (Y) substantially all of the premises formerly occupied by BMCC is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender, and each new tenant delivers to the lender an estoppel certificate certifying that such new tenant is in occupancy of substantially all of its space, is open for business, and is paying full, unabated rent with no outstanding remaining landlord obligations (provided, that if the borrower reserves with the lender any free rent to which each applicable tenant is entitled , then such estoppel will not be required to evidence that such tenant is paying full, unabated rent);

(v) regarding any Cash Sweep Event Period commenced in connection with clause (A)(v) above, the BMCC/City Tenant maintains a long-term unsecured debt rating of at least “BBB-” from S&P or an equivalent rating from any of the other rating agencies which rate such entity; and

(vi) regarding any Cash Sweep Event Period commenced in connection with clause (A)(vi) above, (a) substantially all of the premises formerly occupied by DCAS is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender; and (b) the borrower has deposited with the lender an amount of funds sufficient (as determined by the lender in its sole but good faith discretion taking into account all cash then on deposit in the excess cash flow account, which, subject to the terms and conditions of the loan agreement, must be made available to the borrower to pay for such items) to pay for all obligations of the borrower with respect to Leasing Obligations.

“Adjusted Net Cash Flow” means the underwritten net operating income less (a) normalized tenant improvement and leasing commission expenditures equal to $1.00 PSF per annum, and (b) normalized capital improvements equal to $0.20 PSF per annum.

“BMCC/City Tenant” means (i) BMCC, which is in occupancy of the BMCC space pursuant to the BMCC lease as of the loan origination date, (ii) DCAS, which is in occupancy of the DCAS space pursuant to the DCAS lease as of the loan origination date, and (iii) any other lessee(s) of the entire or substantially all of the BMCC space (if any) and/or the entire or substantially all of the DCAS space (if any) following the expiration or earlier termination of the BMCC lease and/or the DCAS lease, as applicable.

“BMCC Lease Expiration Event” means the lapse of the day that is 18 months prior to the expiration date set forth in the BMCC lease and BMCC has not otherwise renewed or extended the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender.

“Tenant Credit Event” means a BMCC/City Tenant (a) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seeking or consenting to the appointment of a receiver, liquidator or any similar official, (c) taking any action that would cause such entity to become insolvent, or (d) making an assignment for the benefit of creditors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

“Tenant Downgrade Event” means any BMCC/City Tenant (other than any BMCC/City Tenant as set forth in clause (iii) of the definition of “BMCC/City Tenant” that does not have a long-term unsecured debt rating) failing to maintain a long-term unsecured debt rating of at least “BBB-“ from S&P and an equivalent rating from each of the other rating agencies which rate such entity, provided that for purposes of determining the credit ratings of the BMCC/City Tenants (x) with respect to BMCC, such credit rating will be based upon the issuer rating of BMCC (which as of the loan origination date was rated at least AA- by S&P) and (y) with respect to DCAS, such credit rating will be based upon the City of New York general obligation bond issuer rating (which as of the loan origination date was rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

Terrorism Insurance. The 255 Greenwich Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the 255 Greenwich Property, as well as business interruption insurance covering a period of at least 18 months, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the borrower will not be obligated to expend an amount for terrorism insurance coverage that is more than two times the amount of the annual insurance premium that is payable at such time with respect to its all risk or special form and business interruption policies (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the 255 Greenwich Property based on market rates, in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

SAFEWAY

BURKE CENTRE
SHOPPING CENTER
SAFEWAY
CVS/pharmacy
CREST CLEANERS
verizon
COLD STONE
Massage Envy
FIVE GUYS

KOHL'S
SEPHORA

RUN & WALK

FIVE GUYS

Clinic
Panisa
Massage Envy
Chipotle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Burke Centre
5649-5815 Burke Centre Parkway
Burke, VA 22015
Dulles Intl. Airport - 8 miles
Washington, DC 17 miles
Inova Fair Oaks Hospital
Oakton
Oakton Shopping Center
Vienna
Penderwood
Penderbrook GC
Oak Mar GC
Tattersall Park
Greenbriar
Fair Oaks
Fairfax Towne Center
Fair Oaks Mall
Fair Lakes Shopping Center
East Market at Fairfax
Fairfax Corner
Fairfax County Offices
Fairfax Court
Jermantown Square
Fairfax Marketplace
Fairfax Centre
Fairfax Medical Center
Fairfax Co. Judicial Ctr.
Fairfax
Courthouse Plaza Shopping Center
Main Street Marketplace
Fair City Mall Shopping Center
Stryker Square
Army Navy Country Club-Fairfax
Merrifield
Mantua
VIENNA/FAIRFAX
METRO ORANGE LINE
Blake Ln
Little River Tpke
Jermantown Rd
Fox Mill Rd
Arlington Blvd
Fairfax Blvd
Prosperity Ave
Lee Hwy
FAIRFAX COUNTY
Spuhle Field
George Mason University
Univ. Mall Theaters
EagleBank Arena
Country Club of Fairfax
Braddock Rd
Ox Rd
Long Branch
Annandale
Vannoy Park
Popes Head Rd
Popes Head Stream Valley Park
Fairfax County Pkwy
Kings Park West
Royal Lake Park
Kings Park Shopping Center
Kings Park
Zion Dr
Guinea Rd
Fairfax Station
Fairfax Station Square
AMTRAK/VRE MANASSAS LINE
AMTRAK/VRE
Burke
Burke Village Center
Burke Town Center
Burke Centre Pkwy
Burke Centre
Clifton Rd
Clifton
Chapel Rd
Burke Lake Rd
Pohick Stream Valley Park
Rolling Valley Shopping Center
Old Keene Mill Rd
Burke Lake GC
Burke Lake
Burke Lake Park
Lee Chapel Rd
Burke
Huntsman Blvd
Henderson Rd
South Run
South Run Park
Hampton Rd
Crosspointe
MARYLAND
VIRGINIA
Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
Rockville
Wheaton
Silver Spring
Bethesda
Potomac
Great Falls
Sterling
Ashburn
Middleburg
Aldie
Brambleton
Herndon
Reston
Chantilly
Centreville
Tysons
McLean
WASH. DC
ARLINGTON
Falls Church
Annandale
ALEXANDRIA
Haymarket
Gainesville
Manassas
Manassas Park
Springfield
Franconia
Lorton
Lake Ridge
Dale City
Woodbridge
Nokesville
Calverton
Midland
Mt. Vernon
Accokeek
Bennsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mortgage Loan No. 3 – Burke Centre

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Burke, VA 22015
Original Balance:	$88,000,000			General Property Type:	Retail
Cut-off Date Balance:	$88,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1980/NAP
Borrower Sponsor:	US Property Trust			Size:	256,958 SF
Guarantor(1):	US Property Trust South America LLC			Cut-off Date Balance Per SF:	$342
Mortgage Rate:	6.3900%			Maturity Date Balance Per SF:	$342
Note Date:	9/18/2025			Property Manager:	JBG Smith Management Services,
Maturity Date:	10/1/2035				LLC
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$8,048,448
Seasoning:	2 months			UW NCF:	$7,662,559
Prepayment Provisions:	YM1(113),O(7)			UW NOI Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	9.1%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.34x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,989,644 (12/31/2024)
Reserves(2)				2nd Most Recent NOI:	$7,475,848 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,385,661 (12/31/2022)
RE Taxes:	$467,355	$93,471	NAP	Most Recent Occupancy:	100.0% (7/31/2025)
Insurance:	$124,904	$12,490	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Deferred Maintenance:	$52,784	$0	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2023)
Replacement Reserve:	$0	$3,905	NAP	Appraised Value (as of):	$129,300,000 (8/14/2025)
TI/LC Reserve:	$0	$21,413	$770,875	Appraised Value Per SF:	$503
Environmental Reserve:	$39,500	$0	NAP	Cut-off Date LTV Ratio:	68.1%
Outstanding TI/LC Reserve:	$116,440	$0	NAP	Maturity Date LTV Ratio:	68.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$88,000,000	66.1%	Purchase Price	$127,500,000	95.8%
Borrower Sponsor Equity	$45,063,495	33.9%	Closing Costs:	$4,762,512	3.6%
			Upfront Reserves:	$800,983	0.6%
Total Sources:	$133,063,495	100.0%	Total Uses:	$133,063,495	100.0%

(1) See “The Borrower and the Borrower Sponsor” below.

(2) See “Escrows and Reserves”.

The Mortgage Loan. The third largest mortgage loan (the “Burke Centre Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $88,000,000 and secured by a first priority fee mortgage encumbering a 256,958 SF grocery anchored retail property in Burke, Virginia (the “Burke Centre Property”).

The Borrower and the Borrower Sponsor. The borrower for the Burke Centre Mortgage Loan is Burke Centre, Burke VA, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. The President and Manager of the borrower is Edward S. Glazer and the Vice President is Matthew Kaiser. The sole member of the borrowing entity is the Edward and Shari Glazer Family Trust dated January 23, 2008, as Amended. The Co-Trustees are Edward S. Glazer and Shari P. Glazer, who are also the current beneficiaries.

The borrower sponsor for the Burke Centre Mortgage Loan is US Property Trust. US Property Trust is owned and controlled by the Glazer family, which also owns the Tampa Bay Buccaneers NFL Franchise, the Manchester United F.C. English soccer franchise, and is the controlling shareholder of various large public companies including Zapata, Harley Davidson, Formica, and Specialty Equipment. The Glazer family owns over 65 community and neighborhood shopping centers totaling over 6.7 million SF throughout 18 states in the United States. US Property Trust South America LLC (the “Guarantor”) is the non-recourse carve-out guarantor and environmental indemnitor for the Burke Centre Mortgage Loan. However, the borrower sponsor and the Guarantor have only de minimis assets, and accordingly the Burke Centre Mortgage Loan effectively does not have a non-recourse carveout guarantor or separate environmental indemnitor.

The Property. The Burke Centre Property is a 256,958 SF grocery anchored retail property located on an approximately 29.6-acre site in Burke, Virginia. Built in 1980, the Burke Centre Property is comprised of 13 buildings and four pad sites, with 1,194 parking spaces (4.7 spaces per 1,000 SF). The Burke Centre Property is located along Burke Centre Parkway and Ox Road (State Route 23). The borrower sponsor acquired the Burke Centre Property for $127,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The Burke Centre Property has a nationally branded tenant mix and is anchored by the grocer tenant Safeway (21.9% of NRA, 3.9% of underwritten rent), as well as Kohl’s (33.9% of NRA, 20.0% of underwritten rent). Other major tenants include CVS Pharmacy, PNC Bank, Wells Fargo, Bank of America, and Chick-Fil-A. The Burke Centre Property is currently 100.0% leased to 50 tenants. The rent roll is granular, with no tenant other than Kohl’s, CVS, and PNC Bank accounting for more than 5.0% of underwritten rent. The tenant mix is comprised of service, medical, and food and beverage tenants. The Burke Centre Property has averaged 98.5% occupancy over the last 20 years.

Major Tenants.

Kohl’s (87,127 SF, 33.9% of NRA, 20.0% of underwritten base rent): Kohl’s Corporation (“Kohl’s”, NYSE: KSS), is an American department store retail chain, founded in 1962 in Milwaukee Wisconsin. Kohl’s is currently headquartered in the Milwaukee suburb of Menomonee Falls, Wisconsin and became the largest department store chain in the United States in May 2012. Kohl’s offers a wide variety of products including clothing, footwear, jewelry, accessories, beauty products, furniture, décor, bedding, bath, toys, books, appliances, electronics, pet products, and housewares. The Kohl’s at the Burke Centre Property also includes a Sephora within its store. Kohl’s operates over 1,100 stores in 49 states, online at Kohls.com, and through the Kohl’s app. Kohl’s has anchored the Burke Centre Property since 1983 and most recently executed a five-year renewal of its ground lease in April 2024. Kohl’s has a lease expiration date “of April 29, 2029, with four, 5-year renewal options remaining. The Kohl’s parcel is subject to partial release, as described below under “Partial Release.”

Safeway Store (56,371 SF, 21.9% of NRA, 3.9% of underwritten base rent): Safeway is an American supermarket chain that provides grocery items, food and general merchandise and a variety of specialty departments such as bakery, delicatessen, floral and pharmacy, as well as Starbucks coffee shops and vehicle fuel centers. Safeway is a subsidiary of Albertsons Companies, Inc. (NYSE: ACI), which operates under the brands Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets, and Balducci’s Food Lovers Market. Albertsons has 2,200 stores across 35 states and the District of Columbia with 22 distribution centers and 19 manufacturing plants, employing 280,000 associates. Safeway operates in 909 stores across 17 states, and the District of Columbia. Safeway Store has anchored the Burke Centre Property since 1980, has a lease expiration date of January 31, 2027, and has five, 5-year renewal options remaining. Safeway Store reported sales of $33.1 million ($586 PSF, 1.0% occupancy cost) for 2024, $30.8 million ($512 PSF) for 2023, $28.9 million ($512 PSF) for 2022 and $26.7 million ($474 PSF) for 2021.

The following table presents a summary regarding the major tenants at the Burke Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Kohl's	BB+/Ba3/B+	87,127	33.9%	$1,757,881	20.0%	$20.18	4/29/2029	4 x 5 year	N
Safeway Store	NR/Ba2/BB+	56,371	21.9%	$340,102	3.9%	$6.03	1/31/2027	5 x 5 year	N
Anchor Tenants Subtotal/Wtd. Avg.		143,498	55.8%	$2,097,983	23.8%	$14.62

Major Tenants
CVS Pharmacy	BBB/Baa3/BBB	11,168	4.3%	$466,731	5.3%	$41.79	5/31/2030	None	N
Burke Auto Service Experts	NR/NR/NR	4,950	1.9%	$193,759	2.2%	$39.14	1/31/2026	None	N
Chick-Fil-A	NR/NR/NR	4,779	1.9%	$143,000	1.6%	$29.92	4/30/2032	4 x 5 year	N
PNC Bank National Association	A+/A2/A	4,620	1.8%	$690,000	7.8%	$149.35	10/31/2028	2 x 5 year	N
Bank of America	AA-/A1/A-	4,300	1.7%	$396,000	4.5%	$92.09	4/30/2031	1 x 5 year	N
Parkway Veterinarian Clinic	NR/NR/NR	4,000	1.6%	$256,616	2.9%	$64.15	4/30/2034	None	N
Major Tenants Subtotal/Wtd. Avg.		33,817	13.2%	$2,146,106	24.4%	$63.46

Other Tenants		79,627	31.0%	$4,560,414	51.8%	$57.27
Occupied Subtotal/Wtd. Avg.		256,942	100.0%	$8,804,503	100.0%	$34.27

Vacant Space		16	0.0%
Total/Wtd. Avg.		256,958	100.0%

(1)	Information is based on the underwritten rent roll dated July 31, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the Burke Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	1	1,200	0.5%	0.5%	$49,440	0.6%	0.6%	$41.20
2026	8	17,100	6.7%	7.1%	$962,617	10.9%	11.5%	$56.29
2027	10	75,520	29.4%	36.5%	$1,376,656	15.6%	27.1%	$18.23
2028	7	16,020	6.2%	42.7%	$1,227,208	13.9%	41.1%	$76.60
2029	4	91,927	35.8%	78.5%	$2,147,987	24.4%	65.5%	$23.37
2030	2	13,668	5.3%	83.8%	$825,156	9.4%	74.8%	$60.37
2031	5	11,500	4.5%	88.3%	$781,096	8.9%	83.7%	$67.92
2032	4	9,679	3.8%	92.1%	$378,125	4.3%	88.0%	$39.07
2033	3	7,150	2.8%	94.9%	$295,502	3.4%	91.4%	$41.33
2034	3	8,410	3.3%	98.1%	$467,836	5.3%	96.7%	$55.63
2035	2	2,268	0.9%	99.0%	$136,080	1.5%	98.2%	$60.00
2036 & Thereafter	1	2,500	1.0%	100.0%	$156,800	1.8%	100.0%	$62.72
Vacant	0	16	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	50	256,958	100.0%		$8,804,503	100.0%		$34.27

(1)	Information is based on the underwritten rent roll as of July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Burke Centre Property is located in Burke, Virginia, within the Suburban Fairfax County retail submarket of the Suburban Virginia retail market. The Suburban Fairfax County retail submarket is the largest of the five submarkets within the Suburban Virginia retail market. Fairfax County is the seventh wealthiest county in the nation with a strong professional workforce. Eleven of the 20 Fortune 500 employers in the Washington, DC metropolitan area are headquartered in Fairfax County, including Freddie Mac, General Dynamics, Capital One Financial, Northrop Grumman, Leidos, Hilton Worldwide Holdings, and Booz Allen Hamilton. The Burke Centre Property is located along Burke Centre Parkway and Ox Road (State Route 123), benefitting from a traffic count of 21,800 vehicles per day along Burke Centre Parkway. Burke is approximately 20 miles southwest of Washington, DC and 15 miles west of Alexandria, Virginia. The Burke Centre Property is situated within the Burke Centre Planned Residential Community, which is governed by the Burke Centre Conservancy, which oversees the 1,700-acre community that includes five neighborhoods and approximately 6,000 homes. The Burke Centre Property’s immediate area includes an elementary school across the street and residential developments on secondary roads in the area. Other major retailers within a one-mile radius include Target and Walmart.

According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Suburban Fairfax County retail submarket was approximately 5.1%, with average asking rents of $35.40 PSF and an inventory of approximately 13.1 million SF. According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Suburban Virginia retail market was approximately 6.8%, with average asking rents of $30.93 PSF and inventory of approximately 41.0 million SF. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Burke Centre Property was 9,000, 67,029, and 190,530, respectively. Additionally, the estimated 2024 average household income within the same radii was $205,157, $191,388, and $188,648, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Burke Centre Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (years)	Rent Increase Projection	Tenant Improvement	Leasing Commissions (New / Renewal)
Big Box	$20.00	15	5% increase every 5 yrs	$0.00	$5.00 / $2.50
Grocery Anchor	$18.00	15	10% increase every 5 yrs	$25.00	$5.00 / $2.50
Major	$25.00	10	10% increase in yr 6	$35.00	6.0% / 3.0%
In Line	$45.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line Large	$35.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line $50/sf	$50.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line End Cap	$55.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line-Out Parcels	$60.00	10	10% increase in yr 6	$20.00	6.0% / 3.0%
In Line Bank Branch	$90.00	10	10% increase in yr 6	$20.00	6.0% / 3.0%
Fast Food Restaurant Out Parcel	$145,000 per year	20	10% increase every 5 yrs	$0.00	6.0% / 3.0%
Bank Branch Out Parcel	$350,000 per year	15	10% increase every 5 yrs	$0.00	6.0% / 3.0%
Gas Station Out Parcel	$300,000 per year	15	10% increase every 5 yrs	$0.00	6.0% / 3.0%
Auto Repair	$40.00	10	3.0% per annum	$10.00	6.0% / 3.0%

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable sales pertaining to the Burke Centre Property:

Comparable Sales Summary
Property/Location	Year Built	Size (SF)	Anchor Tenants	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980	256,958	Kohl’s Safeway Store	100.0%	Aug. 2025	$127,500,000	$496.19
The Shoppes at Lorton Valley 8971 Ox Road Lorton, VA	2003	109,677	Giant Food	94%	Aug. 2025	$53,250,000	$485.52
The Station at Riverdale Park 6611 Baltimore Avenue Riverdale Park, MD	2017	163,524	Gold’s Gym and Whole Foods	88%	Apr. 2025	$69,150,000	$422.87
Short Pump Station 11331 West Broad Street Glen Allen, VA	2007	91,369	Petco, Trader Joe’s and Ulta	97%	Dec. 2024	$54,962,000	$601.54
The Shoppes at English Village 1460 Bethlehem Pike North Wales, PA	2003	103,325	Trader Joe’s and Iron Hill Brewery	95%	Nov. 2024	$53,600,000	$518.75
LaCenterra at Cinco Ranch 23501 Cinco Ranch Boulevard Katy, TX	2007	409,484	Alamo Drafthouse Cinema and Trader Joe’s	93%	Jul. 2025	$223,000,000	$544.59
Oklahoma City Open-Air Collection 6100 North Western Avenue Oklahoma City, OK	1964	364,759	Whole Foods, BC Clark, Trader Joe’s and Bassett Furniture	96%	Jun. 2025	$212,000,000	$581.21
Crossroads Shopping Center 15600 Northeast 8th Street Bellevue, WA	1962	460,725	Dick’s, QFC, Joann, Michaels, CostPlus World Market and Planet	98%	Jan. 2025	$224,000,000	$486.19

Source: Appraisal.

(1)	Information other than Year Built is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to comparable big box retail tenants with respect to the Burke Centre Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980 / NAP	Kohl’s	87,127	Apr. 2024	5	$20.18	Net
Newport Centre 30 Mall Drive West Jersey City, NJ	1987 / 2006	Dick’s House of Sport	82,508	Jan. 2025	10	$27.00	Net
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	2002 / 2007	Floor & Décor	80,874	Sep. 2024	10	$18.54	Net
Pathmark Supercenter 130 Midland Avenue Port Chester, NY	2023 / NAP	Floor & Décor	80,000	Dec. 2023	20	$22.50	Net
Former Sears Department Store 1400 Willowbrook Mall Wayne, NJ	1969 / 2022	BJ’s	105,031	Apr. 2023	19	$16.00	Net
Lynnhaven East 2701 North Mall Drive Virginia Beach, VA	1987 / NAP	Academy Sports	65,297	Dec. 2024	15	$17.00	Net
Washington Square 3700 Plank Road Fredericksburg, VA	1993 / NAP	Sportsman Warehouse	70,000	Oct. 2022	10	$12.00	Net
Woodmore Towne Centre 2700 Campus Way North Upper Marlboro, MD	2010 / 2017	At Home	96,446	Jul. 2021	10	$9.75	Net
LifeTime Fitness 7801 Limestone Drive Gainesville, VA	2019 /NAP	Life Time Fitness	110,000	Mar. 2020	25	$18.26	Net

Source: Appraisal.

(1)	Information other than Year Built is based on the underwritten rent roll dated July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable grocery retail tenants with respect to the Burke Centre Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980 / NAP	Safeway Store	56,371	Feb. 2022	5	$6.03	Net
The Galvan at Twinbrook 1800 Rockville Pike Rockville, MD	2016 / NAP	Go Fresh 365	62,753	Jan. 2025	20	$16.00	Net
Damascus Shopping Center 9807 Main Street Damascus, MD	1972 / 2008	Safeway	46,711	Jan. 2025	10	$18.50	Net
St. Thomas Shopping Center 9900 Reisterstown Road Owings Mills, MD	1980 / 2023	Amazon Fresh	34,910	Apr. 2024	10	$18.00	Net
Maryland City Plaza 3401 Laurel Fort Meade Road Laurel, MD	1987 / NAP	Shopper Food Warehouse	59,317	Mar. 2023	10	$18.00	Net
The Shoppes at Livingston Square 9598 Livingston Road Fort Washington, MD	1976 / 2021	Giant Food	42,980	Nov. 2022	20	$16.87	Net
Bull Run Plaza Manassas, VA 11010 Sudley Manor Drive	1987 / NAP	Giant Food	60,000	Mar. 2022	20	$12.50	Net
Fairfax Court 11282 James Swart circle Fairfax, VA	1992 /NAP	Great Wall Supermarket	38,876	Oct. 2021	15	$17.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 31, 2025 other than Year Built.

The following table presents certain information relating to comparable in line retail tenants with respect to the Burke Centre Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980 / NAP	CVS Pharmacy Chick-Fil-A	11,168 4,779	Jun. 2020 May 2017	10 15	$41.79 $29.92	Mod. Gross Net
Sugarland Crossing 46920 Leesburg Pike Sterling, VA	1975 / 2000	Running Dish Sushi & Hot Pot	10,180	Jun. 2024	10	$23.00	Net
Germantown Commons 12940 Middlebrook Road Germantown, MD	1982 / 2005	Big Blue Swim School	11,900	Feb. 2024	10	$20.00	Net
Shops at Waldorf 2925 Festival Way Waldorf, MD	1983 / NAP	Five Below	10,401	Sep. 2023	10	$20.00	Net
Plaza America 11610 Plaza America Drive Reston, VA	1995 / NAP	Sola Salon Studios	12,103	Apr. 2023	10	$24.00	Net
Plaza I & II at Virginia Gateway 13029 & 13225 Gateway Center Drive Gainesville, VA	2005 / NAP	Ulta Salon	10,395	Jan. 2023	10	$23.00	Net
Woodmore Towne Centre 2700 Campus Way North Upper Marlboro, MD	2010 / 2017	Nike	15,000	Aug. 2022	5	$23.00	Net
Fair Lakes Center 12993 Fair Lakes Parkway Fairfax, VA	1992 / 2001	Rockler Woodworking & Hardware	12,351	Jun. 2022	10	$25.00	Net
Stonebridge at Potomac Towne Center 14900 Potomac Towne Place Woodbridge, VA	2007 / 2012	Barnes & Noble	11,223	Mar. 2022	10	$24.95	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 31, 2025 other than Year Built.

Appraisal. The appraisal concluded to an “As-Is” value for the Burke Centre Property of $129,300,000 as of August 14, 2025. Additionally, the appraisal provided an “As-Is” value for the Kohl’s parcel only of $22,400,000 as of August 14, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Environmental Matters. According to the Phase I environmental site assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Burke Centre Property. The ESA identified two controlled recognized environmental conditions at the Burke Centre Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Burke Centre Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent	$8,230,227	$7,895,419	$7,952,042	$8,302,452	$8,804,503(1)(2)	$34.27
Reimbursements	$1,178,576	$1,290,209	$1,414,410	$1,341,637	$1,792,068	$6.97
Other Income(3)	$33,502	$7,177	$76,237	$24,914	$25,380	$0.10
Less Vacancy & Credit Loss	($198,739)	($73,847)	($97,828)	($1,444)	($529,829)	($2.06)
Effective Gross Income	$9,243,566	$9,118,958	$9,344,861	$9,667,560	$10,092,123	$39.28

Real Estate Taxes	$737,970	$774,904	$805,148	$842,320	$901,927	$3.51
Insurance	$60,552	$65,477	$69,406	$69,191	$184,710	$0.72
Other Expenses	$813,894	$892,915	$994,459	$766,405	$957,038	$3.72
Total Expenses	$1,612,416	$1,733,296	$1,869,013	$1,677,915	$2,043,675	$7.95

Net Operating Income	$7,631,150	$7,385,661	$7,475,848	$7,989,644	$8,048,448	$31.32
Capital Expenditures	$0	$0	$0	$0	$46,861	$0.18
TI/LC	$0	$0	$0	$0	$339,028	$1.32
Net Cash Flow	$7,631,150	$7,385,661	$7,475,848	$7,989,644	$7,662,559	$29.82

Occupancy %	97.6%	98.5%	98.7%	99.0%	100.0%(4)
NOI DSCR	1.34x	1.30x	1.31x	1.40x	1.41x
NCF DSCR	1.34x	1.30x	1.31x	1.40x	1.34x
NOI Debt Yield	8.7%	8.4%	8.5%	9.1%	9.1%
NCF Debt Yield	8.7%	8.4%	8.5%	9.1%	8.7%

(1)	Based on the underwritten rent roll dated as of July 31, 2025.
(2)	Includes $145,175 of contractual rent steps through August 2026.
(3)	Other Income includes $15,300 for leased electric parking spaces and miscellaneous income.
(4)	UW Occupancy % is based on the underwritten rent roll dated as of July 31, 2025.

Escrows and Reserves.

At origination, the borrower was required to deposit into escrow (i) $467,355 for real estate taxes, (ii) $124,904 for insurance premiums, (iii) $52,784 for required repairs, (iv) $39,500 for an environmental reserve and (v) approximately $116,440 for outstanding tenant improvement and leasing commission (“TI/LC”) obligations.

Tax Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $93,471 monthly).

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the Burke Centre Property (initially approximately $12,491 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit if (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the Burke Centre Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender reasonably acceptable evidence of renewal of such policies and payment of the insurance premiums by no later than five days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrower is required to escrow $3,905 for annual capital expenditures approved by the lender. If there is a partial release of the Kohl’s Parcel (as defined below), the amount of the monthly deposit required must be proportionately reduced based on the square footage of the Kohl’s Parcel.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $21,413 for tenant improvements and leasing commissions; provided that the borrower will not be required to make such deposit on any monthly payment date on which the amount in such reserve is greater than $770,875. If there is a partial release of the Kohl’s Parcel, the amount of the monthly deposit required must be proportionately reduced based on the square footage of the Kohl’s Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Lockbox and Cash Management. The Burke Centre Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish a lender controlled lockbox account and a lender controlled cash management account. During any Cash Sweep Event Period, all rents must be deposited into the lockbox account and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Burke Centre Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Burke Centre Mortgage Loan during the continuance of a Cash Sweep Event Period (provided that so long as no event of default is continuing, the lender is required to disburse amounts in such account to pay budgeted operating expenses to the extent amounts disbursed to the borrower for such expenses as described above are insufficient). Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrower.

A “Cash Sweep Event Period” commences upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x as of the end of any calendar quarter, and (iii) a Material Tenant Cash Sweep Event Period (as defined below).

A Cash Sweep Event Period ends upon, as applicable, (x) the cure (if applicable) or waiver of the event of default, (y) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, or (z) the Material Tenant Cash Sweep Event Period ceasing to exist upon (1) satisfaction of the Material Tenant Cure Conditions (as defined below), (2) the satisfaction of the Master Lease Cure Conditions (as defined below), or (3) the occurrence of a Material Tenant Re-Tenanting Event (as defined below).

“Material Tenant” means, as applicable, (i) Kohl’s, (ii) Safeway and (iii) any other lessee(s) of any applicable Material Tenant space (or any portion thereof).

“Material Tenant Cash Sweep Event Period” means a period (A) commencing on the first to occur of (i) a Material Tenant being in monetary or material non-monetary default under its lease, (ii) a Material Tenant ceasing to operate its business in its space (or applicable portion thereof), unless due to a renovation or a restoration following a casualty or condemnation, in each case in accordance with the terms of the loan agreement, (iii) a Material Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Material Tenant, or (vi) a Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the date that is nine months prior to expiration for a term of at least five years; and (B) expiring upon the first to occur of (1) the satisfaction of the Master Lease Cure Conditions or (2) the lender’s receipt of reasonably acceptable evidence (which may, include, without limitation, a duly executed estoppel certificate from the applicable Material Tenant confirming the satisfaction of the Material Tenant Cure Conditions or a Material Tenant Re-Tenanting Event, as applicable) of (x) the satisfaction of the Material Tenant Cure Conditions or (y) the occurrence of a Material Tenant Re-Tenanting Event.

“Material Tenant Cure Conditions” means each of the following, as applicable: (i) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(i) above, the applicable Material Tenant has cured all monetary and material nonmonetary defaults under its lease, (ii) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(ii) above, the applicable Material Tenant recommences business operations in the entirety of its space, (iii) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(iii) above, the applicable Material Tenant has revoked or rescinded all termination or cancellation notices and has re-affirmed its lease as being in full force and effect, (iv) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(v) above, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(vi) above, the applicable Material Tenant has renewed or extended its lease in accordance with the terms of the Burke Centre Mortgage Loan documents and lease for at least five years, and/or (vi) with respect to any Material Tenant Cash Sweep Event Period, the applicable Material Tenant is paying full, unabated rent under its lease.

“Material Tenant Re-Tenanting Event” means each of the following: (i) the borrower leasing the entirety of the applicable Material Tenant space for at least five years in accordance with the applicable terms and conditions of the Burke Centre Mortgage Loan documents, and the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, their leased space(s), (ii) either (a) there are no tenant improvements, tenant improvement allowances or leasing commissions due and payable in connection with such replacement lease(s), or (b) the borrower deposits with the lender such amounts, (iii) either (a) the applicable new tenant(s) is(are) paying full, unabated rent under its applicable lease(s), or (b) the borrower deposits with the lender the amount of any applicable rent concessions, free rent or rent credits under the new lease(s); and (iv) such lease(s) may not be revoked, rescinded, terminated or cancelled by the tenant (other than (1) in connection with a casualty or condemnation or (2) a termination right that is exercisable not sooner than one year following the maturity date of the Burke Centre Mortgage Loan).

“Master Lease Cure Conditions” means, among other conditions, (i) the borrower has entered into a master lease in form and substance acceptable to the lender and with monthly rent at least equal to the monthly rent under the Material Tenant lease which caused the applicable Material Tenant Cash Sweep Event Period, with an affiliate of the borrower or guarantor (which affiliate is not the subject of a bankruptcy or similar proceeding, has not been convicted of a violation of national security laws, anti-corruption laws, or a felony involving fraud or moral turpitude, and satisfies know your customer requirements), (ii) the borrower provides a guaranty of such master lease from an entity which has a minimum net worth of $100,000,000 and minimum liquidity of $10,000,000, (iii) such master lease and guaranty satisfy REMIC requirements, to the extent applicable, and (iv) the lender has received legal opinions reasonably required by it in connection with the foregoing (including without limitation a new non-consolidation opinion). A Material Tenant Cash Sweep Event Period will cease to be cured by the Master Lease Cure Conditions in the event of a default or termination of the master lease or bankruptcy proceeding with respect to the master tenant. If a Material Tenant Cash Sweep Event Period is cured by satisfaction of the Master Lease Cure Conditions, and thereafter the Material Tenant Cure Conditions or a Material Tenant Re-Tenanting Event occurs in accordance with the Burke Centre Mortgage Loan documents, the master lease and related guaranty will automatically terminate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Partial Release. Provided no event of default has occurred and remains uncured and provided that the borrower determines to sell such parcel to a third party, the borrower may obtain the release of the parcel which Kohl’s currently ground leases (the “Kohl’s Parcel”) upon satisfaction of certain conditions set forth in the Burke Centre Mortgage Loan documents, including, without limitation, the following: (i) the borrower prepays the greater of (i) $22,400,000 and (ii) an amount sufficient to comply with item (ii) below, and (if prior to the open period) pays a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the debt yield for the remainder of the Burke Centre Property will be no less than 8.25% after giving effect to the partial release, and (iii) satisfaction of REMIC related conditions.

Right of First Offer / Right of First Refusal. The tenant Taco Bell has a right of first refusal and the tenant Chick-Fil-A has a right of first offer for their respective leased premises.

Terrorism Insurance. The Burke Centre Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to 12 months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrower’s comprehensive all risk policies, the borrower is required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof, “TRIPRA”) or another federal governmental program providing substantially similar protections is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors–Relating to the Mortgage Loans–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

ELLENTON
PREMIUM
OUTLETS

POLO RALPH LAUREN
ELLENTON
PREMIUM
OUTLETS

ELLENTON
PREMIUM
OUTLETS
UNDER ARMOUR

POLO RALPH LAUREN

TOMMY HILFIGER
TOMMY HILFIGER

VANS
Fragrance
Outlet

COACH
COACH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Tampa 36 miles
HILLSBOROUGH COUNTY
Airport Manatee
Tampa Bay
Tamiami Trail
Terra Ceia Preserve State Park
Moccasin Wallow Golf Club
St. Petersburg 15 miles
SUNSHINE SKYWAY BRIDGE
Terra Ceia
69th St E.
Parrish
Golf Course Rd
Terra Ceia Aquatic Preserve
Terra Ceia Bay
S. Tamiami Trail
49th St E.
39th St E.
Mendoza Rd
36th Ave E.
Ellenton Ice and Sports Complex
Erie Rd
Creekside Commons
Parkwood Square Shopping Center
The Club at River Wilderness
Fort Hamer Rd
Terra Ceia Bay Country Club
Memphis
Snead Island
Memphis Rd
Ellenton
Ellenton Premium Outlets
5103-5135 Factory Shops Boulevard
Ellenton, FL 34222
Palmetto
8th Ave W.
Palmetto Village
Bradenton Area Convention Center
Manatee River
Waterlefe Golf and River Club
Upper Manatee River Rd
River Strand Golf and Country Club
West Bradenton
Manatee Memorial Hospital
Manatee Ave W.
Manatee Ave E.
Tom Bennett Park
DOWNTOWN BRADENTON
Manatee Village Historical Park
Traveler's Oasis
Links at Greenfield Plantation
Bradenton Country Club
17th Ave W.
LECOM Park
27th St E.
Braden River
Lakewood Ranch Plaza
Rye Rd E.
HCA Florida Blake Hospital
G.T. Bray Park
Bradenton
West Samoset
MANATEE COUNTY
59th St W.
Cortez Rd
College Plaza
Cortez Plaza
South Bradenton
301 Blvd W.
Manatee County Golf Course
Oneco Town Center
53rd Ave W.
Manatee Technical College W. Campus
53rd Ave E.
Washington Blvd
Rosedale Golf and Country Club
Creekwood Crossing
Lorraine Rd
IMG Academy
Bayshore Gardens
Oneco
Tara Golf and Country Club
Lakewood Walk
State College of Florida - SCF Bradenton
Bayshore Gardens Shopping Ctr.
63rd Ave E.
Lockwood Ridge Rd
Honore Ave
The River Club
Sara Bay Golf and Country Club
9th St E.
Whitfield Ave
Whitfield
Lakewood Ranch Blvd
Sarasota Bay
Sarasota/ Bradenton Intl. Airport
Tallevast Rd
Palm-Aire Country Club
University Park Country Club
USF Sarasota-Manatee
University Park
Shoppes at University Center
Main Street at Lakewood Ranch
Centre at University Parkway
New College of Florida
University Pkwy
The Mall at University Town Center
Sarasota
SARASOTA COUNTY
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Spring Hill
Winter Park
ORLANDO
Kissimmee
Melbourne
Palm Bay
TAMPA
Lakeland
Clearwater
Brandon
Winter Haven
ST PETERSBURG
Ft. Meade
Bradenton
Ellenton
Wauchula
Sebring
Port St. Lucie
Sarasota
Arcadia
Gulf of Mexico
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Mortgage Loan No. 4 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Ellenton, FL 34222
Original Balance(1):	$84,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$84,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1991/2015
Borrower Sponsor:	Simon Property Group, L.P.			Size:	477,175 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$251
Mortgage Rate:	6.2080%			Maturity Date Balance PSF(1):	$251
Note Date:	11/18/2025			Property Manager:	Simon Management Associates, LLC
Maturity Date:	12/1/2035				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$18,228,803
IO Period:	120 months			UW NCF:	$17,436,692
Seasoning:	0 months			UW NOI Debt Yield(1):	15.2%
Prepayment Provisions(2):	L(24),D(89),O(7)			UW NCF Debt Yield(1):	14.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.31x
Additional Debt Balance(1):	$36,000,000			Most Recent NOI:	$19,698,987 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$18,986,213 (12/31/2024)
				3rd Most Recent NOI:	$18,777,241 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	84.4% (10/15/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	85.2% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	85.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$198,000,000 (8/21/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$415
TI/LC Reserve:	$0	$60,000	$1,432,000	Cut-off Date LTV Ratio(1):	60.6%
Outstanding TI/LC Reserve(4):	$1,472,100	$0	NAP	Maturity Date LTV Ratio(1):	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	66.9%	Loan Payoff:	$178,650,473	99.6%
Borrower Sponsor Equity:	$59,439,911	33.1%	Closing Costs:	$789,438	0.4%
Total Sources:	$179,439,911	100.0%	Total Uses:	$179,439,911	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan (as defined below) is part of the Ellenton Premium Outlets Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $120,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.
(2)	Defeasance of the Ellenton Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Ellenton Premium Outlets Whole Loan to be securitized and (b) December 1, 2028. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2025.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The borrower sponsor provided a guaranty in lieu of the Outstanding TI/LC Reserve.
(5)	The Ellenton Premium Outlets Property (as defined below) was 96.1% occupied as of October 15, 2025, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(6)	Historical occupancies exclude RDP tenants.

The Mortgage Loan. The fourth largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a whole loan (the “Ellenton Premium Outlets Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $120,000,000 and secured by a first priority fee mortgage encumbering a 477,175 SF retail outlet center located in Ellenton, Florida (the “Ellenton Premium Outlets Property”). The Ellenton Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Societe Generale Financial Corporation. The Ellenton Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, with an aggregate original principal balance of $84,000,000. The promissory notes comprising the Ellenton Premium Outlets Whole Loan are summarized in the below table. The Ellenton Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 securitization trust. The relationship between the holders of the Ellenton Premium Outlets Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The table below identifies the promissory notes that comprise the Ellenton Premium Outlets Whole Loan.

Ellenton Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2025-BNK51	Yes
A-2	$14,000,000	$14,000,000	BANK 2025-BNK51	No
A-3(1)	$24,000,000	$24,000,000	Societe Generale Financial Corporation	No
A-4(1)	$12,000,000	$12,000,000	Societe Generale Financial Corporation	No
Total	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Ellenton Premium Outlets Whole Loan is Gulf Coast Factory Shops Limited Partnership, an Illinois limited partnership and single purpose entity. The non-recourse carveout guarantor and borrower sponsor for the Ellenton Premium Outlets Whole Loan is Simon Property Group, L.P. (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($24,000,000) of the original principal amount of the Ellenton Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2025, Simon Property Group, Inc., had ownership interests in 194 income-producing properties in the United States, which consisted of 92 malls, fourteen Mills, 70 premium outlets, six lifestyle centers and twelve other retail properties across 37 states and Puerto Rico. Additionally, as of June 30, 2025, Simon had ownership interests in 38 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada. Simon Property Group, Inc. also owns, through its acquisition of The Taubman Realty Group, LLC, interests in an additional 22 regional, super-regional, and outlet malls in the United States and Asia. Simon also has a 22.4% equity stake (as of June 30, 2025) in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 14 countries in Europe. As of November 2025, Simon had a market cap of approximately $70 billion.

The Property. The Ellenton Premium Outlets Property is a 477,175 SF retail outlet center located in Ellenton, Florida. The Ellenton Premium Outlets Property is comprised of seven buildings situated on 70.05 acres. Parking is provided by 2,400 surface spaces, equating to a ratio of 5.03 spaces per 1,000 SF of NRA. The Ellenton Premium Outlets Property was originally developed in 1991 by Prime Outlets, which was subsequently acquired by the borrower sponsor in 2009. Since acquisition, the borrower sponsor has invested approximately $4.6 million in various capital improvements including landscaping, HVAC, fire safety, roof replacement, paving, lighting, furniture and signage. The Ellenton Premium Outlets Property is the largest outlet shopping center in Southwest Florida serving residents and the approximately 2.9 million annual visitors to the area.

As of October 15, 2025, the Ellenton Premium Outlets Property was 84.4% occupied by a granular rent roll consisting of approximately 86 unique tenants (96.1% occupied including 24 RDP tenants), with no single tenant occupying more than 4.9% of NRA or contributing more than 4.5% of underwritten rent. Historical occupancy at the Ellenton Premium Outlets Property has averaged 98.5%, including RDP tenants, since 2022. The ten largest tenants at the Ellenton Premium Outlets Property account for approximately 23.0% of the underwritten rent. The Ellenton Premium Outlets Property is anchored by Saks Fifth Avenue Off Fifth, V.F. Factory Outlet, Gap Outlet, Nike Factory Store, Adidas, Under Armour and Old Navy, and is home to many national brands including J. Crew Factory Store, Victoria's Secret Clearance, Columbia Sportswear Company, Banana Republic Factory Store, American Eagle Outfitters, Kate Spade and Ann Taylor Factory Store, as well as an indoor food court.

As of the trailing-12 months ending August 31, 2025, the Ellenton Premium Outlets Property generated total sales of approximately $157.1 million. Over the same time period, inline tenants with less than 10,000 SF generated sales of $406 PSF (at an occupancy cost of 13.7%). The comparable store sales at the Ellenton Premium Outlets Property (as shown below) have declined moderately. A major reason for the decline is the disruption in nearby traffic due to the reconstruction of nearby highways I-75 and US 301 by the Florida Department of Transportation. This reconstruction was completed by the end of October 2025.

The following table contains sales history for the Ellenton Premium Outlets Property:

Sales History(1)
	2019	2020(2)	2021	2022	2023	2024	August 2025 TTM
Gross Mall Sales	$174,106,899	$124,418,644	$165,570,307	$176,959,669	$164,356,846	$158,840,445	$157,075,402
Sales PSF (Inline < 10,000 SF)	$437	$299	$452	$464	$430(3)	$406(3)	$406(3)
Occupancy Cost (Inline < 10,000 SF)	14.8%	19.3%	14.4%	14.1%	13.4%(3)	14.3%(3)	13.7%(3)

(1)	Information is as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Ellenton Premium Outlets was closed between March 18, 2020 and May 4, 2020 due to COVID-19 restrictions.
(3)	For 2023 onwards, Simon adjusted its comparable sales reporting to include inline stores less than 20,000. The comparable inline sales PSF for this revised reporting methodology are $447 PSF, $420 PSF and $420 PSF for 2023, 2024 and TTM August 2025, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table contains anchor and major tenant sales history at the Ellenton Premium Outlets Property:

Tenant Sales
					August 2025 TTM
Tenant	SF	2022 Sales/PSF(1)	2023 Sales/PSF(1)	2024 Sales/PSF(1)	Sales PSF
V.F. Factory Outlet	23,272	$109	$118	$112	$115
Saks Fifth Avenue Off 5th	19,804	$232	$181	$152	$137
Nike Factory Store	15,076	$1,108	$1,094	$1,017	$1,052
Gap Outlet	11,429	$249	$252	$251	$255
Adidas	10,500	$632	$533	$510	$526
Under Armour	10,055	$578	$577	$538	$501
Polo Ralph Lauren	9,243	$615	$563	$572	$590
Columbia Sportswear Company	8,889	$677	$608	$689	$594
Victoria's Secret Clearance	8,116	$407	$446	$520	$566
Loft Outlet	7,680	$194	$209	$205	$201
Rack Room Shoes	7,137	$628	$554	$505	$499
Skechers	7,080	$426	$506	$505	$522
Calvin Klein	6,638	$251	$242	$241	$243
Charlotte Russe	6,587	$154	$161	$179	$196
American Eagle Outfitters	6,298	$577	$563	$600	$619

(1)	Information is as of December 31, of each respective year as provided by the borrower sponsor.

Major Tenants.

V.F. Factory Outlet (23,272 SF, 4.9% of NRA, 3.3% of underwritten base rent). VF Outlet, Inc., a division of Kontoor Brands, Inc., (NYSE: KTB) (S&P: BB-/Moody's: Ba2) is a unique discount clothing store chain that specializes in offering a wide selection of clothes, brands sizes and styles at low prices. In 2019, the company was split into Kontoor Brands, Inc. which holds the jeans and outlet stores (Wrangler, Lee, Helly Hansen, Musto and Rock & Republic brands and the VF Outlets), and VF Corporation which holds the sports apparel and footwear businesses (The North Face, Altra, icebreaker, Smartwool, Vans, Timberland, Eastpak, Kipling and Jansport). V.F. Factory Outlet has been a tenant at the Ellenton Premium Outlets Property since 2008 and has renewed its lease multiple times. The current lease extends through January 31, 2026 at a current base rent of $16.94 PSF plus overage rent equal to 10.0% of sales over a $2,800,000 ($120 PSF) breakpoint. As per the borrower sponsor, the tenant is currently negotiating a three-year renewal option through January 31, 2029, with base rent starting at $21.45 PSF. The renewal rent and lease expiration were underwritten; however, we cannot assure you whether the tenant will renew on the expected renewal terms or at all. V.F. Factory Outlet reported sales of $118 PSF in 2023, $112 PSF in 2024 and $115 PSF as of TTM August 2025.

Saks Fifth Avenue Off 5th (19,804 SF, 4.2% of NRA, 1.8% of underwritten base rent). Saks Fifth Avenue (“Saks”) is an American luxury department store chain headquartered in New York City. Founded by Andrew Saks, the company offers dresses, blazers, tops, sweaters, jeans, skirts, shoes, bags, jewelry, gift sets and accessories. The original store opened in the F Street shopping district of Washington, D.C. in 1867. Saks expanded into Manhattan with its Herald Square store in 1902 and flagship store on Fifth Avenue in 1924. The company currently has 42 stores across North America. In 1992, the company launched Saks Off 5th to sell off clearance merchandise at a reduced price. Saks Fifth Avenue Off 5th has been a tenant at the Ellenton Premium Outlets Property since May of 1996 and has renewed its lease multiple times. Its current lease extends through October 31, 2031. The tenant’s current base rent is $13.75 PSF. Saks Fifth Avenue Off Fifth reported sales of $181 PSF in 2023, $152 PSF 2024 and $137 PSF as of TTM August 2025.

Nike Factory Store (15,076 SF, 3.2% of NRA, 4.1% of underwritten base rent). Nike Factory Store (S&P: A+/Moody's: A2) offers Nike performance products and athletic wear at discounted prices. Nike operates different types of retail stores, and the primary difference between a Nike store and a Nike factory outlet lies in the types of products they offer and their pricing. These stores often sell products from previous seasons or with minor imperfections, such as cosmetic blemishes or discontinued styles. Nike factory outlet stores provide an opportunity to purchase Nike products at lower prices compared to regular retail stores. Prices are generally lower, with discounts ranging from 20% to 50% off regular retail prices. Nike Factory Store has been a tenant at the Ellenton Premium Outlets Property since March of 2014. The tenant’s lease expired in January 2025 and it is currently month-to-month with a current base rent of $27.50 PSF. As per the borrower sponsor, a lease renewal is pending that will extend the tenant's term through January 31, 2032 at an initial base rent of $41.01 PSF. The tenant will also be required to pay overage rent equal to 4.0% of sales over a $17.425 million ($1,156 PSF) breakpoint. The renewal rent and lease expiration were underwritten; however, we cannot assure you whether the tenant will renew on the expected renewal terms or at all. Nike Factory Store reported sales of $1,094 PSF in 2023, $1,017 PSF in 2024 and $1,052 PSF as of TTM August 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table presents certain information relating to the tenancy at the Ellenton Premium Outlets Property:

Tenant Summary(1)
							August 2025 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
V.F. Factory Outlet(4)	NR/Ba2/BB-	23,272	4.9%	$499,249	3.3%	$21.45	$2,683,904	$115	18.6%	1/31/2029	None	None
Saks Fifth Avenue Off 5th	NR/NR/NR	19,804	4.2%	$272,305	1.8%	$13.75	$2,709,230	$137	14.5%	10/31/2031	None	None
Nike Factory Store(5)	NR/A2/A+	15,076	3.2%	$633,723	4.1%	$42.04	$16,053,852	$1,065	5.8%	1/31/2032	None	None
Old Navy	NR/Ba3/BB	12,771	2.7%	$260,528	1.7%	$20.40	NAV	NAV	NAV	11/30/2035	None	None
Gap Outlet	NR/Ba3/BB	11,429	2.4%	$252,228	1.6%	$22.07	$2,943,987	$258	16.8%	1/31/2027	None	None
Occupied Subtotal/Wtd. Avg.		82,352	17.3%	$1,918,033	12.5%	$23.29

Other Tenants		320,214	67.1%	$13,411,528	87.5%	$41.88
Occupied Total/Wtd. Avg.		402,566	84.4%	$15,329,561	100.0%	$38.08

Vacant Space		74,609	15.6%
Total/Wtd. Avg.		477,175	100.0%

(1)	Based on the underwritten rent roll dated October 15, 2025, UW Rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Old Navy lease was executed in November 2025. Accordingly, no sales data is available for the tenant.
(4)	V.F. Factory Outlet’s lease is scheduled to expire on January 31, 2026. The tenant is currently negotiating a renewal option through January 31, 2029, with base rent starting at $21.45 PSF. The renewal rent and lease expiration were underwritten.
(5)	Nike Factory Store’s lease expired in January 2025 and the tenant is currently month-to-month. The tenant is currently negotiating a renewal option through January 31, 2032, with base rent starting at $42.02 PSF. The renewal rent and lease expiration were underwritten.

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	9	20,729	4.3%	4.3%	$1,114,150	7.3%	7.3%	$53.75
2027	18	76,845	16.1%	20.4%	$2,749,195	17.9%	25.2%	$35.78
2028	19	79,131	16.6%	37.0%	$2,639,157	17.2%	42.4%	$33.35
2029	19	89,489	18.8%	55.8%	$3,325,196	21.7%	64.1%	$37.16
2030	7	24,479	5.1%	60.9%	$1,295,809	8.5%	72.6%	$52.94
2031	8	57,059	12.0%	72.9%	$2,396,609	15.6%	88.2%	$42.00
2032	3	19,615	4.1%	77.0%	$785,400	5.1%	93.3%	$40.04
2033	3	13,455	2.8%	79.8%	$487,312	3.2%	96.5%	$36.22
2034	1	2,355	0.5%	80.3%	$98,069	0.6%	97.1%	$41.64
2035	2	19,409	4.1%	84.4%	$438,665	2.9%	100.0%	$22.60
2036 & Thereafter	0	0	0.0%	84.4%	$0	0.0%	100.0%	$0.00
Vacant	0	74,609	15.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	89	477,175	100.0%		$15,329,561	100.0%		$38.08(3)

(1)	Based on the underwritten rent roll dated October 15, 2025, UW rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Manatee County, Florida, and is part of the North Port-Sarasota-Bradenton core-based statistical area (“CBSA”) in southwestern Florida. The CBSA is served by Interstate-75 which extends north-south along the west coast of Florida and U.S. Highway 301, which extends in an east-west direction in the vicinity of the Ellenton Premium Outlets Property. The Ellenton Premium Outlets Property is located immediately south of the Tampa Bay area and north of Sarasota/Bradenton.

The population of the North Port-Sarasota-Bradenton, FL CBSA is estimated at 957,900 as of 2025 and has increased at an annual rate of 2.4% since 2014. The unemployment rates are 3.7% and 3.8% for the North Port- Sarasota-Bradenton FL CBSA and the State of Florida, respectively. The economy of the North Port‒Sarasota‒Bradenton metropolitan statistical area is characterized by recent population and employment growth and a diversified sectoral base. Major growth sectors include healthcare and education, tourism, professional/business services, and advanced manufacturing, especially aviation/aerospace in the Bradenton area. Major employers in the market area include Sarasota Memorial Healthcare System (6,550), Bealls, Inc. (1,996), PGT Innovations (1,975), Tropicana Products (900) and IMG Academy (787).

The Ellenton Premium Outlets Property is part of the Sarasota, FL retail market. As of the fourth quarter of 2025, the Sarasota retail market contained a total of 53.8 million SF of retail space. Overall market vacancy is 4.3%, with average asking rents of $24.68 PSF. The Ellenton Premium Outlets Property is part of the Manatee County, FL retail submarket. As of the fourth quarter of 2025, the Manatee County retail submarket contained a total inventory of 20.31 million SF of retail space with an overall vacancy of 5.4%. Average asking rents were $22.39 PSF, up 1.4% over year-end 2024 asking rents.

According to the appraisal, the 2024 population within a 7-, 10- and 15-mile radius of the Ellenton Premium Outlets Property was 228,941, 396,003 and 600,789, respectively. The 2024 average household income within the same radii was $93,120, $97,049 and $100,358, respectively.

The following table presents information regarding certain competitive properties to the Ellenton Premium Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Inline Sales PSF	Distance to Subject	Anchor Tenants
Ellenton Premium Outlets 5103-5135 Factory Shops Boulevard Ellenton, FL	1991/2015	477,175(2)	84.4%(2)	$406(2)	NAP	V.F. Factory Outlet, Saks Fifth Avenue Off 5th, Nike Factory Store(2)
Mall at University Town Center(3) 140 Town Center Drive Sarasota, FL	2014/NAP	867,000	97.0%	$1,440	12.5 miles	Dillard's, Macy's, Saks Fifth Avenue
Tampa Premium Outlets(3) 2300 Grand Cypress Drive Wesley Chapel, FL	2015/NAP	460,387	100.0%	$522	52.0 miles	Saks Off Fifth
Miromar Outlets 10801 Corkscrew Road Estero, FL	1998/2015	671,000	98.0%	$699	103.0 miles	Bloomingdale's Outlet, Neiman Marcus Last Call, Saks Off Fifth, Polo/Ralph Lauren, Nike

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated October 15, 2025. Sales for the Ellenton Premium Outlets Property were provided by the borrower sponsor.
(3)	The Mall at University Town Center and Tampa Premium Outlets are also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ellenton Premium Outlets Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Under 2,000 SF	$60.00	5	3.0% annual
2,000 - 4,999 SF	$40.00	7	3.0% annual
5,000 - 9,999 SF	$40.00	7	3.0% annual
Food Court	$40.00	7	3.0% annual
10,000+ SF Tenants	$25.00	10	10% in Yr. 6
Majors	$22.00	10	10% in Yr. 6

Appraisal. The appraiser concluded to an “as-is” value for the Ellenton Premium Outlets Property of $198,000,000 as of August 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Ellenton Premium Outlets Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2021	2022	2023	2024	9/30/2025 TTM	UW	UW PSF
Base Rental Income(1)	$14,528,665	$14,469,985	$15,208,185	$15,542,761	$14,966,770	$14,503,615	$30.39
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$825,946	$1.73
Gross Up of Vacant Space	$0	$0	$0	$0	$0	$4,497,749	$9.43
Overage Rent(3)	$940,335	$1,210,946	$1,013,379	$731,296	$456,908	$426,035	$0.89
Percentage Rent in Lieu(4)	$245,920	$0	$0	$0	$15,333	$86,661	$0.18
Expense Reimbursements	$6,376,720	$6,220,279	$6,506,415	$6,688,704	$7,912,339	$6,593,162	$13.82
Net Rental Income	$22,091,640	$21,901,210	$22,727,979	$22,962,761	$23,351,350	$26,933,168	$56.44
(Vacancy & Credit Loss)	$273,291	$163,491	($120,177)	($111,680)	$258,277	($4,497,749)	($9.43)
Temporary Tenant / Other Rents	$951,746	$1,447,255	$1,405,501	$1,622,064	$1,437,864	$1,492,477	$3.13
Other Income(5)	$141,795	$182,906	$214,316	$221,511	$269,903	$307,326	$0.64
Effective Gross Income	$23,458,472	$23,694,862	$24,227,619	$24,694,656	$25,317,394	$24,235,222	$50.79

Real Estate Taxes	$1,438,615	$1,443,928	$1,448,786	$1,309,146	$1,277,444	$1,421,604	$2.98
Insurance	$579,311	$649,462	$802,817	$972,596	$1,102,008	$1,142,039	$2.39
Other Operating Expenses	$3,238,237	$3,057,613	$3,198,775	$3,426,701	$3,238,955	$3,442,777	$7.21
Total Operating Expenses	$5,256,163	$5,151,003	$5,450,378	$5,708,443	$5,618,407	$6,006,419	$12.59

Net Operating Income	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$18,228,803	$38.20
Replacement Reserves	$0	$0	$0	$0	$0	$76,348	$0.16
TI/LC	$0	$0	$0	$0	$0	$715,763	$1.50
Net Cash Flow	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$17,436,693	$36.54

Occupancy %	82.0%(6)	84.6%(6)	85.2%(6)	85.2%(6)	84.4%(7)	83.3%(8)
NOI DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.41x
NCF DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.31x
NOI Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	15.2%
NCF Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	14.5%

(1)	UW Base Rental Income is based on the underwritten rent roll dated October 15, 2025, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	UW Contractual Rent Steps were taken through December 2026.
(3)	UW Overage Rent is based on the terms of applicable leases using TTM August 2025 sales figures.
(4)	UW Percentage Rent in Lieu is based on the terms of applicable leases using TTM August 2025 sales figures.
(5)	UW Other income is based on the borrower sponsor’s budget and includes media participation, Simon ad panels and miscellaneous income.
(6)	UW Historical occupancies are as of December 31 for each respective year and exclude RDP tenants.
(7)	Represents occupancy per the underwritten rent roll dated October 15, 2025 and excludes RDP tenants. The Ellenton Premium Outlets Property was 96.1% occupied as of October 15, 2025, including the RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	Based on the economic vacancy of 16.7%.
(9)	Debt service coverage ratios and debt yields are based on the Ellenton Premium Outlets Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – After the occurrence of a Lockbox Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Ellenton Premium Outlets Property is insured under an acceptable blanket policy (in which case, no insurance escrows will be required.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrower is required to escrow $6,000 on a monthly basis for replacements and repairs to be made at the Ellenton Premium Outlets Property.

TI/LC Reserve – On each payment date, the borrower is required to deposit approximately $60,000 for future tenant improvements and leasing commissions, subject to a cap of $1,432,000 (except such cap will not apply during a Lockbox Event Period).

Outstanding TI/LC Reserve –The borrower sponsor provided a guaranty in lieu of reserves for all outstanding landlord obligations at the time of loan origination, in the amount of $1,472,100.

The borrower has the right in lieu of making cash deposits into the reserve accounts described above, to provide a letter of credit from Simon Property Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Lockbox and Cash Management. The Ellenton Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and on the to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Ellenton Premium Outlets Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of borrower or manager and the manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield for the Ellenton Premium Outlets Whole Loan based on the trailing four quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to the matters described in clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to the matters described in clause (ii) above, if the manager is replaced within 60 days or the bankruptcy action with respect to manager is dismissed within 90 days without adverse consequences to the Ellenton Premium Outlets Property or the Ellenton Premium Outlets Whole Loan; provided that a Lockbox Event Period triggered by bankruptcy action of the borrower cannot be cured, or (c) with respect to matters described in clause (iii) above, (x) the debt yield for the Ellenton Premium Outlets Whole Loan is greater than or equal to 10.0% for two consecutive calendar quarters, (y) a partial prepayment in an amount sufficient such that the debt yield is no less than 10.0%, or (z) the borrower delivers cash, U.S. obligations, other lender acceptable securities or a letter of credit in an amount if applied to the repayment of the Ellenton Premium Outlets Whole Loan would result in a debt yield equal to 10.0%.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Dekalb, IL

Freeport, IL

Andrews, NC

Pine Bluff, AR

Milwaukee, WI (Broadway)

Sheboygan, WI (Muth)

Franklin, PA

Orleans, IN

Milwaukee, WI (Cudahy)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Midwest Industrial Portfolio
1 Franklin, PA Franklin, PA
2 Sheboygan, WI (Muth) Sheboygan, WI
3 Freeport, IL Freeport, IL
4 Milwaukee, WI (Cudahy) Milwaukee, WI
5 Milwaukee, WI (Broadway) Milwaukee, WI
6 DeKalb, IL DeKalb, IL
7 Orleans, IN Orleans, IN
8 Andrews, NC Andrews, NC
9 Pine Bluff, AR Pine Bluff, AR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mortgage Loan No. 5 – Midwest Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(3):	Portfolio
Credit Assessment (S&P/Fitch/KBRA):		NR/NR/NR		Location:	Various, Various
Original Balance:		$58,500,000		General Property Type:	Industrial
Cut-off Date Balance:		$58,500,000		Detailed Property Type:	Various
% of Initial Pool Balance:		5.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Phoenix Investors		Size:	2,815,493 SF
Guarantor:		Phoenix Fund Symbol LLC		Cut-off Date Balance PSF:	$21
Mortgage Rate:		6.3800%		Maturity Date Balance PSF:	$18
Note Date:		11/17/2025		Property Manager:	Phoenix Investors, A Limited
Maturity Date:		12/5/2035			Liability Company
Term to Maturity:		120 months			(borrower related)
Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI(4):	$6,777,595
Seasoning:		0 months		UW NCF:	$6,323,722
Prepayment Provisions:		L(25),YM1(89),O(6)		UW NOI Debt Yield(2):	11.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(2):	10.8%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.44x
Additional Debt Type (Balance):		Yes (Mezzanine)		Most Recent NOI(4):	$4,406,598 (6/30/2025 TTM)
				2nd Most Recent NOI:	$4,453,961 (12/31/2024)
				3rd Most Recent NOI:	$3,514,953 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	69.1% (11/10/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	46.3% (12/31/2024)
RE Taxes:	$137,573	$53,293	NAP	3rd Most Recent Occupancy:	52.7% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$95,460,000 (Various)
Replacement Reserve:	$0	$23,538	$282,458	Appraised Value PSF(5):	$34
Required Repairs:	$85,250	$0	NAP	Cut-off Date LTV Ratio(2):	61.3%
TI/LC Reserve:	$2,500,000	Springing	$1,000,000	Maturity Date LTV Ratio(2):	52.6%
Earnout Reserve(2):	$10,000,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$58,500,000	99.8%	Loan Payoff:	$44,097,868	75.2%
Borrower Sponsor Equity:	$123,385	0.2%	Upfront Reserves:	$2,722,823	4.6%
			Earnout Reserve(2):	$10,000,000	17.1%
			Closing Costs:	$1,802,694	3.1%
Total Sources:	$58,623,385	100.0%	Total Uses:	$58,623,385	100.0%

(1)	See “Escrows and Reserves” section herein for further discussion.
(2)	The Midwest Industrial Portfolio Mortgage Loan (as defined below) has an UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 14.0%, 13.0%, 50.8% and 43.6%, respectively, based on the Midwest Industrial Portfolio Mortgage Loan amount net of the earnout reserve ($48,500,000). Release of the earnout reserve is conditioned upon, among other terms, the Midwest Industrial Portfolio (as defined below) achieving a debt yield of 12.18%. See “Earnout Reserve” section herein for further discussion.
(3)	See “Midwest Industrial Portfolio Summary” herein for additional detail.
(4)	The increase in UW NOI from the Most Recent NOI is attributable to recent leasing at the Midwest Industrial Portfolio Properties (as defined below), with six new leases having commenced between January 2025 and September 2025, accounting for $1,280,252 in UW Rents In-Place (16.2% of total).
(5)	See “Appraisal” section herein for further discussion.

The Mortgage Loan. The fifth largest mortgage loan (the “Midwest Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $58,500,000 and secured by a first priority fee mortgage encumbering a portfolio of 9 industrial assets totaling 2,815,493 SF located across various states throughout the United States (each, a “Midwest Industrial Portfolio Property” and collectively, the “Midwest Industrial Portfolio Properties” or the “Midwest Industrial Portfolio”).

The Borrowers and the Borrower Sponsors. The borrowers are Phoenix Freeport Industrial Investors LLC, Phoenix Broadway LLC, Phoenix Cudahy LLC, Phoenix Muth LLC, Phoenix Andrews Industrial Investors LLC, Phoenix Franklin Industrial Investors LLC, Phoenix DeKalb Industrial Investors LLC, Phoenix Pine Bluff Industrial Investors LLC and Phoenix Orleans Industrial Investors LLC, each a single-purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantor is Phoenix Fund Symbol LLC. The borrower sponsor is Phoenix Investors.

Founded in 1994, Phoenix Investors and its affiliates are leaders in the acquisition, development, renovation, and repositioning of industrial and data center facilities throughout the United States. Phoenix Investors’ portfolio spans 27 states and includes commercial properties totaling 83 million SF. Phoenix Investors’ entities have a diversified mix of locations, tenant credits, and property types. In accordance with macroeconomic conditions and recent shifts in retail spending habits, Phoenix Investors’ current investment strategy is generally cycling out of big-box, single-tenant retail to invest in larger value-added industrial properties and data centers. Phoenix Investors also continues to look at acquiring distressed retail and office properties, along with other REO, as opportunities are identified.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

The Properties. The Midwest Industrial Portfolio Properties consist of nine industrial properties totaling 2,815,493 SF located across six states. The Midwest Industrial Portfolio Properties encompass three properties in Wisconsin (30.1% NRA), two in Illinois (26.5% NRA) and singular assets across North Carolina (10.0% NRA), Pennsylvania (16.1% NRA), Indiana (12.8% NRA) and Arkansas (4.6% NRA). Aside from the properties located within Wisconsin, the Midwest Industrial Portfolio Properties are largely based in markets supporting strategic intermediate distribution hubs between larger population centers. The Midwest Industrial Portfolio Properties were acquired by the borrower sponsor between 2012 and 2023 for a combined purchase price of $19.6 million ($6.96 PSF). Since acquisition, the borrowers have invested $25.5 million across the portfolio, resulting in a total cost basis of $45.1 million ($16.02 PSF). As of November 2025, the Midwest Industrial Portfolio is 69.1% occupied by 22 unique tenants. At acquisition, six of the Midwest Industrial Portfolio Properties were vacant with the remaining three acquired at occupancy rates ranging between 15.0% and 68.0%. Since acquisition, the borrower sponsor has worked to increase occupancy and revenue via accretive capex spend and effective repositioning. In 2025 alone, the borrower sponsor has successfully leased 333,614 SF (11.8% NRA). Further, the borrower sponsor currently has four additional pending or out-for-signature expansion leases, totaling 376,753 SF (13.4% NRA), which, upon execution, would increase the Midwest Industrial Portfolio’s occupancy from 69.1% to approximately 82.5%. These outstanding leases are projected to generate approximately $1.5 million in incremental underwritten rent in-place, which would result in an underwritten NOI of approximately $8.2 million, at which point the borrower would have achieved the necessary metrics for release of the Earnout Reserve. We cannot assure you whether such leases will be signed on such expected terms or at all. The Midwest Industrial Portfolio benefits from a granular rent roll, with borrower sponsor-affiliated Phoenix Logistics being the only tenant occupying greater than 8.4% of NRA or 12.5% of underwritten rents in-place. Additionally, between Phoenix Logistics and Phoenix Storage, 16.3% of the Midwest Industrial Portfolio’s NRA is leased by borrower sponsor-affiliated tenants. The Midwest Industrial Portfolio features clearing heights of up to 44 feet across the portfolio, supporting the diverse uses of the Midwest Industrial Portfolio Properties, which include logistics, storage, warehousing and manufacturing.

The table below presents certain information relating to the Midwest Industrial Portfolio Properties:

Midwest Industrial Portfolio Summary
Property	Property Subtype	Clear Heights	Dock High/ Drive In Doors	% Office	Year Built/ Renovated	Net Rentable Area (SF)(1)	Occupancy %	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF
Franklin, PA	Manufacturing	28 - 44'	10 / 7	4.0%	1970, 1981 / 2023	452,157	32.6%	$9,818,000	16.8%	$11,550,000	$348,608
Sheboygan, WI (Muth)	Manufacturing	8 - 25'	35 / 4	5.4%	1960, 1995 / 2013	290,856	97.9%	$8,767,000	15.0%	$15,950,000	$1,197,117
Freeport, IL	Warehouse/Distribution	14 - 25'	30 / 10	2.3%	1980 / NAP	480,000	57.6%	$8,301,000	14.2%	$15,100,000	$642,456
Milwaukee, WI (Cudahy)	Warehouse/Distribution	14 - 15'	14 / 7	17.5%	1950 / 2015	331,445	88.2%	$7,971,000	13.6%	$14,500,000	$1,292,356
Milwaukee, WI (Broadway)	Manufacturing	19 - 27'	19 / 1	0.9%	1953 / 2015	224,354	100.0%	$6,074,000	10.4%	$11,050,000	$949,070
Dekalb, IL	Warehouse/Distribution	16 - 18'	6 / 7	3.0%	1946 / NAP	265,250	85.6%	$5,937,000	10.1%	$10,800,000	$471,844
Orleans, IN	Manufacturing/Warehouse	14 - 19'	10 / 5	0.0%	1920 / 2023	359,434	45.7%	$5,678,000	9.7%	$6,680,000	$302,256
Andrews, NC	Warehouse/Distribution	21’	9 / 0	1.0%	1964 / 2023	281,512	100.0%	$4,398,000	7.5%	$8,000,000	$999,233
Pine Bluff, AR	Warehouse/Distribution	16 - 28'	1 / 10	4.6%	1986 / NAP	130,485	36.3%	$1,556,000	2.7%	$1,830,000	$120,782
Total / Weighted Average			134 / 51	4.3%		2,815,493	69.1%	$58,500,000	100.0%	$95,460,000	$6,323,722

(1)	Based on the underwritten rent roll dated November 10, 2025.

Major Tenants.

Phoenix Logistics (334,888 SF, 11.9% of NRA, 16.0% of UW Rent). Phoenix Logistics, an affiliate of the borrower sponsor, focuses on acquiring relevant logistics-based real estate and providing distribution and transport management services for clients. Strategically, Phoenix Logistics benefits from access to Phoenix Investors’ approximately 83 million SF industrial portfolio. Phoenix Logistics currently occupies a combined 334,888 SF across the Andrews, NC and Milwaukee, WI (Cudahy) properties. Phoenix Logistics has been at the Andrews, NC property since December 2022, currently occupying 281,512 SF, and has 10, one-year renewal options and no termination options. In June 2025, Phoenix Logistics extended its warehouse services agreement for an additional term with Eastman Chemical Company at the Andrews, NC property through February 2026. Phoenix Logistics has been in occupancy of 53,376 SF at the Milwaukee, WI (Cudahy) property since February 2021, has two, five-year renewal options and no termination options. Cargill, Incorporated currently has a warehouse service agreement with Phoenix Logistics at the Milwaukee, WI (Cudahy) property through the end of 2025. The Phoenix Logistics leases at the Andrews, NC and Milwaukee, WI (Cudahy) properties expire in December 2027.

Amentum (224,354 SF, 8.0% of NRA, 12.5% of UW Rent). Amentum is a global leader in advanced engineering and innovative technology solutions. Headquartered in Chantilly, Virginia, Amentum has approximately 50,000 employees in more than 70 countries across all 7 continents. Amentum, through PAE Applied Technologies LLC, has been in occupancy at the Milwaukee, WI (Broadway) property since April 2020. The Milwaukee, WI (Broadway) property plays an important role in Amentum’s mission to enhance national security and defense efforts. Amentum currently operates under contract with the USPS at the Milwaukee, WI (Broadway) property, aiding the USPS Mail Transport Equipment Service Center (MTESC) network. Amentum’s lease expires in January 2030 and has one, five-year renewal option. Amentum has the ability to terminate its lease subject to six months’ notice during the following periods: (a) January 31, 2026 through July 31, 2026 and from (b) January 31, 2028 through July 31, 2028, in each case, subject to payment of the remaining unamortized brokerage commissions.

Logisticus (227,173 SF, 8.1% of NRA, 10.1% of UW Rent). Founded in 2012, Logisticus specializes in transportation logistics, civil engineering, project management and technology. The company was created by four partners in an effort to fill a service gap in the logistics industry. Headquartered in Greenville, South Carolina, Logisticus has more than 100 employees servicing projects all over the country. Logisticus has been in occupancy at the Dekalb, IL property since September 2025. The Dekalb, IL property allows Logisticus to fulfill its goals of providing comprehensive logistics solutions through its access to truck, rail, and barge transportation. Logisticus’ lease currently expires in July 2028, has three, one-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the tenancy across the Midwest Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Phoenix Logistics(2)(3)	NR/NR/NR	334,888	11.9%	$1,266,289	16.0%	$3.78	12/31/2027	10, 1-year	N
Amentum(4)	B1/BB+/BB-	224,354	8.0%	$985,677	12.5%	$4.39	1/31/2030	1, 5-year	Y(5)
Logisticus	NR/NR/NR	227,173	8.1%	$795,106	10.1%	$3.50	7/31/2028	3, 1-year	N
SPG International	NR/NR/NR	236,698	8.4%	$734,919	9.3%	$3.10	12/31/2034	None	N
Discovery Energy(6)	NR/NR/NR	153,527	5.5%	$675,939	8.6%	$4.40	6/30/2026	None	N
Georgia-Pacific Corrugated	NR/NR/NR	131,141	4.7%	$617,539	7.8%	$4.71	1/31/2027	1, 3-year	N
Phoenix Storage Wisconsin(2)	NR/NR/NR	124,009	4.4%	$529,518	6.7%	$4.27	12/31/2030	3, 5-year	N
C and M Conveyor Inc	NR/NR/NR	134,654	4.8%	$468,596	5.9%	$3.48	2/29/2028	None	N
Major Tenants Subtotal/Wtd. Avg.		1,566,444	55.6%	$6,073,583	76.9%	$3.88
Other Tenants		379,280	13.5%	$1,820,269	23.1%	$4.80
Occupied Subtotal/Wtd. Avg.		1,945,724	69.1%	$7,893,852	100.0%	$4.06
Vacant Space		869,769	30.9%	-	-	-
Total/Wtd. Avg.		2,815,493	100.0%	$7,893,852	100.0%	$2.80

(1)	Based on the underwritten rent roll dated November 10, 2025.
(2)	Borrower Sponsor affiliated entity.
(3)	Inclusive of 281,512 SF and 53,376 SF at the Andrews, NC and Milwaukee, WI (Cudahy) properties, respectively. Lease Exp. and Renewal Options are for the lease pertaining to 281,512 SF at the Andrews, NC property. The lease pertaining to 53,376 SF at the Milwaukee, WI (Cudahy) property has two, five-year renewal options. Leases at both locations expire in December 2027.
(4)	PAE Applied Technologies LLC was acquired by Amentum in February of 2022 and is currently d/b/a Amentum. PAE Applied Technologies LLC remains the listed tenant on the lease as of March 2023.
(5)	PAE Applied Technologies LLC (d/b/a Amentum) has the ability to terminate its lease subject to six months’ notice during the following periods: (a) January 31, 2026 through July 31, 2026 and from (b) January 31, 2028 through July 31, 2028, in each case, subject to payment of the remaining unamortized brokerage commissions; provided Amentum’s contract with the United States Postal Service (“USPS”) will not terminate until at least the termination date of the lease. If USPS terminates its contract with Amentum for USPS’s convenience and the contract is insourced to USPS employees, Amentum may assign its lease to USPS without borrower’s consent.
(6)	Discovery Energy is the assignee-in-interest to Kohler Co., which remains the tenant under the lease and continues to be liable as if no assignment had been made.

The following table presents certain information relating to the lease rollover schedule at the Midwest Industrial Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	4	21,380	0.8%	0.8%	$41,882	0.5%	0.5%	$1.96
2026	1	153,527	5.5%	6.2%	$675,939	8.6%	9.1%	$4.40
2027	4	480,829	17.1%	23.3%	$1,940,431	24.6%	33.7%	$4.04
2028	6	519,256	18.4%	41.7%	$1,949,576	24.7%	58.4%	$3.75
2029	2	60,898	2.2%	43.9%	$258,817	3.3%	61.7%	$4.25
2030	4	433,064	15.4%	59.3%	$1,906,546	24.2%	85.8%	$4.40
2031	2	40,072	1.4%	60.7%	$385,742	4.9%	90.7%	$9.63
2032	0	0	0.0%	60.7%	$0	0.0%	90.7%	$0.00
2033	0	0	0.0%	60.7%	$0	0.0%	90.7%	$0.00
2034	1	236,698	8.4%	69.1%	$734,919	9.3%	100.0%	$3.10
2035	0	0	0.0%	69.1%	$0	0.0%	100.0%	$0.00
Vacant	0	869,769	30.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	24	2,815,493	100.0%		$7,893,852	100.0%		$4.06(3)

(1)	Based on the underwritten rent roll dated November 10, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling total excludes 869,769 SF of vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

The Market. The Midwest Industrial Portfolio consists of nine properties across six states, with the highest concentrations by NRA located within Wisconsin, Illinois, and Pennsylvania. Further information regarding the three largest markets/submarkets across the portfolio can be found in the paragraphs below:

Milwaukee, WI / Milwaukee County (555,799 SF): Milwaukee County has a robust industrial market with approximately 138 million SF of industrial space, the highest of any county across the state of Wisconsin. Per appraisal data, Milwaukee County industrial assets have a vacancy rate of 7.2% and experienced the delivery of 200,000 SF of new industrial space within the second quarter of 2025. Through the same period, the average quoted NNN rental rate was $5.35/SF and 810,520 SF of industrial space remains under construction. The market is currently experiencing a trend of slightly elevated vacancy rates, as vacancy rate across the past three years is 5.0%. According to the appraisal, it is expected that vacancy and occupancy levels will remain stable across the county moving forward.

Freeport, IL (480,000 SF): Freeport, Illinois is a tertiary market located approximately 30 miles west of Rockford, IL and 113 miles northwest of Chicago, IL. The appraisal denoted Freeport, IL micropolitan statistical area had a population of nearly 43,000 people as of 2024. A third party market research report and the appraisal denote the Freeport, IL property as a part of the Rockford – IL USA warehouse market. The market consists of approximately 52 million SF, with market occupancy being 94.1%. It is projected that a net value of 189,589 SF will be added to the market by year-end 2025, a decline from completions of 400,165 SF throughout 2024. The average asking rent is $5.73 PSF NNN.

Franklin, PA (452,157 SF): Franklin, Pennsylvania is located centrally in Venango County, 15 miles southwest of Oil City, PA and nearly 85 miles north of Pittsburgh, PA. The appraisal notes Franklin, PA as part of the Oil City, PA micropolitan statistical area, with a population of 49,563 people as of 2024. The summary market metrics for the Franklin, PA property are based on metrics for Venango County. The total supply within the market is approximately four million SF of industrial product, with no new construction and an average occupancy of 92.3%. Average rent PSF NNN is $6.62.

Appraisal. The “as-is” appraised value for the Midwest Industrial Portfolio Property of $95,460,000 is based on the sum of all ‘as-is’ values from the individual appraisals for each of the Midwest Industrial Portfolio Properties, having dates of value from July 31, 2025 to September 1, 2025.

Environmental Matters. According to the nine individual Phase I environmental site assessments (“ESAs”), all dated August 25, 2025, there was no evidence of any recognized environmental conditions (“RECs”) at the Freeport, IL, Sheboygan, WI (Muth), and Pine Bluff, AR properties. The ESAs for the Franklin, PA, Orleans, IN, Milwaukee, WI (Broadway) and Andrews, NC properties identified RECs with respect to long-term historical usage and unknown underground storage tank impacts. The ESA for the Milwaukee, WI (Cudahy) property identified a REC with respect to the former presence of a packaging company and the potential release of related hazardous materials. The ESA for the Dekalb, IL property identified a REC with respect to the former presence of an electrical motor plant and the potential release of related hazardous materials. In lieu of completing a phase II assessment for each of the aforementioned properties where a REC was identified, the borrower sponsor opted to purchase environmental insurance acceptable to the lender with a limit of $5,175,000 for each pollution condition and $20,000,000 in the aggregate, a deductible of $25,000 for each pollution condition, and a coverage period beginning on November 17, 2025, and expiring on November 17, 2038. Additionally, the ESAs identified controlled recognized environmental conditions at the Franklin, PA, Milwaukee, WI (Cudahy), Milwaukee, WI (Broadway), Sheboygan, WI (Muth), and Dekalb, IL properties for which further action was recommended and historical recognized environmental conditions at the Freeport, IL, Milwaukee, WI (Cudahy), Sheboygan, WI (Muth), and Pine Bluff, AR properties for which no further action was recommended. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Midwest Industrial Portfolio Property:

Cash Flow Analysis(1)
	12/31/2023	12/31/2024	6/30/2024 TTM	UW(2)	UW PSF
Rents in Place	$4,779,544	$5,558,163	$5,601,006	$7,893,853	$2.80
Vacant Income	$0	$0	$0	$3,304,848	$1.17
Gross Potential Rent	$4,779,544	$5,558,163	$5,601,006	$11,198,700	$3.98
Reimbursements	$1,792,769	$2,513,435	$2,489,900	$2,676,223	$0.95
Gross Potential Income	$6,572,313	$8,071,598	$8,090,906	$13,874,924	$4.93
Other Income	$23,593	$77,591	$44,709	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($3,304,848)	($1.17)
Effective Gross Income	$6,595,906	$8,149,190	$8,135,616	$10,570,076	$3.75

Real Estate Taxes	$523,922	$613,141	$634,279	$620,885	$0.22
Insurance	$465,828	659,872	$662,194	$607,394	$0.22
Management	$197,877	$244,476	$244,068	$317,102	$0.11
Other Operating Expenses	$1,893,326	$2,177,740	$2,188,476	$2,247,100	$0.80
Total Operating Expenses	$3,080,953	$3,695,229	$3,729,017	$3,792,481	$1.35

Net Operating Income	$3,514,953	$4,453,961	$4,406,598	$6,777,595(3)	$2.41
Replacement Reserves	$0	$0	$0	$281,549	$0.10
TI/LC	$0	$0	$0	$172,324(4)	$0.06
Net Cash Flow	$3,514,953	$4,453,961	$4,406,598	$6,323,722	$2.25

Occupancy (%)	52.7%	46.3%	69.1%	76.2%(5)
NOI DSCR	0.80x	1.02x	1.01x	1.55x
NCF DSCR	0.80x	1.02x	1.01x	1.44x
NOI Debt Yield	6.0%	7.6%	7.5%	11.6%
NCF Debt Yield	6.0%	7.6%	7.5%	10.8%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow. A normalized 3.0% management fee was applied to historical cashflows.
(2)	Based on the underwritten rent roll as of November 10, 2025 inclusive of rent steps through November 2026.
(3)	The increase in UW Net Operating Income from the Most Recent Net Operating Income is attributable to recent leasing at the Midwest Industrial Portfolio Properties, with six new leases having commenced between January 2025 and September 2025, accounting for $1,280,252 in UW Rents In-Place (16.2% of total).
(4)	UW TI/LC is inclusive of a $250,000 offset as it relates to the $2.5 million TI/LC reserve escrowed at loan closing for future TI/LC.
(5)	The underwritten economic vacancy is 23.8%. The Midwest Industrial Portfolio Property was 69.1% physically occupied as of November 10, 2025.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to deposit $137,573 into a real estate tax and insurance reserve. Additionally, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next twelve months (initially, $53,293).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, such monthly reserves for insurance premiums will not be required as long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Midwest Industrial Portfolio is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on each payment date, approximately $23,538 ($0.10 PSF, per annum), to be used for replacements and repairs required to be made to the Midwest Industrial Portfolio Properties, subject to a cap of approximately $282,458 ($0.10 PSF).

TI/LC Reserve – At origination, the borrower was required to deposit $2,500,000 into a TI/LC reserve. Additionally, at any time the balance of the reserve is less than or equal to $250,000, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $35,307. The aggregate amount of the TI/LC reserve, excluding any amount deposited for any lease termination fees or payments received by the borrower, may not exceed $1,000,000 and, to the extent a monthly deposit would cause the aggregate amount to exceed $1,000,000, such monthly deposit will be decreased by an amount equal to the excess.

Required Repairs Reserve – At origination, the borrower was required to deposit $85,250, an amount equal to 110% of the estimated costs associated with performing immediate repairs to the Midwest Industrial Portfolio into a reserve for required repairs. Each completion deadline (except with respect to building 2 at the Dekalb, IL property) may be extended by an additional 3 months if the borrower is diligently pursuing the repairs and provides evidence of the same.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Earnout Reserve – At origination, the borrower was required to deposit $10,000,000 to be escrowed with the lender in connection with a leasing-specific earnout reserve. The borrowers may release of the funds within the Earnout Reserve upon the execution of accretive leases throughout the Midwest Industrial Portfolio if certain conditions are met, including the following: (1) lender’s receipt of an executed estoppel in regard to the applicable lease, (2) all outstanding obligations in regard to the applicable lease have been funded, (3) lenders’ receipt of an executed SNDA, if requested by tenant, (4) the debt yield of the Midwest Industrial Portfolio is above 12.18% after giving effect to the applicable lease and the release of funds from the reserve for such lease, as determined by lender, (5) the occupancy of the Midwest Industrial Portfolio is greater than occupancy immediately prior to execution of the applicable lease unless the occupancy is greater than or equal to 82.5% and (6) the final disbursement from the escrow account may only be completed in connection with an applicable lease if the aggregate occupancy at the Midwest Industrial Portfolio Properties is greater than or equal to 82.5%.

Lockbox and Cash Management. The Midwest Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower or property manager was required to deliver letters to all tenants directing such tenants to deliver all rents payable with respect to the Midwest Industrial Portfolio Properties directly into a lockbox account controlled by the mortgage lender within one business day of receipt thereof. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. If a Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept to a mortgage lender-controlled cash management account once each business day and applied in accordance with the Midwest Industrial Portfolio Mortgage Loan documents. Provided that a Cash Sweep Period is continuing under the Midwest Industrial Portfolio Mortgage Loan, funds on deposit in the excess cash flow reserve account will be held as additional security for the Midwest Industrial Portfolio Mortgage Loan as set forth in the Midwest Industrial Portfolio Mortgage Loan documents. All sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower upon payment in full of the Midwest Industrial Portfolio Mortgage Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the property manager, (iii) any bankruptcy action of the borrower, (iv) the commencement of a Lease Sweep Period (as defined below), or (v) the debt service coverage ratio falling below 1.25x; and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the mortgage lender, (b) with respect to clause (ii) above, the borrower replacing the property manager with a qualified property manager under a replacement management agreement within 120 days following the occurrence of such bankruptcy action, (c) with respect to clause (iv) above, the Lease Sweep Period has ended and (d) with respect to clause (v) above, the achievement of a debt service coverage ratio of 1.30x or greater for one calendar quarter; provided that, the borrower is required to have paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Period cure, including reasonable out-of-pocket attorneys’ fees and expenses. In no event will borrower be entitled to cure a Cash Sweep Period caused by the bankruptcy action of the borrower.

A “Lease Sweep Period” means a period commencing upon the first payment date following the occurrence of (i) with respect to each Lease Sweep Lease (as defined below), upon the date (A) required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (B) if the Lease Sweep Lease does not contain such a date, the date that is 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, (ii) the date that any tenant under a Lease Sweep Lease subleases its space unless the sublease is a strategic business decision to a supplier or affiliated entity, as determined by lender (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated (in whole) prior to its then current expiration date or the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date, (iv) the date that any tenant under a Lease Sweep Lease vacates, abandons or discontinues its business (i.e. "goes dark") at 50% or more of its space at the applicable property or gives notice that it intends to vacate, abandon or discontinue its business at 50% or more of its space at the applicable individual Midwest Industrial Portfolio Property; provided, however, that a Lease Sweep Period will not commence upon a temporary cessation of operations due to a permitted dark event, as defined in the Midwest Industrial Portfolio Mortgage Loan agreement, (v) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below). A Lease Sweep Period will expire upon the first to occur of (a) with respect to clauses (i) through (iv), the entirety of the applicable Lease Sweep Lease space is leased pursuant to an acceptable replacement lease and, subject to lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free rent periods and/or rent abatement periods as well as any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under an acceptable replacement lease, (b) with respect to clause (i) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option and in the lender’s judgement, sufficient funds have been accumulated in the lease sweep reserve account to cover related expenses, (c) with respect to clause (v), the date on which either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been dismissed pursuant to a final non-appealable order and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner satisfactory to the lender, or (d) with respect to clauses (i)-(iv) above, the date on which the lease sweep reserve funds collected with respect to the Lease Sweep Lease in question is equal to $2 multiplied by the total rentable SF of the applicable Lease Sweep Lease (the “Lease Sweep Deposit Amount”), provided that if the applicable space associated with a Lease Sweep Lease has been leased pursuant to one or more leases which, in the aggregate, require the borrower to incur brokerage commissions, completion of tenant improvements or payment of tenant allowances in excess of the sum of (x) the applicable Lease Sweep Deposit Amount and (y) the amount on deposit in the rollover reserve account available to pay such amounts, borrower must either (1) deposit an amount equal to such excess amount or (2) a Lease Sweep Period will occur until the amount swept equals or exceeds such amount. However, notwithstanding the foregoing, a Lease Sweep Period will not occur with respect to clauses (i) through (iv) above if (A) the DSCR for all of the Midwest Industrial Portfolio Properties is equal to or greater than 1.65x and (B) the weighted average remaining lease term for the tenants at all of the properties (excluding all tenants under Lease Sweep Leases with respect to which a Lease Sweep Period exists and all month-to-month tenancies) is equal to or greater than two years at the time the Lease Sweep Period would otherwise commence.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (a) the admission in writing by the applicable tenant of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by the applicable tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, the taking advantage by the applicable tenant of any insolvency law, the commencement by any applicable tenant of a case or other proceeding naming it debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any applicable tenant under any insolvency law or (b) the instituting of any proceeding against or with respect to any applicable party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

A “Lease Sweep Lease” means, any lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, at any time (including following the exercise of any expansion right or preferential right to lease additional space contained in such lease), demises 20% percent or more of the rentable square footage of all of the Midwest Industrial Portfolio Properties. There are currently no Lease Sweep Leases across the Midwest Industrial Portfolio as of the Cut-Off Date.

Partial Release. The borrower is permitted to release individual Midwest Industrial Portfolio Properties at any time after the second anniversary of the first payment date (each such released property, a “Release Property”), subject to the satisfaction of certain conditions including the following: (i) payment of 115% of the Midwest Industrial Portfolio Property’s allocated loan amount (the “Adjusted Release Amount”) along with the applicable yield maintenance premium, (ii) the loan-to-value ratio (“LTV”) after giving effect to such release must not exceed 61.3%, (iii) the debt service coverage ratio (“DSCR”) after giving effect to such release with respect to the remaining Midwest Industrial Portfolio Properties must be at least equal to the greater of 1.35x and the DSCR immediately preceding the release, and (iv) the debt yield after giving effect to such release for the remaining Midwest Industrial Portfolio Properties must be at least equal to the greater of 10.1% and the debt yield immediately preceding the release. Payment of any Adjusted Release Amount will be applied to the outstanding principal balance of the Midwest Industrial Portfolio Mortgage Loan and the monthly debt service payments will be reduced pro rata based on the outstanding principal balance of the Midwest Industrial Portfolio Mortgage Loan.

The borrower is also permitted to release four outparcel lots (two at the Andrews, NC property and one at each of the Franklin, PA and Freeport, IL properties) upon the satisfaction of customary conditions and payment of a release price equal to (1) if released to an affiliate of the borrower or guarantor, $20,010 per acre for the outparcels at the Andrews, NC property and $37,964 per acre for the outparcels at the Franklin, PA property, and (2) if sold to an unaffiliated third party, the greater of (i) the applicable amount outlined within clause (1) for the Andrews, NC property or the Franklin, PA property and (ii) 100% of net sale proceeds for the Andrews, NC property or the Franklin, PA property. No release price is required to be paid for the release of the outparcel at the Freeport, IL property. No releases of individual properties or outparcels may occur 60 days prior to or after the closing date of a securitization.

Future Mezzanine. The borrower is permitted to obtain a mezzanine loan, provided that (i) no event of default has occurred and is continuing, (ii) the LTV ratio of the Midwest Industrial Portfolio Mortgage Loan and the mezzanine loan is less than 61.3%, (iii) the debt service coverage ratio of the Midwest Industrial Portfolio Mortgage Loan and mezzanine loan is greater than 1.35x, (iv) the debt yield for the Midwest Industrial Portfolio Mortgage Loan and mezzanine loan is greater than 10.1%, (v) the mezzanine loan has a fixed interest rate and does not mature prior to the Midwest Industrial Portfolio Mortgage Loan maturity date, (vi) the mezzanine loan is approved by the lender in its discretion inclusive of lender’s right to obtain a rating agency confirmation, (vi) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to lender, and (vii) the new mezzanine lender is not an affiliate of the borrower and has total assets in excess of $600,000,000 and capital/statutory surplus or shareholder’s equity of at least $250,000,000.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Real Estate Substitution. Not permitted.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

Downtown Nashville 6 miles
Berry Hill
Nashville International Airport
Belle Meade
Woodmont Blvd
The Mall at Green Hills
Hill Center Green Hills
Lipscomb University
George Shinn Event Center
Leealand Ln
Thompson Ln
One Hundred Oaks
Willowbrook Commons
Estes Rd
Antioch Pike
Harding Pl
Nashville Zoo at Grassmere
Nolensville Rd
Harding Mall
Antioch
DAVIDSON COUNTY
Oak Hill
Franklin Pike
Travellers Rest Historic House and Museum
TriStar Southern Hills Medical Ctr.
Hillsboro Pike
NASHVILLE
Forest Hills
Granny White Pike
Radnor Lake State Nature Area
Tennessee Agricultural Museum
Tusculum Rd
Overton Rd
Metrology
Vanderbilt Dyer Observatory
Richland Country Club
Brentwood Commons
750 Old Hickory Boulevard
Brentwood, TN 37027
Hickory Plaza
South Plaza
Old Hickory Blvd
Marketplace at Maryland Farms
Old Hickory Rd
Maryland Way
Comdata Inc.
Cloverland Dr
Lennox Village
Peartree Village
3T Solutions
Brentwood Place
Edmondson Pike
Brentwood Country Club
Old Smyrna Rd
Murray Ln
Holt Rd
Brentwood
Holly Tree Gap Rd
Hidden Valley Rd
Concord Rd
Franklin Rd
WILLIAMSON COUNTY
Knox Valley Dr
Wilson Pike
Cool Springs Pointe
Moores Ln
CoolSprings Crossing
CoolSprings Galleria
Nashville Golf & Athletic Club
Vanderbilt Legends Club
Cool Springs Market
The Carothers Building
Split Log Rd
M. Hatcher Mem. Pkwy
Randstad
Nissan North America
Cool Springs Blvd
Franklin
The Factory at Franklin
E. McEwen Dr
Hendersonville
NASHVILLE
Mount Juliet
Brentwood
La Vergne
Smyrna
Nolensville
Franklin
WILLIAMSON COUNTY
RUTHERFORD COUNTY
CHEATHAM COUNTY
DAVIDSON COUNTY
Ashland City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mortgage Loan No. 6 – Brentwood Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Brentwood, TN 37027
Original Balance:	$48,500,000			General Property Type:	Office
Cut-off Date Balance:	$48,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1983, 2017, 2020/2003
Borrower Sponsor:	Magnolia Investment Partners			Size:	437,947 SF
Guarantors:	R. Robert Horton, Stanley Fields, Warren Smith,			Cut-off Date Balance Per SF:	$111
	III, Brian Reames, Ben Bonner, Brooks Smith,			Maturity Date Balance Per SF:	$111
	Warren Smith, IV, Charles Warner			Property Manager:	Magnolia Property Management
Mortgage Rate:	6.0030%				Corporation (borrower-related)
Note Date:	10/29/2025
Maturity Date:	11/11/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$9,259,508
Amortization Term:	0 months			UW NCF:	$8,514,998
IO Period:	120 months			UW NOI Debt Yield:	19.1%
Seasoning:	1 month			UW NCF Debt Yield:	17.6%
Prepayment Provisions:	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity:	19.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.88x
Additional Debt Type:	NAP			Most Recent NOI:	$9,239,933 (8/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$9,354,767 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$8,787,144 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	87.8% (10/24/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2024)
RE Taxes:	$0	$92,155	NAP	3rd Most Recent Occupancy:	92.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$91,400,000 (10/1/2025)
Replacement Reserve:	$0	$7,299	$437,947	Appraised Value PSF:	$209
TI/LC Reserve:	$0	$72,991	$4,500,000	Cut-off Date LTV Ratio:	53.1%
Existing TI/LC Reserve:	$133,836	$0	NAP	Maturity Date LTV Ratio:	53.1%
Rent Concession Reserve:	$72,799	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,500,000	52.5%	Purchase Price:	$88,300,000	95.6%
Borrower Sponsor Equity:	$43,003,750	46.5%	Closing Costs:	$3,877,413	4.2%
Seller Credit:	$880,298	1.0%	Upfront Reserve:	$206,635	0.2%
Total Sources:	$92,384,048	100.0%	Total Uses:	$92,384,048	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Brentwood Commons Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $48,500,000 secured by the borrower’s fee interest in four, Class B multi-tenant office buildings totaling 437,947 SF, located in Brentwood, Tennessee (the “Brentwood Commons Property”).

The Borrower and the Borrower Sponsors. The borrowers are Magnolia Brentwood Commons, LLC, a Tennessee limited liability company, and Tenn Properties Brentwood Commons, LLC, a Delaware limited liability company, each a special purpose, bankruptcy-remote entity and tenants-in-common with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brentwood Commons Mortgage Loan.

The Property. The Brentwood Commons Property is a Class B multi-tenant mid-rise office complex consisting of four buildings ranging from two to eight stories totaling 437,947 SF, located in Brentwood, Tennessee. Buildings I and II were constructed in 1983, Building III was constructed in 2017, and Building IV was constructed in 2020. The Brentwood Commons Property is constructed on 14.01-acres of land and contains 2,075 parking spaces (4.8 spaces per 1,000 SF). Amenities at the Brentwood Commons Property include an atrium lobby, coffee shop, fitness center and emergency generators. As of August 31, 2025, the Brentwood Commons Property was 87.8% leased to 39 unique tenants and has a weighted-average remaining lease term of 4.2 years.

Major Tenants.

HCA (96,984 SF; 22.1% of NRA; 27.0% of underwritten rent). HCA is a healthcare services provider operating a network of hospitals and ambulatory care sites and was founded in 1968 in Nashville. Facilities include surgery centers, emergency rooms, urgent care clinics, and physician practices. The organization functions as a learning health system, analyzing data from over 44 million patient encounters annually to improve clinical practices and share insights with the broader healthcare community. HCA has been at the Brentwood Commons Property since 2017 and occupies four suites. One suite

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

totaling 16,283 SF is partially occupied with the remaining 6,000 SF remaining dark. HCA has one lease expiring in September 2027, and three leases expiring in December 2030. The lease expiring in 2027 has two 5-year extension options, with the other three leases having three 7-year extension options.

UHS of Delaware, Inc. (53,284 SF; 12.2% of NRA; 14.9% of underwritten rent). UHS of Delaware, Inc. operates as a management subsidiary of Universal Health Services, Inc. (UHS), a publicly traded healthcare company headquartered in King of Prussia, Pennsylvania, which was founded in 1979. UHS of Delaware, Inc oversees a broad portfolio of healthcare services, including acute care hospitals, behavioral health facilities, ambulatory surgery centers, and freestanding emergency departments. UHS ranked #271 on the Fortune 500 and 355 on Forbes' list of America's Largest Public Companies. UHS of Delaware, Inc. has been located at the Brentwood Commons Property since 2017 and has a lease expiration in March 2032 with one five-year renewal option and no termination options.

Bell & Associates Construction, L.P. (19,167 SF; 4.4% of NRA; 5.1% of underwritten rent). Bell & Associates Construction, L.P. is a full-service general contracting and construction management firm and was established in 1997 as the successor to Ray Bell Construction. Over its history, Bell has completed more than 1,000 construction projects, including major infrastructure and landmark developments in Nashville and surrounding regions. Bell & Associates Construction, L.P. has been located at the Brentwood Commons Property since 2017 and has a lease expiration in February 2031, with one termination option and no renewal options.

The following table presents certain information relating to the tenancy at the Brentwood Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
HCA(2)	NR/NR/BBB-	96,984	22.1%	$3,568,550	27.0%	$36.80	Various(3)	Various(3)	N
UHS of Delaware, Inc.	Baa3/BBB-/ BBB-	53,284	12.2%	$1,967,245	14.9%	$36.92	3/31/2032	1 x 5 Yr	N
Bell & Associates Construction, L.P.	NR/NR/NR	19,167	4.4%	$680,242	5.1%	$35.49	2/28/2031	None	Y(4)
Trinisys LLC(5)	NR/NR/NR	15,548	3.6%	$553,150	4.2%	$35.58	10/31/2027	1 x 5 Yr	N
The Escape Game LLC	NR/NR/NR	14,482	3.3%	$458,234	3.5%	$31.64	2/28/2029	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		199,465	45.5%	$7,227,421	54.6%	$36.23
Other Tenants		184,863	42.2%	$6,004,654	45.4%	$32.48
Occupied Subtotal/Wtd. Avg.		384,328	87.8%	$13,232,075	100.0%	$34.43
Vacant Space		53,619	12.2%
Total/Wtd. Avg.		437,947	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	HCA subleases 29,856 SF to Franklin Madison at a rental rate of $32.24 PSF with a sublease expiration co-terminous with the HCA direct lease.
(3)	HCA leases totaling 26,989 SF are scheduled to expire on September 30, 2027, and leases totaling 69,995 SF (inclusive of the Franklin Madison subleased space) will expire on December 31, 2030. HCA has one lease expiring in September 2027, and three leases expiring in December 2030. The lease expiring in 2027 has two 5-year extension options, with the other three leases having three 7-year extension options.
(4)	Bell & Associates Construction, L.P. has a termination option effective February 28, 2029, subject to 12 months prior notice and payment of a termination penalty of $136,429.94.
(5)	Trinisys LLC subleases 15,548 SF to Fortified Health Security at a rental rate of $35.79 PSF with a sublease expiration co-terminous with the Trinisys LLC direct lease.

The following table presents certain information relating to the lease rollover schedule at the Brentwood Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total UW Base Rent Rolling(3)	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	9	29,680	6.8%	6.8%	$921,789	7.0%	7.0%	$31.06
2027	11	82,335	18.8%	25.6%	$2,759,314	20.9%	27.8%	$33.51
2028	8	40,220	9.2%	34.8%	$1,287,213	9.7%	37.5%	$32.00
2029	5	31,082	7.1%	41.9%	$982,885	7.4%	45.0%	$31.62
2030	6	82,506	18.8%	60.7%	$3,053,787	23.1%	68.1%	$37.01
2031	2	19,167	4.4%	65.1%	$680,242	5.1%	73.2%	$35.49
2032	1	53,284	12.2%	77.2%	$1,967,245	14.9%	88.1%	$36.92
2033	3	26,194	6.0%	83.2%	$840,862	6.4%	94.4%	$32.10
2034	1	11,059	2.5%	85.7%	$437,035	3.3%	97.7%	$39.52
2035	1	8,801	2.0%	87.8%	$301,702	2.3%	100.0%	$34.28
Thereafter	0	0	0.0%	87.8%	$0	0.0%	100.0%	$0.00
Vacant	0	53,619	12.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	47	437,947	100.0%		$13,232,075	100.0%		$34.43

(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

The Market. The Brentwood Commons Property is located in Brentwood, Tennessee, within the Nashville-Davidson–Murfreesboro–Franklin Metropolitan Statistical Area (MSA). The Brentwood Commons Property has frontage on three arterials, with its primary access via Old Hickory Boulevard, a six-lane major arterial. It is located within one mile of Interstate 65 and U.S. Route 31, both of which are major north-south transportation routes. Additionally, State Route 255 is within four miles, and U.S. Route 431 is within five miles. Air travel is facilitated by Nashville International Airport (BNA), located approximately 13 miles northeast of the Brentwood Commons Property. Major employers in the area include HCA Healthcare, Inc., Vanderbilt University, State of Tennessee and Metro Nashville-Davidson County Government, Amazon.com, The Kroger Company, and Ascension Saint Thomas.

According to the appraisal, the Brentwood Commons Property is located within the Brentwood office submarket of the Nashville office market. As of the second quarter of 2025, the submarket had an inventory of 8.4 million SF with a vacancy rate of 13.8% and average rent of $31.03 PSF. The appraiser concluded a market rent range of $31.0 to $36.0 for the Brentwood Commons Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Brentwood Commons Property was 4,449, 45,492 and 152,797, respectively. The average household income within the same radii, as of 2024, was $168,667, $170,793, $161,486, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Brentwood Commons Property:

	Brentwood Commons I(1)	Brentwood Commons II(1)	Brentwood Commons III(1)	Brentwood Commons IV(1)
Market Rent (PSF)	$31.00	$31.00	$36.00	$36.00
Lease Term (Years)	5	5	5	5
Lease Type	Gross	Gross	Gross	Gross
Escalations (Annual)	2.50%	2.50%	2.50%	2.50%
Tenant Improvements (New/Renewal)	$30 / $10	$30 / $10	$30 / $10	$30 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	3 / 1	3 / 1	3 / 1	3 / 1
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Brentwood Commons Property identified by the appraiser:

Buildings I & II Comparable Office Leases
Property Name	Year Built/Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Brentwood Commons 750 Old Hickory Boulevard Brentwood, TN	1983/2003	87.8%(1)	437,947(1)	-	-	-	-
Six CityPark 214 Centerview Drive Brentwood, TN	1996/2018	91.0%	67,610	Confidential	Jan-24 / 5.0	6,085	$30.50
Gateway Plaza I 5409 Maryland Way Brentwood, TN	1996/NAP	78.6%	86,845	Confidential	Oct-24 / 5.4	4,024	$30.00
Seven Springs 1 320 Seven Springs Way Brentwood, TN	2001/NAP	60.0%	129,319	Confidential	Mar-25 / 5.4	1,407	$32.00
Two CityPark 7000 Executive Center Drive Brentwood, TN	1983/2007	95.2%	40,605	Confidential	Nov-24 / 3.0	1,407	$29.00
Maryland Park Center 115 East Park Drive Brentwood, TN	1997/NAP	67.1%	45,214	-	-	14,871	$32.00
Brentwood Highlands 783 Old Hickory Boulevard Brentwood, TN	1975/1996	95.0%	70,850	-	-	4,172	$30.50

Source: Appraisal.

(1)	Based on the underwritten rent roll dated August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%
Buildings III & IV Comparable Office Leases
Property Name	Year Built/Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Brentwood Commons 750 Old Hickory Boulevard Brentwood, TN	2017,2020/NAP	87.8%(1)	437,947(1)	-	-	-	-
Virginia Way Plaza 5141 Virginia Way Brentwood, TN	2001/NAP	95.9%	81,532	Confidential	Mar-25 / 3.5	1,896	$32.81
Creekside 6 Cadillac Drive Brentwood, TN	1998/NAP	80.4%	119,458	Confidential	Jul-25 / 5.3	3,224	$35.50
The Ramparts of Brentwood 155 Franklin Road Brentwood, TN	1986/NAP	87.8%	131,620	Confidential	May-25 / 5.4	3,404	$35.00
Creekside 10 Cadillac Drive Brentwood, TN	1998/NAP	90.3%	117,000	Confidential	Mar-25 / 5.2	2,803	$34.75
5005 Maryland Way 5005 Maryland Way Brentwood, TN	2019/NAP	96.7%	83,000	-	-	83,000	$38.00
Westwood Building 112 Westwood Place Brentwood, TN	2006/NAP	92.0%	43,791	-	-	43,791	$33.50

Source: Appraisal.

(1)	Occupancy and Total NRA figures represent the entire portfolio.
(2)	Based on the underwritten rent roll dated August 31, 2025.

Appraisal. According to the appraisal as of October 1, 2025, the Brentwood Commons Property had an “as-is” appraised value of $91,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 22, 2025, there was no evidence of any recognized environmental conditions at the Brentwood Commons Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brentwood Commons Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	8/31/2025 TTM	UW	UW PSF
Base Rent	$10,722,096	$11,267,995	$12,344,301	$13,014,366	$13,152,551	$13,232,075	$30.21
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$1,759,569	$4.02
Gross Potential Rent	$10,722,096	$11,267,995	$12,344,301	$13,014,366	$13,152,551	$14,991,644	$34.23
Expense Reimbursement	$427,626	$365,854	$187,589	$144,497	$104,272	$230,593	$0.53
Other Income	$32,709	$1,250	$3,601	$16,828	$16,648	$16,648	$0.04
Net Rental Income	$11,182,430	$11,635,099	$12,535,490	$13,175,691	$13,273,471	$15,238,886	$34.80
Vacancy/Credit Loss	$0	$0	$0	$0	$0	($1,759,569)	($4.02)
Free Rent Adjustment	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$11,182,430	$11,635,099	$12,535,490	$13,175,691	$13,273,471	$13,479,317	$30.78
							$0.00
Real Estate Taxes	$1,711,234	$1,604,271	$965,281	$913,463	$913,462	$1,005,326	$2.30
Insurance	$103,568	$115,601	$144,484	$143,766	$135,098	$200,547	$0.46
Management Fee	$333,738	$350,529	$382,383	$399,906	$395,491	$404,380	$0.92
Other Operating Expenses	$1,939,013	$2,207,482	$2,256,199	$2,363,790	$2,589,487	$2,609,556	$5.96
Total Expenses	$4,087,553	$4,277,883	$3,748,346	$3,820,924	$4,033,538	$4,219,809	$9.64

Net Operating Income	$7,094,877	$7,357,217	$8,787,144	$9,354,767	$9,239,933	$9,259,508	$21.14
Capital Expenses	$0	$0	$0	$0	$0	$87,589	$0.20
TI/LC	$0	$0	$0	$0	$0	$656,921	$1.50
Net Cash Flow	$7,094,877	$7,357,217	$8,787,144	$9,354,767	$9,239,933	$8,514,998	$19.44

Occupancy (%)	NAV	84.9%	92.2%	92.0%	87.8%	88.3%
NOI DSCR	2.40x	2.49x	2.98x	3.17x	3.13x	3.14x
NCF DSCR	2.40x	2.49x	2.98x	3.17x	3.13x	2.88x
NOI Debt Yield	14.6%	15.2%	18.1%	19.3%	19.1%	19.1%
NCF Debt Yield	14.6%	15.2%	18.1%	19.3%	19.1%	17.6%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending December 31st.

Escrows and Reserves.

Tax Escrows – The loan documents do not require an upfront deposit, however, ongoing monthly deposits of $92,155 are required for real estate taxes.

Insurance Escrows – The loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if, (i) no event of default has occurred and is continuing; and (ii) the Brentwood Commons Property is covered under an acceptable blanket policy and borrower provides lender with evidence of renewal.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $7,299, capped at $437,947.

TI/LC Reserves – The loan documents require an ongoing monthly tenant improvements and leasing commissions deposit of $72,991 capped at $4,500,000.

Outstanding TI/LC Reserves – The loan documents require an upfront deposit of $133,836 for outstanding tenant improvements and leasing commissions related to three tenants.

Rent Concession Reserve – The loan documents require an upfront deposit of $72,799 for outstanding free rent related to two tenants.

Lockbox and Cash Management. The Brentwood Commons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to instruct each tenant to send all rents directly to a lockbox account. If notwithstanding the foregoing borrower or manager receives any rents from the property, then such funds should be deposited into the lockbox account within one business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Brentwood Commons Mortgage Loan during the continuance of the Cash Trap Event Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt yield (“NCF DY”), tested quarterly, falling below 13.0%; or
(iii)	HCA or its replacement tenant (a) fails to renew or extend the term of its lease for a term no less than five years, pursuant to the lease agreement, (b) is in default under lease agreement (c) goes dark, vacates or fails to continuously occupy the space, (d) is subject to a bankruptcy or insolvency or (e) is subject to a termination or cancellation of its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii), the NCF DY being at least 13.0% for two consecutive calendar quarters.
(iii)	with regard to clause (iii)(a)-(e) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
(iv)	with regard to clause (iii)(a) above, the lender has received evidence that HCA has extended the term of its lease;
(v)	with regard to clause (iii)(b) above, the default under lease agreement has been cured and no other default under the lease occurs for two consecutive calendar quarters;
(vi)	with regard to clause (iii)(c) above, HCA has re-occupied the entire space and is open for business for one calendar quarter;
(vii)	with regard to clause (iii)(d) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender; or
(viii)	with regard to clause (iii)(e) above, HCA (x) has revoked any notification of any termination, cancellation or surrender of such lease and (y) delivered to the lender a tenant estoppel certificate in form and substance reasonably acceptable to lender.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by HCA has been leased to replacement tenants reasonably for a period of at least 5 years, (ii) to a tenant that is in occupancy of the space and paying full, unabated rent pursuant to the lease, to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Release of Property. The Brentwood Commons Mortgage Loan Documents permit the release of one parcel of the property known as Building IV, in connection with a sale on an arms-length basis, subject to certain conditions, including (i) no event of default has occurred or is continuing, (ii) partial defeasance of the Brentwood Commons Mortgage Loan in an amount equal to greater of (a) 150% of the allocated amount for the release property, (b) an amount that would result in the post-release DSCR  (interest-only) of the remaining property’s being no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.92x, (c) an amount that would result in the post-release debt yield of the remaining property’s being no less than the greater of the pre-release debt yield for the entire property and 17.6%, (d) an amount that would result in the post-release LTV of the remaining property’s being not greater than the lesser of the pre-release LTV for the entire property and 55%; and (e) an amount sufficient to comply with related REMIC requirements; (iii) receipt of a rating agency confirmation; and (iv) receipt of an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Brentwood Commons Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brentwood Commons Property, as well as business interruption insurance covering up to 18 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

Market Place Center
3200-3240 El Camino Real, 400-450 Exchange,
and 200, 210, 220, 240, 250, and 300-350 Commerce
Irvine, CA 92612
SANTA ANA
North Tustin
Tustin
IRVINE
ORANGE COUNTY
Westpark
Woodbridge
University Park
Orange County Great Park
Orange County Global Medical Center
Foothill Regional Medical Ctr.
Marconi Automotive Museum
Ricoh Training Center
Fujifilm Irvine Scientific
Integral Aerospace
Newport Corporation
The District at Tustin Legacy
B Braun Medical Inc.
John Wayne Airport 3 miles
Western Digital
Harvard Place Shopping Ctr.
Crossroads
Westpark Plaza
Culver Plaza
Woodbridge Village Center
Alton Square
Oak Creek Shopping Ctr.
Irvine Valley College
Oak Creek Golf Club
Sand Canyon Plaza
Discovery Business Center
Hoag Hospital Irvine
Kaiser Permanente OC - Irvine Medical Center
Quail Hill Shopping Center
Alton Marketplace
Irvine Spectrum
Irvine
Tustin
Tustin Ranch Plaza
The Market Place
Tustin Ranch Golf Course
Northpark Plaza
Northwood Town Center
Heritage Plaza
Walnut Village Center
Cypress Village Shopping Center
Orange Tree Square Shopping Center
University Park Center
Parkview Center
Rancho San Joaquin Golf Course
William R. Mason Regional Park
Concordia University-Irvine
Strawberry Farms Golf Club
University Center
Irvine Barclay Theatre
UC-Irvine
Bill Barber Mem. Park
METROLINK IE - OC LINE
Santa Ana Fwy
San Diego Fwy
Costa Mesa Fwy
17th St.
Irvine Blvd.
1st St.
McFadden Ave.
Tustin Ave.
Hewes Ave.
Newport Ave.
Red Hill Ave.
Tustin Ranch Rd.
Jamboree Rd.
Portola Pkwy.
Walnut Ave.
Valencia Ave.
Warner Ave.
Culver Dr.
Trabuco Rd.
Yale Ave.
Jeffrey Rd.
Sand Canyon Ave.
Harvard Ave.
Barranca Pkwy.
Von Karman Ave.
Alton Pkwy.
Main St.
Yale Loop
Irvine Center Dr.
Michelson Dr.
University Dr.
Campus Dr.
Turtle Rock Dr.
Laguna Cyn. Rd.
5
55
261
133
405
SAN GABRIEL MTS
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Rancho Cucamonga
Pomona
Ontario
Chino
Corona
Torrance
LONG BEACH
ANAHEIM
Fullerton
Orange
SANTA ANA
Tustin
IRVINE
Huntington Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Mortgage Loan No. 7 – Market Place Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB/WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):		NR/BBB-/NR		Location:	Irvine, CA 92612
Original Balance(1):		$40,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$40,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1999-2006/2015-2025
Borrower Sponsor:		The Irvine Company LLC		Size:	1,154,250 SF
Guarantor:		Irvine Core Office LLC		Cut-off Date Balance Per SF(1):	$117
Mortgage Rate:		5.5520%		Maturity Date Balance Per SF(1):	$117
Note Date:		8/26/2025		Property Manager:	Irvine Management Company
Maturity Date:		9/11/2035			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$23,887,446
IO Period:		120 months		UW NCF:	$22,485,950
Seasoning:		3 months		UW NOI Debt Yield(1):	17.7%
Prepayment Provisions:		L(24),YM1(3),DorYM1(88),O(5)		UW NCF Debt Yield(1):	16.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	17.7%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.96x
Additional Debt Balance(1):		$95,000,000		Most Recent NOI(3):	$21,319,637 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$20,381,263 (12/31/2024)
				3rd Most Recent NOI:	$20,133,595 (6/30/2024)
Reserves(2)				Most Recent Occupancy:	80.9% (7/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (6/30/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	81.0% (6/30/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$265,000,000 (3/5/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$230
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.9%
Existing TI/LC Reserve:	$1,909,289	$0	NAP	Maturity Date LTV Ratio(1):	50.9%
Rent Concession Reserve:	$537,085	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$135,000,000	100.0%	Existing Debt(4):	$104,190,724	77.2%
			Return of Equity:	$28,010,124	20.7%
			Upfront Reserves:	$2,446,374	1.8%
			Closing Costs:	$352,778	0.3%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Market Place Center Mortgage Loan (as defined below) is part of the Market Place Center Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $135,000,000. Underwriting and Financial Information presented above is based on the Market Place Center Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	The increase in NOI between TTM 6/30/2025 and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 square feet and $5,299,961 of base rent and (ii) underwritten base rent inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(4)	The borrower paid off approximately $104.2 million of existing debt in March 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Market Place Center Mortgage Loan”) is part of a whole loan (the “Market Place Center Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount $135,000,000. The Market Place Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Market Place Center Whole Loan is secured by a first priority mortgage on a fee interest in 22 office buildings totaling 1,154,250 SF, located in Irvine, California (the “Market Place Center Property”).

The Market Place Center Mortgage Loan is evidenced by the (i) non-controlling Note A-3-A to be contributed by WFB and (ii) the non-controlling Notes A-4-B and A-5 to be contributed by JPMCB, with an aggregate original principal balance of $40,000,000. The Market Place Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612
Market Place Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$36,000,000	$36,000,000	WFCM 2025-C65	Yes
A-1-B	4,000,000	4,000,000	BBCMS 2025-C39	No
A-2	27,000,000	27,000,000	BBCMS 2025-C39	No
A-3-A	10,000,000	10,000,000	BANK 2025-BNK51	No
A-3-B	4,000,000	4,000,000	BBCMS 2025-C39	No
A-4-A	24,000,000	24,000,000	WFCM 2025-C65	No
A-4-B	10,000,000	10,000,000	BANK 2025-BNK51	No
A-5	20,000,000	20,000,000	BANK 2025-BNK51	No
Whole Loan	$135,000,000	$135,000,000

The Borrower and the Borrower Sponsor. The borrower is Market Place Business Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Place Center Whole Loan.

The borrower sponsor of the Market Place Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

The Property. The Market Place Center Property is comprised of 22 two-story office buildings totaling 1,154,250 SF, located in Irvine, California. The Market Place Center Property is a master planned office development that was constructed by the borrower sponsor in phases between 1999 and 2006. Located along Interstate 5, amenities include a café, fitness center, three outdoor basketball courts, a sand volleyball court, numerous grass lawns and brick paved patios, various indoor and outdoor seating areas, BBQ areas, and electric vehicle charging stations. The Market Place Center Property contains 4,692 parking spaces (4.06 spaces per 1,000 SF). As of July 31, 2025, the Market Place Center Property was 80.9% leased to 83 unique tenants and averaged 90.0% between FY 2015 and FY 2024.

Major Tenants.

Universal Services of America (53,360 SF; 4.6% of NRA; 5.6% of UW rent). Founded in 1957, Universal Services of America (“Allied Universal”) is a security and facilities services company that provides security services and smart technology to deliver evolving, tailored solutions that allow clients to focus on their core business. Operating in more than 100 countries, Allied Universal’s workforce comprises approximately 770,000 people. Allied Universal has been in occupancy at the Market Place Center Property, which serves as its corporate headquarters west, since 2023, has a lease expiration in July 2030 and has one, five-year renewal option. Allied Universal can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by Allied Universal by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.

MobilityWare, LLC & Upstanding (50,851 SF; 4.4% of NRA; 6.5% of UW rent). Upstanding was founded as a communication software in 1990 by Dave Yonamine and John Libby, who later formed MobilityWare in 2003, MobilityWare is a mobile application game developer and provider that launched 13 titles, including Solitaire and Blackjack, on the first day of the App Store launch in 2008. In 2018, the company reached 400 million downloads across its portfolio of games. MobilityWare, LLC & Upstanding has been in occupancy at the Market Place Center Property, which serves as its headquarters, since 2016, has a lease expiration in March 2026 and has one, five-year renewal option and no termination options.

TriMark Raygal, LLC (46,526 SF; 4.0% of NRA; 5.3% of UW rent). TriMark Raygal, LLC (“TriMark”) is a provider of equipment, supplies, and design services to the foodservice industry. TriMark has over 125 years of history, which includes mergers and acquisitions of several companies that created today’s ten TriMark divisions. TriMark has been in occupancy at the Market Place Center Property since 2017, has a lease expiration in March 2027 and has one, five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

The following table presents certain information relating to the tenancy at the Market Place Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Universal Services of America	NR/NR/NR	53,360	4.6%	$1,299,850	5.6%	$24.36	7/31/2030	1 x 5 Yr	Y(3)
MobilityWare, LLC & Upstanding	NR/NR/NR	50,851	4.4%	$1,501,122	6.5%	$29.52	3/31/2026	1 x 5 Yr	N
TriMark Raygal, LLC(4)	NR/NR/NR	46,526	4.0%	$1,228,286	5.3%	$26.40	3/31/2027	1 x 5 Yr	N
HDR Engineering, Inc	NR/NR/NR	44,210	3.8%	$1,039,819	4.5%	$23.52	5/31/2034	1 x 5 Yr	N
Waymakers	NR/NR/NR	31,425	2.7%	$754,200	3.3%	$24.00	Various(5)	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		226,372	19.6%	$5,823,277	25.1%	$25.72
Other Tenants		707,607	61.3%	$17,370,390	74.9%	$24.55
Occupied Subtotal/Wtd. Avg.		933,979	80.9%	$23,193,667	100.0%	$24.83
Vacant Space		220,271	19.1%
Total/Wtd. Avg.		1,154,250	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Annual UW Rent and Annual UW Rent PSF shown above includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The tenant can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.
(4)	TriMark is marketing 15,101 SF (1.3% of NRA) of its space for sublease. TriMark recently renewed its lease in April 2024.
(5)	Waymakers is on multiple leases expiring April 30, 2031 (12,213 SF) and August 31, 2031 (19,212 SF).

The following table presents certain information relating to the lease rollover schedule at the Market Place Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	15	151,302	13.1%	13.1%	$4,098,868	17.7%	17.7%	$27.09
2027	16	168,038	14.6%	27.7%	$4,070,340	17.5%	35.2%	$24.22
2028	21	146,068	12.7%	40.3%	$3,682,611	15.9%	51.1%	$25.21
2029	15	148,748	12.9%	53.2%	$3,554,005	15.3%	66.4%	$23.89
2030	10	156,416	13.6%	66.8%	$3,891,386	16.8%	83.2%	$24.88
2031	5	64,271	5.6%	72.3%	$1,554,755	6.7%	89.9%	$24.19
2032	2	28,246	2.4%	74.8%	$683,972	2.9%	92.9%	$24.21
2033	0	0	0.0%	74.8%	$0	0.0%	92.9%	$0.00
2034	1	44,210	3.8%	78.6%	$1,039,819	4.5%	97.3%	$23.52
2035	1	26,680	2.3%	80.9%	$617,909	2.7%	100.0%	$23.16
Thereafter	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
Vacant	0	220,271	19.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	86	1,154,250	100.0%		$23,193,667	100.0%		$24.83(4)

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, and UW Rent PSF Rolling includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Market Place Center Property is located in Irvine, California within Orange County. The Market Place Center Property comprises several square blocks, sits on a total of 73.5 acres and is situated at the southeast corner of the Santa Ana (5) Freeway and the Eastern Transportation Corridor (261) with additional frontage on El Camino Real. The Market Place Center Property is approximately 3.0 miles east of Costa Mesa (55) Freeway, 3.8 miles north of the San Diego (405) Freeway, and 4.6 miles northeast of John Wayne Airport in the City of Irvine, California. The local neighborhood contains a mix of office, industrial, retail, and residential uses. Major employers in the area include Disney Resorts, University of California, Irvine, St. Joseph Health, Kaiser Permanente, Target Brands, Inc., Walmart, Inc., Hoag Memorial Hospital Presbyterian, Universal Services of America, California State University and MemorialCare Health System.

According to the appraisal, the Market Place Center Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2024, the submarket had an inventory of 23.5 million SF with a vacancy rate of 20.0% and average rent of $35.39 PSF. The appraiser concluded to market rents for the Market Place Center Property of $23.40.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

The 2023 population within a one-, three- and five-mile radius of the Market Place Center Property was 14,052, 163,308 and 529,936, respectively. The 2023 average household income within the same radii was $138,012, $136,667, $138,311, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property:

Market Rent Summary(1)
	Office Space	Café Space
Market Rent (PSF)	$23.40	$12.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Escalations (Annual)	3.50%	3.50%
Tenant Improvements (New/Renewal)	$65 / $10	$50 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	5 / 5	5 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Market Place Center Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built	Occ.	Total NRA (SF)	Major Tenant	Lease Start Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF
Market Place Center Irvine, CA	1999-2006	80.9%(1)	1,154,250	Universal Services of America	Feb-23 / 7.5	53,360	$24.36(1)
Jamboree Business Center 14000 Jamboree Road Irvine, CA	2008	NAV	77,624	Henkel Electronic Materials, LLC	Sep-25 / 5.0	77,624	$24.00
Discovery Park 15480 Laguna Canyon Road Irvine, CA	2000	NAV	44,820	St. Joseph Health System, LLC	Mar-25 / 10.3	44,820	$21.48
Jamboree Business Center 2875 Michelle Drive Irvine, CA	2007	NAV	77,625	C. Patrick Hamblin, APC	Dec-24 / 1.0	3,342	$27.36
Irvine Business Center 7515 Irvine Center Drive Irvine, CA	1998	NAV	63,412	Primoris Services Corporation	Oct-24 / 7.0	31,706	$24.00
Discovery Park 15271 Laguna Canyon Road Irvine, CA	2007	NAV	54,306	DVA Healthcare Renal Care	Sep-24 / 7.0	40,206	$22.80
Discovery Park 47 Discovery Irvine, CA	2000	NAV	53,220	Xilinx International, Inc.	Aug-24 / 3.0	3,615	$25.20
Jamboree Business Center 2860 Michelle Drive Irvine, CA	2004	NAV	41,069	W&W-AFCO Steel, LLC	Jun-24 / 3.2	2,984	$28.80
Discovery Park 46 Discovery Irvine, CA	2001	NAV	44,240	Proteor USA	Jun-24 / 9.0	22,120	$21.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated July 31, 2025. Base Rent PSF for the Market Place Center Property includes rent steps through September 2026.

Appraisal. According to the appraisal as of March 5, 2025, the Market Place Center Property had an “as-is” appraised value of $265,000,000 and as of April 1, 2028, had an “upon stabilization” value of $304,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 17, 2025, there was no evidence of any recognized environmental conditions at the Market Place Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Market Place Center Property:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	6/30/2025 TTM	UW	UW PSF
Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$28,347,985(2)	$24.56
Vacancy	$0	$0	$0	$0	($5,154,318)(3)	($4.47)
Total Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$23,193,667	$20.09
Free Rent Adjustment	($625,549)	($1,126,550)	($1,220,397)	($1,459,805)	$0	$0.00
Net Rental Income	$23,359,112	$21,271,270	$20,333,484	$21,082,868	$23,193,667	$20.09
Total Recoveries	$8,740,508	$8,738,054	$9,067,517	$10,292,638	$10,528,606	$9.12
Other Income	$664,441	$588,550	$615,924	$542,449	$833,623	$0.72
Effective Gross Income	$32,764,061	$30,597,874	$30,016,925	$31,917,955	$34,555,896	$29.94

Real Estate Taxes	$1,605,907	$1,742,934	$1,623,528	$1,597,484	$1,599,925	$1.39
Insurance	$262,208	$398,103	$384,906	$426,902	$392,415	$0.34
Management Fee	$1,060,519	$971,830	$962,879	$1,020,888	$1,123,067	$0.97
Other Operating Expenses	$5,629,807	$6,891,943	$6,912,017	$7,553,044	$7,553,044	$6.54
Total Expenses	$8,558,440	$10,004,810	$9,883,330	$10,598,318	$10,668,450	$9.24

Net Operating Income	$24,205,621(4)	$20,593,064(4)	$20,133,595	$21,319,637(5)	$23,887,446(5)	$20.70
Capital Expenses	$0	$0	$0	$0	$247,246	$0.21
TI/LC	$0	$0	$0	$0	$1,154,250	$1.00
Net Cash Flow	$24,205,621	$20,593,064	$20,133,595	$21,319,637	$22,485,950	$19.48

Occupancy (%)	88.0%	81.0%	79.0%	80.9%(3)	81.8%(3)
NOI DSCR(6)	3.19x	2.71x	2.65x	2.81x	3.14x
NCF DSCR(6)	3.19x	2.71x	2.65x	2.81x	2.96x
NOI Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	17.7%
NCF Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	16.7%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	Based on the underwritten rent roll dated July 31, 2025. Base Rent includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The underwritten economic vacancy is 18.2%. The property was 80.9% physically occupied as of July 31, 2025.
(4)	The decrease in NOI between 2022 and 2023 was primarily due to occupancy decreasing from 88.0% to 81.0% and free rent increasing from $625,549 to $1,126,550.
(5)	The increase in NOI between 6/30/2025 TTM and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 SF and $5,299,961 of base rent and (ii) underwritten base rent including rent steps and rent averaging.
(6)	DSCRs and Debt Yields are based on the Market Place Center Whole Loan.

Escrows and Reserves.

Tax Escrows – The Market Place Center Whole Loan documents do not require upfront or ongoing reserves for real estate taxes in the amount equal to 1/12th of the annual estimated tax payments; provided, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid.

Insurance Escrows – The Market Place Center Whole Loan documents do not require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided, (i) no Cash Trap Event Period has occurred and is continuing; and (ii) the property is covered under an acceptable blanket policy and borrower provides the lender with evidence of renewal.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $20,604.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $96,187.50.

Existing TI/LC Reserves – The Market Place Center Whole Loan documents require an upfront deposit of $1,909,289 for outstanding tenant improvements and leasing commissions related to thirteen tenants.

Rent Concession Reserve – The Market Place Center Whole Loan documents require an upfront deposit of $537,085 for outstanding free rent related to 10 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

Lockbox and Cash Management. The Market Place Center Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	subject to borrower’s providing Cash Trap Cure Collateral (as defined below), the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x.

A Cash Trap Event Period will end upon the occurrence of the following:

(ix)	with regard to clause (i) the cure of the related event of default; or
(x)	with regard to clause (ii) the NCF DSCR being at least 1.20x for two consecutive calendar quarters.

“Cash Trap Cure Collateral” means either, or a combination of cash deposits or a letter of credit delivered to lender in an amount which, if applied as a principal prepayment of the loan, would result in a Debt Service Coverage Ratio that is equal to or greater than 1.20x. Provided there is no event of default, the Cash Trap Cure Collateral will be released to borrower if the DSCR is equal to or greater than 1.20x for two (2) consecutive calendar quarters.

Release of Property.  The Market Place Center Whole Loan documents permit the release, without lender consent and without fee, of any portion of the Market Place Center Property which: (a) is non-income producing; and (b) does not materially contribute to the ongoing use, economic value of, revenue or operations of the Market Place Center Property.

The Market Place Center Whole Loan documents provide that, following the lockout period, the borrower may obtain the release of not more than two adjacent buildings in connection with a sale on an arms-length basis (includes affiliates), subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 110% of the allocated amount for the release property, (B) an amount necessary to ensure that the post-release DSCR (interest-only) of the remaining properties is no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.42x, (C) an amount necessary to ensure that the post-release LTV of the remaining properties is no less than the greater of the pre-release LTV for the entire property and 50.9%, and (D) an amount sufficient to comply with related REMIC requirements, (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance.  The Market Place Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Market Place Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

Marriott Chicago O'Hare
8535 West Higgins Road
Chicago, IL 60631
Glenview
Glen View Club
Golf Rd
Oakton College
Golf Mill Shopping Center
Prairie View Plaza
Church St
Morton Grove
Dempster St
Dempster Plaza
Advocate Lutheran General Hospital
Skokie
St. Paul Woods Preserve
MORTON GROVE
METRA MILWAUKEE-NORTH LINE
Edens Expwy
Sysco Chicago
CUMBERLAND
Northwest Hwy
DES PLAINES
METRA UP-NW LINE
METRA NCS LINE
Algonquin Rd
Des Plaines
Wolf Rd
Algonquin Woods Preserve
Greenwood Ave
Milwaukee Ave
Harlem Ave
Oakton St
Niles
DEE ROAD
Park Ridge Country Club
The Shops of Uptown
Gross Point Rd
Village Crossing
Leaning Tower of Niles
Touhy Ave
Park Ridge
PARK RIDGE
Northwest Tollway
Rosemont Market Place
Allstate Arena
Tri-State Tollway
Bunker Hill Woods Preserve
Talcott Rd
COOK COUNTY
EDISON PARK
Lincoln Ave
Carpenter Rd
Devon Ave
EDGEBROOK
Edgebrook Golf Course
O'HARE
Chippewa Woods Preserve
Canfield Ave
Resurrection Medical Center
NORWOOD PARK
Norwood Park
Elston Ave
W. Higgins Rd
Kennedy Expwy
GLADSTONE PARK
Donald E. Stephens Convention Center
Rosemont
ROSEMONT
Rosemont Theatre
Fashion Outlets of Chicago
Chicago O'Hare Intl. Airport
CHICAGO
Harwood Heights
JEFFERSON PARK
Chicago Loop 16 miles
East River Rd
Norridge
Lawrence Ave
Harwood Square
Harwood Commons
Ridgemoor Country Club
Oak Park Ave
SCHILLER PARK
Cumberland Ave
Montrose Ave
Schiller Woods
Harlem Irving Plaza
Norridge Commons
Austin Ave
Central Ave
Schiller Park
Irving Park Rd
River Rd
METRA
METRA MILW.-WEST LINE
Franklin Ave
I-490/ O'HARE WEST BYPASS (Under Constr.)
MANNHEIM
Indian Boundary Golf Course
Forest Preserve Ave
BELMONT AVE
Thatcher Woods Center
Franklin Park
FRANKLIN PARK
RIVER GROVE
Grand Ave
Elmwood Park
Mannheim Rd
Rose St
River Grove
The Oak Park CC
Triton College
Gottlieb Memorial Hospital
Northlake
Melrose Park
North Ave
Lake Michigan
Mundelein
Libertyville
Lake Forest
Vernon Hills
Lincolnshire
Highland Park
Crystal Lake
Cary
Lake Zurich
Buffalo Grove
Algonquin
Barrington
Wheeling
Northbrook
Glencoe
Carpentersville
Barrington Hills
Palatine
Arlington Heights
Mount Prospect
Wilmette
Evanston
Elgin
Hoffman Estates
Schaumburg
Elk Grove Village
Des Plaines
Park Ridge
Skokie
Bartlett
St. Charles
Carol Stream
Glendale Heights
Addison
Elmhurst
Melrose Park
Oak Park
Geneva
Wheaton
Lombard
Glen Ellyn
Cicero
Berwyn
Loop
Batavia
West Chicago
North Aurora
Warrenville
Lisle
Downers Grove
Hinsdale
Brookfield
Aurora
Naperville
Woodridge
Burbank
Burr Ridge
Oswego
Bolingbrook
Oak Lawn
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Mortgage Loan No. 8 – Marriott Chicago O’Hare

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/NR/NR			Location:	Chicago, IL 60631
Original Balance:	$34,750,000			General Property Type:	Hospitality
Cut-off Date Balance:	$34,750,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1967/2021
Borrower Sponsor(1):	Columbia Sussex Corporation			Size:	470 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$73,936
Mortgage Rate:	6.4670%			Maturity Date Balance Per Room:	$58,322
Note Date:	11/18/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	12/11/2035				(borrower-related)
Term to Maturity:	120 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,309,006
Seasoning:	0 months			UW NCF:	$4,909,260
Prepayment Provisions:	L(24),D(89),O(7)			UW NOI Debt Yield:	18.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	14.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	23.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.75x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$6,296,974 (10/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$3,703,031 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,840,708 (12/31/2023)
RE Taxes:	$821,310	$164,262	NAP	Most Recent Occupancy(3):	58.4% (10/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(3):	50.2% (12/31/2024)
FF&E Reserve:	$7,797,000	$116,645	NAP	3rd Most Recent Occupancy:	49.2% (12/31/2023)
Seasonality Reserve:	$2,000,000	Springing	$2,000,000	Appraised Value (as of):	$72,500,000 (9/4/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$154,255
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	47.9%
				Maturity Date LTV Ratio:	37.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$34,750,000	78.1%	Loan Payoff:	$32,632,608	73.4%
Borrower Sponsor Equity:	$9,725,044	21.9%	Upfront Reserves:	$10,620,810	23.9%
			Closing Costs:	$1,221,626	2.7%
Total Sources:	$44,475,044	100.0%	Total Uses:	$44,475,044	100.0%

(1)	See “The Borrower and the Borrower Sponsor” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The increase in Net Operating Income and Occupancy from 2024 to TTM was primarily due to an increase in group bookings and prioritization of multi-day, conference bookings over single-night stays.

The Mortgage Loan. The eighth largest mortgage loan (the “Marriott Chicago O’Hare Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $34,750,000 and secured by the fee interest in a 470-room full-service hotel located in Chicago, IL (the “Marriott Chicago O’Hare Property”).

The Borrower and the Borrower Sponsor. The borrower is CP Chicago O'Hare, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Chicago O’Hare Mortgage Loan.

The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 47 hotels across 18 states, Saint Martin and Washington D.C. with major hospitality brands including Marriott, Hilton, and Hyatt. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of CSC.

The borrower sponsor has experienced prior loan defaults and foreclosures, including an affiliate bankruptcy. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Marriott Chicago O’Hare Property is a twelve-story, 470-room, full-service hotel located in Chicago, Illinois. Situated on an approximately 11.78-acre site, the Marriott Chicago O’Hare property was built in 1967, renovated in 2021 and is operated under the Marriott flag with a franchise agreement expiring on June 23, 2035. The property provides 539 surface parking spaces, resulting in a parking ratio of 1.15 spaces per room. Amenities at the Marriott Chicago O’Hare Property include a restaurant, lounge, fitness room, business center, indoor swimming pool, attached three-story U-shaped guestroom wing, one-story ballroom, conference wing and a typical complement of back-of-the-house facilities. The Marriott Chicago O’Hare Property guestroom configuration consists of 257 king rooms, 158 double queen rooms, 10 suites and 45 ADA accessible rooms. The borrower sponsor acquired the Marriott Chicago O’Hare Property in 2015 and has invested approximately $9.2 million over the past 10 years renovating and upgrading the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

property, including $6.4 million on hotel renovations and $2.2 million on FF&E, resulting in a total cost basis of approximately $77.7 million. The borrower sponsor plans to invest an additional approximately $7.8 million at the Marriott Chicago O’Hare Property improvements to areas including guestrooms, the lobby areas, restaurants, and fitness center. See “Escrows and Reserves – FF&E Reserve,” below.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Chicago O’Hare Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Chicago O’Hare Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	67.6%	$161.25	$109.03	49.2%	$156.09	$76.84	72.8%	96.8%	70.5%
12/31/2024	69.6%	$171.82	$119.66	50.2%	$159.88	$80.19	72.1%	93.1%	67.0%
10/31/2025 TTM	70.5%	$176.28	$124.27	58.4%	$159.97	$93.43	82.8%	90.7%	75.2%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Hyatt Regency O’Hare Chicago, Sheraton Suites Chicago O’Hare, Embassy Suites by Hilton Chicago O'Hare Rosemont, The Westin O’Hare, DoubleTree by Hilton Hotel Chicago O’Hare Airport, Hilton Chicago O’Hare Airport, Hyatt Centric Chicago O’Hare and the Hilton Rosemont Chicago O’Hare.
(3)	The information for the Marriott Chicago O’Hare Property is obtained from the underwriting.

The Market. The Marriott Chicago O’Hare Property is located in Chicago O’Hare Airport submarket Chicago, IL and in the northwest quadrant formed by the intersection of Interstate 90 and North Cumberland Avenue. The Marriott Chicago O’Hare Property is approximately two miles from O’Hare International Airport and 14 miles northwest of the Central Business District of Chicago. The Marriott Chicago O’Hare Property is proximate to major highways, including Interstate 90 (Kennedy Expressway) and Interstate 294 (Tri-State Tollway), which provide regional and interstate access.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Chicago O’Hare Property is 20,377, 148,582 and 446,816 respectively, and the average household income for the same radii is $126,917, $131,564 and $117,622 respectively.

According to a third-party report, the O’Hare submarket is comprised of 88 hotel properties and 15,687 rooms in total. As of October 2025, the O’Hare submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 68.6%, $133 and $91 respectively.

The forward group rooms booked and associated revenue for 2025-2026 as of September 2025 indicates 12,223 rooms booked over the forward 12 months for a total revenue of approximately $2.0 million, which results in increases to rooms booked and associated revenue of 19.6% and 26.5%, respectively, compared to the same period of 2024-2025 bookings.

The following table presents competitive properties to the Marriott Chicago O’Hare Property:

Competitive Property Summary
Property	Year Built	Rooms	Total Meeting Space (sf)	Meeting Space SF per Room
Marriott Chicago O’Hare	1967	470	34,869	74.2
Hyatt Regency O'Hare Chicago	1971	1,095	110,000	100.5
Sheraton Suites Chicago O’Hare	1986	296	13,119	44.3
Embassy Suites by Hilton Chicago O'Hare Rosemont	1987	294	14,000	47.6
The Westin O'Hare	1984	525	50,000	95.2
DoubleTree by Hilton Hotel Chicago O'Hare Airport - Rosemont	2000	369	13,500	36.6
Hilton Chicago O'Hare Airport	1973	860	37,000	43.0
Hyatt Centric Chicago O’Hare	1999	206	7,600	36.9
Hilton Rosemont Chicago O'Hare	1987	300	22000	73.3
Subtotal/Average		4,415	33,565	61.3

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Chicago O’Hare Property of $72,500,000 as of September 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 9, 2025, there was no evidence of any recognized environmental conditions at the Marriott Chicago O’Hare Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Chicago O’Hare Property:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	10/31/2025 TTM	UW	UW per Room
Occupancy(2)	16.1%	22.7%	45.5%	49.2%	50.2%	58.4%	58.4%
ADR	$109.72	$125.45	$146.73	$156.09	$159.88	$159.97	$159.97
RevPAR	$17.67	$28.43	$66.69	$76.84	$80.19	$93.43	$93.43

Rooms Revenue	$3,039,095	$4,876,616	$11,440,502	$13,181,323	$13,794,033	$16,027,567	$16,027,567	$34,101.21
Food & Beverage Revenue	$1,692,461	$2,604,777	$7,782,954	$9,154,210	$9,095,604	$10,669,425	$10,669,425	$22,700.90
Parking Revenue	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$547,362	$651,250	$1,260,198	$1,343,962	$1,330,670	$1,297,915	$1,297,915	$2,761.52
Total Revenue	$5,278,918	$8,132,643	$20,483,654	$23,679,495	$24,220,307	$27,994,907	$27,994,907	$59,563.63

Room Expense	$2,422,980	$2,534,929	$4,850,351	$5,444,332	$5,774,778	$6,065,761	$6,065,761	$12,905.87
Food & Beverage Expense	$1,509,224	$1,657,452	$4,150,029	$4,681,176	$4,780,986	$5,513,401	$5,513,401	$11,730.64
Other Department Expense	$37,075	$31,249	$71,683	$70,844	$56,455	$65,861	$65,861	$140.13
Total Department Expenses	$3,969,279	$4,223,630	$9,072,063	$10,196,352	$10,612,219	$11,645,023	$11,645,023	$24,776.64
Gross Operating Income	$1,309,639	$3,909,013	$11,411,591	$13,483,143	$13,608,088	$16,349,884	$16,349,884	$34,786.99

Total Undistributed Expenses	$3,388,874	$3,438,694	$6,168,083	$7,120,376	$7,846,563	$7,905,029	$7,957,912	$16,931.73
Gross Operating Profit	($2,079,235)	$470,319	$5,243,508	$6,362,767	$5,761,525	$8,444,855	$8,391,972	$17,855.26

Property Taxes	$1,442,840	$934,038	$786,900	$2,257,450	$1,744,845	$1,821,248	$1,787,569	$3,803.34
Insurance	$187,237	$207,294	$214,169	$264,609	$313,649	$326,633	$295,397	$628.50
Total Operating Expenses	$1,630,077	$1,141,332	$1,001,069	$2,522,059	$2,058,494	$2,147,881	$2,082,966	$4,431.84

Net Operating Income(2)	($3,709,312)	($671,013)	$4,242,439	$3,840,708	$3,703,031	$6,296,974	$6,309,006	$13,423.42
FF&E	0	$0	$0	$0	$0	$0	$1,399,745	$2,978.18
Net Cash Flow	($3,709,312)	($671,013)	$4,242,439	$3,840,708	$3,703,031	$6,296,974	$4,909,260	$10,445.23

NOI DSCR	(1.32x)	(0.24x)	1.51x	1.37x	1.32x	2.24x	2.25x
NCF DSCR	(1.32x)	(0.24x)	1.51x	1.37x	1.32x	2.24x	1.75x
NOI Debt Yield	(10.7%)	(1.9%)	12.2%	11.1%	10.7%	18.1%	18.2%
NCF Debt Yield	(10.7%)	(1.9%)	12.2%	11.1%	10.7%	18.1%	14.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Chicago O’Hare Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income and Occupancy from 2024 to TTM Oct 2025 was primarily due to an increase in group bookings and prioritization of multi-day, conference bookings over single-night stays.

Escrows and Reserves.

Real Estate Taxes– The Marriott Chicago O’Hare Mortgage Loan documents require an upfront deposit of $821,310 and ongoing monthly deposits of $164,262 for real estate taxes.

Insurance – The Marriott Chicago O’Hare Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums within 30 days after the scheduled expiration dates of the policies.

FF&E Reserve – The loan documents require an upfront deposit of $7,797,000 and ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $116,645. The FF&E Reserve funds are set aside for “mid-term refresh” improvements to guestrooms, lobby areas, restaurants, and fitness center that are planned by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

Seasonality Reserve –The Marriott Chicago O’Hare Mortgage Loan documents require an upfront deposit of $2,000,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in January, February, March, and April to the extent that there is insufficient cash flow from the Marriott Chicago O’Hare Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Chicago O’Hare Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months. The borrower is required to deposit with the lender an amount equal to 1/2 of the Seasonality Reserve Required Annual Balance, initially $250,000 for monthly payment date in June and $350,000 for monthly payment dates occurring in July, August, September, October and November (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $2,000,000.

Replacement Comfort Letter Reserve – The Marriott Chicago O’Hare Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Chicago O’Hare Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Chicago O’Hare Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Chicago O’Hare Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Chicago O’Hare Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Chicago O’Hare Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Chicago O’Hare Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the DSCR falling below 1.25x, tested quarterly; or
(iii)	the date that is twelve months prior to expiration of the franchise agreement

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, the DSCR has been equal to or greater than 1.25x for one calendar quarter; or
(iii)	With regard to clause (iii) above, upon the borrower delivering evidence, in form and substance acceptable to the lender that the franchise agreement has been extended, or the borrower entering into a replacement franchise agreement.

ROFR’s/ Purchase Options.   The franchisor (Marriott International, Inc.) has a conditional Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels).  See “Description of the Mortgage Pool —Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The Marriott Chicago O’Hare Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Chicago O’Hare Property, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering Loss of income up to 12-months following physical restoration. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

ULTA
OLD NAVY

DICK'S
SPORTING GOODS

DICK'S

PETSMART
ULTA
DICK'S

OLDNAVY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

Red Rock Commons
15 South River Road
St. George, UT 84790
St. George
Washington
Santa Clara
Ivins
WASHINGTON COUNTY
Snow Canyon State Park
Tuacahn Center for the Arts
Red Cliffs National Conservation Area
Entrada At Snow Canyon Country Club
Santa Clara City Park
Dixie Red Hills Golf Course
Sunbrook Golf Club
Green Spring Golf Course
Southgate Golf Club
St. George Golf Club
Bloomington Country Club
SunRiver Golf Club
Bloomington Petroglyph Park
Dixie Commons
Rosenbruch World Wildlife Museum
Dixie Convention Center
The Dixie Sugarloaf
St. George Narrows
Red Hills Desert Garden
Utah Tech University
M. Anthony Burns Arena
Greater Zion Stadium
Intermountain Health St. George Regional Hospital
Red Cliffs Mall
The Shoppes at Zion
Cotton Mill Center
Western Sky Aviation Warbird Museum
St. George Regional Airport
Salt Lake City 296 miles
Las Vegas 114 miles
Snow Canyon Pkwy
Pioneer Pkwy
Sunset Blvd
Tuweap Dr
N. Dixie Downs Rd
Valley View Dr
Bluff St
Red Hills Pkwy
St. George Blvd
E. 700 South
Middleton Dr
Telegraph St
E. Riverside Dr
S. Mall Dr
Sandia Rd
River St
1450 South St
E. 3650 St
S. 3000 East
2450 S. St
Dixie Dr
Brigham Rd
Quarry Ridge Rd
River Rd
4130 South
Virgin River
18
8
34
15
OREGON
IDAHO
WYOMING
NEVADA
UTAH
COLORADO
CALIFORNIA
ARIZONA
NEW MEXICO
MEXICO
TX
Pacific Ocean
Nampa
Boise
Idaho Falls
Pocatello
Riverton
Casper
Rock Springs
Cheyenne
Ogden
Salt Lake City
Provo
Elko
Spring Creek
Reno
Carson City
Ely
DENVER
Grand Junction
COLORADO SPRINGS
Cedar City
St. George
Durango
Farmington
LAS VEGAS
Henderson
Bakersfield
Santa Fe
Flagstaff
ALBUQUERQUE
LOS ANGELES
San Bernardino
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
TUCSON
Nogales
Las Cruces
EL PASO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Mortgage Loan No. 9 – Red Rock Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA/):	NR/NR/NR			Location:	St. George, UT 84790
Original Balance:	$28,050,000			General Property Type:	Retail
Cut-off Date Balance:	$28,050,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2011/2013
Borrower Sponsor:	Pacific Castle Management Inc.			Size:	134,152 SF
Guarantor:	Wayne W. Cheng; Cheng Family Trust			Cut-off Date Balance Per SF:	$209
	Dated December 21, 2000			Maturity Date Balance Per SF:	$209
Mortgage Rate:	6.2000%			Property Manager:	Pacific Castle PM, Inc.
Note Date:	10/1/2025				(borrower-related)
Maturity Date:	10/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$2,807,454
Amortization Term:	0 months			UW NCF:	$2,666,517
IO Period:	120 months			UW NOI Debt Yield:	10.0%
Seasoning:	2 months			UW NCF Debt Yield:	9.5%
Prepayment Provisions:	L(24),YM1(89),O(7)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.51x
Additional Debt Type:	NAP			Most Recent NOI:	$2,919,156 (5/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,908,374 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,670,872 (12/31/2023)
				Most Recent Occupancy:	99.1% (7/1/2025)
Reserves(1)				2nd Most Recent Occupancy:	99.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.0% (12/31/2023)
RE Taxes:	$202,630	$20,263	NAP	Appraised Value (as of):	$43,000,000 (7/8/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$321
Replacement Reserve:	$0	$2,124	$76,466	Cut-off Date LTV Ratio:	65.2%
TI/LC Reserve:	$250,000	Springing	$250,000	Maturity Date LTV Ratio:	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,050,000	100.0%	Loan Payoff:	$20,795,143	74.1%
			Return of Equity:	$6,351,171	22.6%
			Reserves:	$452,630	1.6%
			Closing Costs:	$451,056	1.6%
Total Sources:	$28,050,000	100.0%	Total Uses:	$28,050,000	100.0%

(1)	See “Escrows and Reserves”.

The Mortgage Loan. The ninth largest mortgage loan (the “Red Rock Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,050,000 and secured by a first priority fee mortgage encumbering a 134,152 SF anchored retail property in St. George, Utah (the “Red Rock Commons Property”).

The Borrower and the Borrower Sponsor. The borrower for the Red Rock Commons Mortgage Loan is Pacific Castle Red Rock, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. The borrower is 100% owned by Pacific Castle HB Fund, LLC, which is 9% owned by its managing member, Pacific Castle Holdings, LLC, 88.0% owned by HAR-Pacific Castle I, LLC, and 3% owned by HAR-Managing Entity LLC. Pacific Castle Holdings, LLC is managed by an entity approximately 0.155% owned and controlled by Wayne W. Cheng, who, together with the Cheng Family Trust dated December 21, 2000, is the non-recourse carveout guarantor of the Red Rock Commons Mortgage Loan. Wayne W. Cheng is the chief executive officer of the borrower sponsor, Pacific Castle Management, Inc. Pacific Castle Management, Inc. is a southern California-based real estate investment company that was founded in 1993 by Wayne W. Cheng, who since 1993, has been the founder, principal shareholder, director and an executive officer of various affiliates of the borrower sponsor. The Cheng Family Trust owns approximately 7.834% of Pacific Castle Holdings, LLC and approximately 1.91% of the borrower. Affiliates of the borrower sponsor currently own and/or manage a portfolio of shopping centers in the western United States comprised of approximately two million SF.

The Property. The Red Rock Commons Property is comprised of a fee interest in a 134,152 SF six building, anchored retail property on an approximately 18.9-acre site in St. George, Utah, that includes 542 parking spaces (4.0 spaces per 1,000 SF). The Red Rock Commons Property was built in 2011 and renovated in 2013. The Red Rock Commons Property was acquired by the borrower sponsor for $33.2 million in 2017. The Red Rock Commons Property is anchored by Dick’s Sporting Goods (33.6% of NRA; 16.9% of underwritten base rent), with other major tenants including Ulta Salon, Old Navy, and PetSmart. As of July 1, 2025, the Red Rock Commons Property was 99.1% leased to 23 tenants, with 93.7% of the NRA (90.1% of rent) being leased to national retailers including Chick-Fil-A, FedEx and Sport Clips. The rent roll is granular, with no tenant other than Dick’s Sporting Goods accounting for more than 8.3% of rent. The Red Rock Commons Property benefits from long term tenancy with 89.8% of the NRA (83.0% of underwritten base rent) being original tenants that have been in occupancy for more than 10 years. Tenants representing 88.3% of the NRA (82.5% of underwritten base rent) have signed a renewal or new lease since 2022. The average tenure for the current tenant base is 10.4 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

Major Tenants.

Dick’s Sporting Goods (45,018 SF, 33.6% of NRA, 16.9% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an American chain of sporting good stores founded in 1948 in Binghamton, New York. It is the largest sporting goods retailer in the United States, with over 850 stores, and employs approximately 50,100 employees. Additionally, Dick’s Sporting Goods operates a number of subsidiaries, including Foot Locker and Golf Galaxy. Dick’s Sporting Goods has anchored the Red Rock Commons Property since 2012, has a lease expiration date of January 31, 2028, and has three, five-year renewal options remaining.

Old Navy (15,003 SF, 11.2% of NRA, 8.0% of underwritten base rent). Old Navy is a national apparel and accessories brand that is owned by Gap. Old Navy opened its first store in 1994. Today, there are over 1,200 Old Navy stores. Old Navy’s corporate operations are based in the Mission Bay neighborhood of San Francisco, California, with its largest stores (its flagship stores), located in New York City, Seattle, Chicago, Manila, and Mexico City. Old Navy has operated at the Red Rock Commons Property since 2012, has a lease expiration date of March 31, 2027, and has no renewal options remaining.

Petsmart (12,145 SF, 9.1% of NRA, 6.7% of underwritten base rent). Founded in 1987, PetSmart is a privately held American chain of pet stores, which sell pet products, services and small pets. The company is headquartered in Phoenix, Arizona and has more than 1,680 locations in the United States, Canada and Puerto Rico. Petsmart has operated at the Red Rock Commons Property since 2012, has a lease expiration date of March 31, 2027, and has three automatic five-year renewal options remaining.

The following table presents a summary regarding the major stores at the Red Rock Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Dick's Sporting Goods	NR/Baa2/BBB	45,018	33.6%	$506,250	16.9%	$11.25	1/31/2028	3 x 5 year	N
Old Navy	NR/Ba2/BB	15,003	11.2%	$240,000	8.0%	$16.00	3/31/2027	None	N
Petsmart	NR/B2/B+	12,145	9.1%	$200,393	6.7%	$16.50	3/31/2027	3 x 5 year(3)	N
Ulta Salon	NR/NR/NR	9,938	7.4%	$210,586	7.0%	$21.19	2/28/2027	1 x 5 year	N
Maurices	NR/NR/NR	8,012	6.0%	$248,372	8.3%	$31.00	1/31/2034	2 x 5 year	N
Subtotal/Wtd. Avg.		90,116	67.2%	$1,405,601	47.0%	$15.60

Other Tenants		42,866	32.0%	$1,586,703	53.0%	$37.02
Occupied Subtotal/Wtd. Avg.		132,982	99.1%	$2,992,303	100.0%	$22.50

Vacant Space		1,170	0.9%
Total/Wtd. Avg.		134,152	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	The renewal option for Petsmart will be exercised automatically unless the tenant gives written notice to the landlord no later than nine months prior to the expiration of the current lease term that the tenant does not intend to exercise such option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover at the Red Rock Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	960	0.7%	0.7%	$42,344	1.4%	1.4%	$44.11
2027	8	49,110	36.6%	37.3%	$1,090,077	36.4%	37.8%	$22.20
2028	3	55,076	41.1%	78.4%	$845,204	28.2%	66.1%	$15.35
2029	7	15,562	11.6%	90.0%	$583,224	19.5%	85.6%	$37.48
2030	1	1,018	0.8%	90.7%	$44,039	1.5%	87.1%	$43.26
2031	0	0	0.0%	90.7%	$0	0.0%	87.1%	$0.00
2032	1	1200	0.9%	91.6%	$59,328	2.0%	89.0%	$49.44
2033	1	2,044	1.5%	93.2%	$79,716	2.7%	91.7%	$39.00
2034	1	8012	6.0%	99.1%	$248,372	8.3%	100.0%	$31.00
2035 & Thereafter	0	0	0.0%	99.1%	$0	0.0%	100.0%	$0.00
Vacant	0	1,170	0.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	23	134,152	100.0%		$2,992,303	100.0%		$22.50

(1)	Information is based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Total UW Rent PSF Rolling excludes vacant space.

The Market. The Red Rock Commons Property is located in St. George, Utah, within the Cedar City & St. George retail submarket of the St. George, Utah metropolitan statistical area retail market. St. George is situated in the southwest corner of Utah on the Arizona border, just off of I-15, approximately 120 miles northeast of Las Vegas. The Red Rock Commons Property is located at the highly trafficked, signalized intersection of South River Road and 100 South Street, within the area’s primary retail corridor. River Road is one of St. George’s major thoroughfares, with an average traffic count of approximately 30,000 vehicles per day. Additionally, the Red Rock Commons Property is adjacent to I-15 providing dining and shopping options for those traveling through St. George to Salt Lake City to the northeast and Las Vegas to the southwest. Major neighboring retailers in adjacent shopping centers include Target, TJ Maxx, Michaels, Ross, Dollar Tree and Lowe’s. The Red Rock Commons Property is also less than half a mile from Utah Tech University, which has an enrollment of over 12,500 students. St. George, which is the county seat, is considered the county’s largest city having approximately 65,000 residents. The population of Washington County is more than 140,000.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the St. George, Utah metropolitan statistical area retail market was approximately 2.7%, with average asking rents of $23.68 PSF and an inventory of approximately 10.2 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Cedar City & St. George retail submarket was approximately 2.5%, with average asking rents of $22.91 PSF and inventory of approximately 12.5 million SF. According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Red Rock Commons Property was 8,830, 56,198 and 128,158, respectively. According to the appraisal, the 2025 estimated average household income within the same radii was $76,049, $103,239 and $107,412, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

The following table presents recent inline space leasing data at comparable retail properties with respect to the Red Rock Commons Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (months)	Rent PSF	Lease Type
Red Rock Commons (subject)(1) 15 South River Road St. George, UT	2011 / 2013	134,152	The Habit Mattress Firm	2,520 5,058	Jan. 2024 Feb. 2023	60 60	$42.00 $39.72	NNN NNN
The Promenade at Red Cliffs 245 Red Cliffs Drive St. George, UT	1995 / NAP	96,401	Rad Swimwear	1,200	Aug. 2023	36	$35.00	NNN
Sunset Corner 1051-1091 North Bluff Street Saint George, UT	2001 / NAP	350,173	Crave Cookies	1,767	Jan. 2025	120	$44.00	NNN
2505 South River Road St. George, UT	2024 / NAP	9,152	Canyon Pizza Co	1,603	Apr. 2025	84	$42.00	NNN
Pineview Plaza Retail Center 2376 Red Cliffs Drive St. George, UT	2004 / NAP	142,000	Wingstop	1,408	Aug. 2024	120	$36.00	NNN
5049 West 13400 South 5049 13400 South Riverton, UT	2008 / NAP	2,200	Starbucks	2,200	Sep. 2023	120	$58.00	NNN
Eagle Mountain Town Center Marketplace 1385 East Eagle Mountain Boulevard Eagle Mountain, UT	2022 / NAP	4,575	Arby’s	2,325	Jul. 2023	120	$41.40	NNN
25 North Plaza 25 North 100 East St. George, UT	1974 / 2022	37,202	ABS Kids	10,559	Apr. 2024	84	$24.10	NNN
St. George Place 717-745 South Bluff Street St. George, UT	1983 / NAP	230,150	Five Below	9,960	Sep. 2024	120	$16.50	NNN
Sandstone Village 42 South River Road Saint George, UT	2005 / NAP	79,575	Minky Couture	9,250	Mar. 2021	72	$15.50	NNN

Source: Appraisal.

(1)	Information other than Year Built is based on the underwritten rent roll dated July 1, 2025.

The following table presents information relating to the appraisal’s market rent conclusion for the Red Rock Commons Property:

Market Rent Summary
	Market Rent	Term (years)	Rent Escalations	TI Allowance (PSF) (New)	Leasing Commissions (New / Renewal)	Reimbursements
Big Box	$16.00	10	10% every 5 years	$5.00	6.0% / 3.0%	NNN
In-Line Retail	$38.00	5	3% per annum	$10.00	6.0% / 3.0%	NNN
Pad Retail	$42.00	10	10% every 5 years	$5.00	6.0% / 3.0%	NNN

Source: Appraisal.

Appraisal. The appraisal concluded to an “As-Is” value for the Red Rock Commons Property of $43,000,000 as of July 8, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 18, 2025, there was no evidence of any recognized environmental conditions at the Red Rock Commons Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Red Rock Commons Property:

Cash Flow Analysis
	2022	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,719,889	$2,711,012	$2,970,744	$2,963,543	$3,036,763	$22.64
Reimbursements	$539,308	$593,121	$629,701	$650,781	$623,074	$4.64
Other Income	$5,108	$2,811	$25	$25	$25	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($182,992)	($1.36)
Effective Gross Income	$3,264,305	$3,306,944	$3,600,470	$3,614,349	$3,476,870	$25.92

Real Estate Taxes	$224,454	$229,657	$229,336	$229,202	$243,175	$1.81
Insurance	$41,763	$52,586	$61,889	$66,032	$65,496	$0.49
Other Operating Expenses	$338,727	$353,829	$400,871	$399,959	$360,745	$2.69
Total Operating Expenses	$604,944	$636,072	$692,097	$695,193	$669,416	$4.99

Net Operating Income	$2,659,361	$2,670,872	$2,908,374	$2,919,156	$2,807,454	$20.93
Replacement Reserves	$0	$0	$0	$0	$25,489	$0.19
TI/LC	$0	$0	$0	$0	$115,448	$0.86
Net Cash Flow	$2,659,361	$2,670,872	$2,908,374	$2,919,156	$2,666,517	$19.88

Occupancy (%)(2)	100.0%	99.0%	99.0%	99.1%	95.0%
NOI DSCR	1.51x	1.51x	1.65x	1.66x	1.59x
NCF DSCR	1.51x	1.51x	1.65x	1.66x	1.51x
NOI Debt Yield	9.5%	9.5%	10.4%	10.4%	10.0%
NCF Debt Yield	9.5%	9.5%	10.4%	10.4%	9.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps underwritten through August 2026 totaling $14,511.
(2)	UW Occupancy (%) represents economic occupancy. 5/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated July 1, 2025.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $202,630 for real estate taxes, and (i) $250,000 for tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to approximately $20,263).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Capital Expenditure Reserves – On a monthly basis, the borrower is required to escrow approximately $2,124 for annual capital expenditures approved by the lender; provided that the borrower is not required to make such deposits at any time that the balance of such funds is equal to or greater than $76,466.

Rollover Reserves – On a monthly basis, the borrower is required to escrow approximately $11,179 for tenant improvements and leasing commissions incurred after origination; provided\ that the borrower is not required to make such deposits at any time that the balance of such funds is equal to or greater than $250,000.

Lockbox and Cash Management. The Red Rock Commons Mortgage Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to deposit all rents into the lockbox account and, if notwithstanding such direction, the borrower or manager receives any rents, to deposit such amounts into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Red Rock commons Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Red Rock Commons Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved (or deemed approved) annual budget (“Approved Operating Expenses”) and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Red Rock Commons Mortgage Loan during such Cash Sweep Event Period (provided, that if no event of default exists, the lender is required to release funds in such account to the borrower to pay Approved Operating Expenses) or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

A "Cash Sweep Event Period" commences upon the occurrence of (a) an event of default; (b) the debt service coverage ratio being less than 1.15x at the end of any calendar quarter based upon the trailing 12 months operating statement and current in place rent roll (a “DSCR Event”); (c) Dick's Sporting Goods or any lease guarantor files for bankruptcy or Dick’s Sporting Goods ceases to do business open to the public at the Red Rock Commons Property (subject to exceptions for temporary cessation of operations due to remodeling, restoration or in accordance with a governmental order) (a “Tenant Credit Event”); and (d) for Dick’s Sporting Goods the date which is the earlier to occur of (i) the date Dick’s Sporting Goods gives notice to vacate and (ii) 9 months prior to the Dick's Sporting Goods’ lease expiration date (a "Lease Expiration Event").

If the DSCR is above 1.00x but below 1.15x , the borrower may avoid a Cash Sweep Event Period with respect to a DSCR Event by posting cash or a letter of credit in the amount which (if applied to the Red Rock Commons Mortgage Loan balance ) would cause the Red Rock Commons Property to have a debt service coverage ratio of 1.15x . The borrower may avoid a Cash Sweep Event Period with respect to a Tenant Credit Event or Lease Expiration Event by posting cash or a letter of credit in the minimum amount of $950,000.

A Cash Sweep Event Period will end upon (w) if commenced due to an event of default, upon the cure (if applicable) of such event of default, (x) if commenced due to a DSCR Event, upon the debt service coverage ratio being equal to or greater than 1.15x for the immediately preceding two calendar quarters, based upon the trailing 12 months operating statement and current in place rent roll, (y) if commenced in connection with a Tenant Credit Event, either (1) the applicable lease is affirmed in bankruptcy, the tenant is in occupancy of the entire space, open for business during customary business hours and paying full, unabated rent (which can include any free rent only during a free rent period under the lease provided that it is being held in a reserve with the lender), or (2) the entire tenant’s space is leased to a new tenant on terms and conditions approved by the lender in its sole but reasonable discretion, and the borrower delivers an estoppel from such new tenant evidencing that such new tenant is in occupancy of all of its space, open for business and paying full, unabated rent with all tenant improvements and leasing commissions fully paid (a “Tenant Estoppel”), and (z) if commenced due to a Lease Expiration Event, either (1) the tenant has renewed or extended its lease in accordance with its terms or otherwise on terms reasonably approved by the lender or (b) at least 90% of the subject space is re-leased to one or more new tenants on terms and conditions approved by the lender in its sole discretion along with the borrower’s delivery to the lender of a Tenant Estoppel.

Letter of Credit. The borrower may post a letter of credit to cure a Cash Sweep Event Period caused by a DSCR Event, Tenant Credit Event or Lease Expiration Event, as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The Red Rock Commons Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the Red Rock Commons Property plus 12 months of business interruption insurance with an extended period of indemnity of up to 12 months . If acts of terrorism or similar perils are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

Burlington
Burlington
DSW
SEPHORA
five BELOW

five BELOW
SEPHORA

Burlington
DSW
DSW
five BELOW

five BELOW

WHOLE FOODS MARKET

Burlington

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

4 Union Square South
44 East 14th Street
New York, NY 10003
MANHATTAN
Flatiron District
Union Square
Gramercy Park
Chelsea
West Village
Greenwich Village
East Village
NoHo
Madison Square Park
Union Square Park
Washington Square Park
Stuyvesant Square Park
Cooper Triangle
Supreme Court-Appellate Division
Metropolitan Life North Building
One Madison Avenue
69th Regiment Armory
Baruch College
The Marcel at Gramercy Hotel
Gramercy Theatre
Freehand New York
School of Visual Arts
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Ctr.
NYU Wagner
W New York Union Square
The Stand
Daryl Roth Theatre
Vel Records
Irving Plaza
Mt. Sinai Union Square
Vineyard Theatre
Con Edison
The Jefferson
Walker Tower
Rubin Museum of Himalayan Art
Oden Technologies
Adobe Inc.
The Twenty Two New York
The Victoria
The Sierra Chelsea
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army - Greater New York Division
Lenox Health Greenwich Village
Walker Hotel Greenwich Village
Quad Cinema
MacMillan Building
Benjamin N. Cardozo School of Law
The Village Temple
Hyatt Union Sq.
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Grace Church
Moxy NYC East Village
Emma Lazarus House
The Stuyvesant Fish House
Yahoo
NYU Center for Bioethics
The Cooper Union
Albert Nerken School Of Engineering
St. George Ukrainian Catholic Church
Ukrainian Museum
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Blue Man Group New York
The Public Theater
New York University
The Standard, East Village
Merchant's House Museum
IFC Center
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Hebrew Union College - Jewish Inst. of Religion
Gene Frankel Theatre
Wolfe Center
Museum of Wild & Newfangled Art
Zürcher Gallery
W. 23rd St.
E. 23rd St.
E. 25th St.
E. 24th St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
W. 18th St.
E. 18th St.
W. 17th St.
E. 17th St.
W. 16th St.
E. 16th St.
W. 15th St.
E. 15th St.
W. 14th St.
E. 14th St.
W. 13th St.
E. 13th St.
W. 12th St.
E. 12th St.
W. 11th St.
E. 11th St.
W. 10th St.
E. 10th St.
W. 9th St.
E. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
E. 5th St.
E. 4th St.
W. 3rd St.
E. 3rd St.
E. 2nd St.
Bleecker St.
Broadway
Park Ave. S.
Lexington Ave.
3rd Ave.
Irving Pl.
4th Ave.
5th Ave.
6th Ave.
7th Ave.
7th Ave. S.
University Pl.
Greenwich Ave.
Waverly Pl.
Christopher St.
Bleecker St.
Bedford St.
Carmine St.
Mercer St.
Lafayette St.
Bowery
23RD ST
23RD ST/ LEXINGTON
18TH ST/ 7TH AVE
14TH ST
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
6TH AVE
3RD AVE
14TH ST/ 7TH AVE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
CHRISTOPHER/ SHERIDAN ST
4TH ST/ WASHINGTON SQ
N Q R
4 5 6
1 2 3
B D F M
A C E
L
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
Greenwich Village
Little Italy
NEW JERSEY
SoHo
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Mortgage Loan No. 10 – 4 Union Square South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/KBRA):	NR/BBB+/A+			Location:	New York, NY 10003
Original Balance(1):	$27,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$27,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1971/2003
Borrower Sponsor:	Vornado Realty L.P.			Size:	204,189 SF
Guarantor:	Vornado Realty L.P.			Cut-off Date Balance PSF(1):	$588
Mortgage Rate:	5.6420%			Maturity Date Balance PSF(1):	$588
Note Date:	8/12/2025			Property Manager:	Vornado Office Management LLC
Maturity Date:	9/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$17,073,095
IO Period:	120 months			UW NCF:	$16,588,633
Seasoning:	3 months			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions(2):	L(27),D(86),O(7)			UW NCF Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.42x
Additional Debt Balance:	$92,500,000			Most Recent NOI:	$17,243,702 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$17,204,383 (12/31/2024)
				3rd Most Recent NOI:	$16,961,741 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	100.0% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$1,567,806	$522,602	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$290,000,000 (5/12/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$1,420
TI/LC Obligations(4):	$200,000	$0	NAP	Cut-off Date LTV Ratio(1):	41.4%
Rollover Reserve:	$0	$34,031	NAP	Maturity Date LTV Ratio(1):	41.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	97.5%	Existing Debt:	$120,234,395	97.6%
Borrower Sponsor Equity:	$3,134,253	2.5%	Reserves:	$1,767,806	1.4%
			Closing Costs:	$1,132,052	0.9%
Total Sources:	$123,134,253	100.0%	Total Uses:	$123,134,253	100.0%
(1)	4 Union Square South Mortgage Loan (as defined below) is part of the 4 Union Square South Whole Loan (as defined below) which is comprised of three pari passu promissory notes, with an aggregate original principal amount of $120,000,000. The Underwriting and Financial Information presented above is based on the 4 Union Square South Whole Loan.
(2)	The 4 Union Square South Whole Loan documents permit partial prepayment of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%).
(3)	See “Escrows and Reserves” below.
(4)	Initial deposit for TI/LC Obligations is specifically for the Burlington Coat Factory only.

The Mortgage Loan. The tenth largest mortgage loan (the “4 Union Square South Mortgage Loan”) is part of a whole loan (the “4 Union Square South Whole Loan”) evidenced by three pari passu promissory notes with an aggregate principal amount of $120,000,000 and secured by the borrowers fee simple interest in a 204,189 SF trophy-class urban anchored retail center located at 44 East 14th Street in New York, NY (“4 Union Square South Property”). The 4 Union Square South Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal amount of $27,500,000.

The 4 Union Square South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 securitization trust. The relationship between the holders of the 4 Union Square South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the 4 Union Square South Whole Loan.

4 Union Square South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-C65	Yes
A-1-2	$32,500,000	$32,500,000	BBCMS 2025-C39	No
A-2	$27,500,000	$27,500,000	BANK 2025-BNK51	No
Whole Loan	$120,000,000	$120,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The Borrower and the Borrower Sponsor. The borrower is 4 USS LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Vornado Realty L.P., owned and controlled by Vornado Realty Trust (“Vornado”, NYSE: VNO).

Vornado is a fully-integrated Real Estate Investment Trust (“REIT”) founded in 1982 and headquartered in New York City. Vornado is the largest owner and manager of street retail in Manhattan, with a portfolio of more than 2.4 million SF and a particular focus on flagship stores for marquee brands.

The Property. The 4 Union Square South Property is an anchored retail center totaling 204,189 SF located in New York, New York. Situated on an approximately 0.757-acre site, the 4 Union Square South Property was built in 1971 and, in 2003, the borrower sponsor redeveloped the property from a single-tenant department store into a multi-tenant retail center. The 4 Union Square South Property is anchored by Burlington Coat Factory (“Burlington”), Whole Foods and DSW Shoes (“DSW”) with additional national tenants including Five Below and Sephora. As of April 1, 2025, the 4 Union Square South Property was 100.0% leased to six retail tenants and has averaged 99.0% occupancy since 2015.

Major Tenants.

Burlington (92,602 SF; 45.4% of NRA; 21.8% of UW rent). Founded in 1972 and headquartered in Burlington Township, New Jersey, Burlington is an American national off-price department store retailer with more than 1,000 stores in 46 states and Puerto Rico. As of March 31, 2025, the tenant reported trailing 12-month sales of $399 PSF and an occupancy cost of 27.0%. Burlington has been in occupancy at the 4 Union Square South Property since 2012, has a lease expiration in March 2030 and has no renewal or termination options.

Whole Foods (61,097 SF; 29.9% of NRA; 41.6% of UW rent). Whole Foods, a subsidiary of Amazon, is an American multinational supermarket chain founded in 1980 and headquartered in Austin, Texas. Whole Foods has more than 500 stores in North America and seven in the United Kingdom. As of March 31, 2025, the tenant reported trailing 12-month sales of $1,251 PSF and an occupancy cost of 13.1%. Whole Foods has been at the 4 Union Square South Property since 2004, has a lease expiration in November 2040 and has no renewal or termination options.

DSW (30,762 SF; 15.1% of NRA; 12.5% of UW rent). Founded in 1969, DSW is an American retail shoe store chain with more than 500 stores in the United States. As of March 31, 2025, the tenant reported trailing 12-month sales of $482 PSF and an occupancy cost of 19.9%. DSW has been in occupancy at the 4 Union Square South Property since 2004, has a lease expiration in October 2034 and has no renewal or termination options.

The following table presents certain information relating to the tenancy at the 4 Union Square South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF
							March 2025 TTM Sales $	March 2025 TTM Sales PSF	March 2025 TTM Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Burlington	NR/Ba1/BB+	92,602	45.4%	$5,154,227	21.8%	$55.66	$36,923,091	$399	27.0%	3/31/2030	None	N
Whole Foods	NR/A1/AA-	61,097	29.9%	$9,847,604	41.6%	$161.18	$76,424,936	$1,251	13.1%	11/30/2040	None	N
DSW	NR/NR/NR	30,762	15.1%	$2,950,000	12.5%	$95.90	$14,823,322	$482	19.9%	10/31/2034	None	N
Five Below	NR/NR/NR	10,025	4.9%	$1,008,000	4.3%	$100.55	$4,448,092	$444	24.4%	1/31/2037	1 x 5 years	N
Sephora	NR/NR/NR	8,018	3.9%	$4,369,810	18.5%	$545.00	$25,733,955	$3,210	17.9%	1/31/2033	None	N
Kazunori	NR/NR/NR	1,682	0.8%	$320,855	1.4%	$190.76	NAV	NAV	NAV	3/31/2038	None	N
Major Tenant Subtotal/Wtd. Avg.		204,186	100.0%	$23,650,496	100.0%	$115.83
Other		3	0.0%	$8,026	0.0%	$2,675.36
Occupied Collateral Subtotal/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
Vacant Space		0	0.0%	$0.0	0.0%	$0.0
Total/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(3)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents a summary of sales and occupancy costs for certain Major Tenants (as defined below) at the 4 Union Square South Property.

Tenant Sales (1)
	2023 Sales (PSF)	2024 Sales (PSF)	March 2025 TTM Sales (PSF)	Occupancy Cost (2)
Burlington	$390	$401	$399	27.0%
Whole Foods	$1,152	$1,207	$1,251	13.1%
DSW	$466	$525	$482	19.9%
Five Below	$421	$446	$444	24.4%
Sephora	$3,038	$3,074	$3,210	17.9%
(1)	Information obtained from the borrower.
(2)	Occupancy cost is based on underwritten rent and total reimbursements divided by March 2025 TTM reported sales.

The following table presents certain information relating to the lease rollover schedule at 4 Union Square South Property:

Lease Rollover Schedule (1)
Year	# of Leases Rolling (2)	SF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	1	1	0.0%	0.0%	$6,753	0.0%	0.0%	$6,753.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027(2)	1	1	0.0%	0.0%	$1,273	0.0%	0.0%	$1,273.08
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	92,602	45.4%	45.4%	$5,154,227	21.8%	21.8%	$55.66
2031(2)	1	1	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2032	0	0	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2033	1	8,018	3.9%	49.3%	$4,369,810	18.5%	40.3%	$545.00
2034	1	30,762	15.1%	64.3%	$2,950,000	12.5%	52.8%	$95.90
2035	0	0	0.0%	64.3%	$0	0.0%	52.8%	$0.00
Thereafter	3	72,804	35.7%	100.0%	$11,176,459	47.2%	100.0%	$153.51
Vacant	0	0	0.00%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	9	204,189	100.00%		$23,658,522	100.00%		$115.87
(1)	Information is based on the underwritten rent roll dated as of April 1, 2025.
(2)	Includes three antenna/telecommunication tenants totaling 3 SF and $8,026 of UW rent.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 4 Union Square South Property is located along the south side of East 14th Street and the north side of East 13th Street between Broadway and University Place within the Union Square neighborhood of Manhattan. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5- and one-mile radius was approximately 21,649, 68,718 and 274,520, respectively, and the average household income within the same radii was $233,379, $213,493 and $189,537, respectively.

According to a third-party report, the 4 Union Square South Property is located within the Gramercy Park Retail submarket of the New York-NY retail market. As of third quarter 2025, the submarket reported total inventory of approximately 1.48 million SF with a 3.8% vacancy rate and average asking rent of $143.92 PSF. The appraiser concluded to market rents for the 4 Union Square South Property ranging from $110.00 PSF for Retail (Floors 3-6), to $500.00 for Retail (Grade) (see table below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 Union Square South Property:

Market Rent Summary (1)
	Retail (Grade University Place)	Retail (Grade)	Retail (Multi-Level Small)	Retail (Floors 3-6)	Retail (Multi-Level Large)
Market Rent (PSF)	$175.00	$500.00	$125.00	$110.00	$140.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Tenant Improvements New (PSF)	$100.00	$100.00	$100.00	$100.00	$100.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Information obtained from the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 4 Union Square South Property of $290,000,000 as of May 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 4 Union Square South Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 4 Union Square South Property:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM	UW		UW PSF
Base Rent(1)	$20,237,645	$20,838,157	$21,637,240	$23,658,522		$115.87
(Vacancy)	$0	$0	$0	($1,182,926)		($5.79)
Total Base Rent	$20,237,645	$20,838,157	$21,637,240	$22,475,596		$110.07
(Free Rent Adjustment/Collection Loss)	($125,755)	$0	$0	$0		$0.00
Other Income	$23,113	$23,008	$23,027	$23,020		$0.11
Total Recoveries	$6,109,529	$6,556,604	$6,135,677	$5,600,440		$27.43
Effective Gross Income	$26,496,042	$27,417,769	$27,795,944	$28,099,056		$137.61

Real Estate Taxes	$5,202,720	$5,715,518	$5,766,784	$5,972,591		$29.25
Insurance	$160,458	$177,099	$180,087	$176,860		$0.87
Management Fee	$407,427	$416,763	$432,745	$842,972		$4.13
Other Operating Expenses	$3,763,696	$3,904,006	$4,172,626	$4,033,539		$19.75
Total Operating Expenses	$9,534,301	$10,213,386	$10,552,243	$11,025,961		$54.00

Net Operating Income	$16,961,741	$17,204,383	$17,243,702	$17,073,095		$83.61
Replacement Reserves	$0	$0	$0	$76,090		$0.37
TI/LC	$0	$0	$0	$408,372		$2.00
Net Cash Flow	$16,961,741	$17,204,383	$17,243,702	$16,588,633		$81.24

Occupancy %	100.0%	100.0%	100.0%	95.0%	(2)
NOI DSCR(3)	2.47x	2.51x	2.51x	2.49x
NCF DSCR(3)	2.47x	2.51x	2.51x	2.42x
NOI Debt Yield(3)	14.1%	14.3%	14.4%	14.2%
NCF Debt Yield(3)	14.1%	14.3%	14.4%	13.8%
(1)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	UW Occupancy represents the economic occupancy. The 4 Union Square South Property was 100.0% physically occupied as of April 1, 2025.
(3)	DSCRs and Debt Yields are based on the 4 Union Square South Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 4 Union Square South Whole Loan documents require an upfront deposit of $1,567,806 and ongoing monthly deposits equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $522,602).

Insurance Reserve – The 4 Union Square South Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the 4 Union Square South Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

TI/LC Reserve – The 4 Union Square South Whole Loan documents require an upfront deposit of $200,000 for outstanding tenant improvements and leasing commissions related to Burlington. Additionally, the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $34,031 for tenant improvements and leasing commissions.

Replacement Reserves – During the occurrence of a Cash Trap Event Period (as defined below), the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $6,340 for capital expenditures.

Lockbox and Cash Management. The 4 Union Square South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within 10 business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 4 Union Square South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net operating income debt yield (“NOI DY”) falling below 9.0%; provided, however, a Cash Trap Event Period will be deemed not to exist if, within 15 business days after the borrower receives notice from the lender that a Cash Trap Event Period has commenced, the borrower (a) prepays a portion of the loan (including any applicable yield maintenance premium) in an amount that would result in the NOI DY being at least 9.0%, or (b) delivers cash or a letter of credit to the lender as additional collateral for the loan in an amount that, if applied to the outstanding principal balance of the loan, would result in the NOI DY being at least 9.0%; or
(iii)	either (a) Burlington or Whole Foods (each a “Major Tenant”) goes dark, vacates, is in material default under its lease or is subject to a bankruptcy or insolvency proceeding, or (b) Burlington has not yet renewed its lease at least 12 months prior to lease expiration for a term of at least five years.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i), the cure of the related event of default;
(ii)	with regard to clause (ii), the NOI DY being at least 9.0% (tested quarterly);
(iii)	with regard to clause (iii), the entirety or a portion of the applicable major tenant space is leased to one or more replacement tenants pursuant to one or more executed qualified leases and the occupancy conditions are satisfied;
(iv)	with regard to clause (iii)(a), the Major Tenant is fully occupying its space and has recommenced normal business operations, the Major Tenant pays all obligations under its lease, the bankruptcy or insolvency proceeding is discharged and/or the applicable Major Tenant affirms the lease in such proceeding and is current on rent and other amounts due under the lease; and
(v)	with regard to clause (iii)(b), Burlington extends or renews the existing lease for an additional 5 year period as evidenced by a written acknowledgement of such extension or renewal executed by Burlington Tenant in a form reasonably acceptable to the lender.

Terrorism Insurance.  The 4 Union Square South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 4 Union Square South Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Mortgage Loan No. 11 – Natson Hotel Largo Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(1):	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Largo, FL 33770
Original Balance:		$26,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$26,000,000		Detailed Property Type:	Limited Service
% of Initial Pool Balance:		2.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(5):	Various/Various
Borrower Sponsor:		Natson Hotel Group		Size:	187 Rooms
Guarantor:		Subhash Patel		Cut-off Date Balance per Room:	$139,037
Mortgage Rate:		6.6580%		Maturity Date Balance per Room:	$131,325
Note Date:		11/14/2025		Property Manager:	Natson Hotel Management LLC (borrower-related)
Maturity Date:		12/6/2035		Underwriting and Financial Information
Term to Maturity:		120 months		UW NOI:	$3,998,786
Amortization Term:		360 months		UW NCF:	$3,606,470
IO Period:		60 months		UW NOI Debt Yield:	15.4%
Seasoning:		0 months		UW NCF Debt Yield:	13.9%
Prepayment Provisions:		L(25),YM1(92),O(3)		UW NOI Debt Yield at Maturity:	16.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.80x
Additional Debt Type:		NAP		Most Recent NOI(6):	$4,135,337 (8/31/2025 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI(6):	$3,643,672 (12/31/2024)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(6):	$2,924,914 (12/31/2023)
Reserves				Most Recent Occupancy:	89.9% (8/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.5% (12/31/2024)
RE Taxes:	$304,586	$27,690	NAP	3rd Most Recent Occupancy:	79.1% (12/31/2023)
Insurance:	$124,235	Springing(2)	NAP	Appraised Value (as of)(7):	$46,325,930 (10/31/2025)
Deferred Maintenance	$4,600	$0	NAP	Appraised Value per Room(7):	$247,732
FF&E Reserve:	$0	Springing(3)	NAP	Cut-off Date LTV Ratio(7):	56.1%
PIP Reserve:	$1,773,517	Springing(4)	NAP	Maturity Date LTV Ratio(7):	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	100%	Loan Payoff:	$12,682,432	48.8%
			Upfront Reserves(7):	$2,206,939	8.5%
			Closing Costs(7):	$3,256,610	12.5%
			Return of Equity:	$7,854,019	30.2%
Total Sources:	$26,000,000	100%	Total Uses:	$26,000,000	100%

(1)	No releases permitted.
(2)	The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months, initially estimated to be $41,412 ($221 per key); provided, however, if the Natson Hotel Largo Portfolio Properties (as defined below) are insured under a blanket policy, no monthly insurance escrows will be required.
(3)	The borrowers are required to deposit into an FF&E reserve, the greater of (i)(a) commencing on January 6, 2027 and continuing until and including December 6, 2028, 2.0% of total gross revenues of the Natson Hotel Largo Portfolio Properties for the calendar month that is two months prior to the applicable payment date, and (b) commencing on January 6, 2029 and continuing at all times thereafter, 4.0% of total gross revenues of the Natson Hotel Largo Portfolio Properties for the calendar month that is two months prior to the applicable payment date, or (ii) the monthly amount required to be reserved pursuant to the franchise agreements.
(4)	To the extent a property improvement plan (“PIP”) is required by the franchisor or any replacement franchisor or licensee, the borrowers must deposit 115% of the estimated cost of any PIP required by the franchisor or franchise agreement, less amounts in the Capital/FF&E reserve account (the “PIP Reserve Deposit”) with the lender within 30 days after final determination, to be held in the PIP reserve account. The PIP Reserve Deposit is only required to the extent the estimated cost of PIP repairs over the next 12 months exceeds the sum of the current and required deposits in the PIP reserve account. Funds in the PIP reserve account may be used only for completion of required PIP improvements as set forth in the loan agreement.
(5)	See “Natson Hotel Largo Portfolio Summary” table below for details regarding individual properties.
(6)	The Natson Hotel Largo Portfolio Properties in-land location is designated as a non-evacuation zone, providing stability during severe weather events, and attracts incremental revenue from displaced residents and disaster relief workers seeking accommodation during recovery periods. The recent increase from 2023 to 2024 in performance at the Natson Hotel Largo Portfolio Properties can be partially attributed to the inclement weather that has been experienced in the surrounding area from Hurricane Helene and Hurricane Milton in September and October 2024, respectively.
(7)	Appraised Value (as of) represents the aggregate “As-If PIP Escrowed” appraised value based on the hypothetical assumption that a required change of control PIP is fully funded and that such funds would transfer with title to a potential future buyer. At closing, the borrower sponsor funded a total of $3,828,987 for PIP related costs which consisted of (i) $2,055,470 that was paid directly to ApneWala for furniture/fixtures in connection with the required PIP which was included in closing costs and (ii) an upfront PIP reserve of $1,773,517 for the estimated remaining costs. Based on the aggregate “As Is” appraised value of $42,500,000, Natson Hotel Largo Portfolio Mortgage Loan (as defined below) results in a Cut-Off Date LTV Ratio of 61.2% and Maturity Date LTV Ratio of 57.8%.

The Mortgage Loan. The eleventh largest mortgage loan (the “Natson Hotel Largo Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,000,000 and secured by the fee interest in two limited service hotels located in Largo, Florida consisting of the 92-room Hampton Inn & Suites – Largo (the “Hampton Inn & Suites Property”) and the 95-room Holiday Inn Express & Suite – Largo - Clearwater (the “Holiday Inn Express Property”, and together with the Hampton Inn & Suites Property, the “Natson Hotel Largo Portfolio Properties”). The Natson Hotel Largo Portfolio Whole Loan has a 10-year term, is interest only for the first 60 months followed by fixed monthly principal and interest payments of $167,048.57 per month for the remaining term and accrues interest a rate of 6.6580% per annum on an Actual/360 basis.

The Borrowers and the Borrower Sponsor. The borrowers are Shiv Largo Hotel, LLC and Shri Hari Largo Hotel, LLC, each a single-purpose, Florida limited liability company with one independent director. The non-recourse carveout guarantor is Subhash Patel, CEO of Natson Hotel Group (“Natson”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

Natson is a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and operates nearly 14,000 rooms across the United States with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

The Properties. The Natson Hotel Largo Portfolio Properties consist of two limited service hotels located in Largo, Florida, totaling 187 rooms.

The following table presents certain information relating to the Natson Hotel Largo Portfolio Properties:

Natson Hotel Largo Portfolio Summary
Property Name	Property Sub-Type	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Year Built/Renovated	Rooms	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Hampton Inn & Suites Property	Limited Service	$13,969,048	53.7%	2005 / 2015 / 2018	92	$1,929,250	53.5%	$24,889,582	53.7%
Holiday Inn Express Property	Limited Service	$12,030,952	46.3%	2009 / 2015	95	$1,677,220	46.5%	$21,436,348	46.3%
Total		$26,000,000	100.0%		187	$3,606,470	100.0%	$46,325,930	100.0%
(1)	No allocated loan amounts are provided for in the underlying loan documents given no individual property releases are permitted. The Allocated Cut-Off Date Balances above are calculated on a pro-rata basis based on the appraised values of the Natson Hotel Largo Portfolio Properties.

Hampton Inn & Suites 53.7% of allocated cut-off date balance) is a five-story, 92-room limited service hotel originally constructed in 2005. Situated in Largo, Florida, just off East Bay Drive, proximate to several leisure demand generators including Highland Recreation Complex, Highland Park, Clearwater Beach and Clearwater Marine Aquarium. The Hampton Inn & Suites Property offers a range of amenities to enhance guest comfort and convenience including a complimentary breakfast area, an outdoor pool, a business center, a fitness center, a sundry shop, a guest laundry room, 1,503 SF of meeting space and 109 surface parking spaces. The Hampton Inn & Suites Property’s 92 guestrooms are comprised of king, queen/queen and king studio suites. Each room features a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board and coffee maker. The Hampton Inn & Suites Property has ranked at the top of its competitive set for the past three years, generating an average three-year RevPAR penetration of 130.6%, outperforming competitive properties across ADR and occupancy.

The Hampton Inn & Suites Property is anticipated to undergo an extensive franchise required PIP within the next year at an estimate cost of approximately $2.4 million ($25,974/key), with approximately $1.5 million paid at loan closing and $934,079 reserved. This planned PIP will be the first renovation since 2018. The renovation is anticipated to encompass mostly soft goods and select case goods. The Hampton Inn & Suites Property is subject to a franchise agreement with Hilton Franchise Holding LLC (“Hilton”), executed in October 2025 and expiring in December 2045 with no extension options. The Hampton Inn & Suites benefits from its Hilton affiliated reservation system and loyalty program. Hilton is one of the largest multi-brand hotel developers, operators, and franchisors with a portfolio of 25 distinct global brands comprised of more than 9,000 hotels and timeshare properties worldwide across 1.3 million rooms in 141 countries. The Hilton Honors guest loyalty program is one of the largest in the world with more than 226 million members. According to a travel news site, at its current rate, Hilton Honors is expected to surpass Marriott Bonvoy’s membership count in mid-to-late 2026. According to the appraisal, as of 2025, the estimated segmentation at the Hampton Inn & Suites Property is approximately 50% commercial, 5% meeting and group and 45% leisure.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hampton Inn & Suites Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(			Hampton Inn & Suites Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	72.2%	$135.68	$98.00	85.0%	$160.75	$136.69	117.7%	118.5%	139.5%
2023	68.9%	$141.87	$97.81	83.5%	$161.90	$135.17	121.1%	114.1%	138.2%
2024	75.6%	$145.88	$110.31	87.5%	$161.96	$141.69	115.7%	111.0%	128.5%
TTM August 2025	79.0%	$150.97	$119.31	90.5%	$165.10	$149.40	114.5%	109.4%	125.2%
(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to third-party research reports. The competitive set listed in the report includes the Courtyard St. Petersburg Clearwater, Fairfield Inn & Suites St. Petersburg Clearwater, Holiday Inn Express Clearwater East - Icot Center, Fairfield Inn & Suites Clearwater Beach, Hampton Inn & Suites Clearwater/St. Petersburg-Ulmerton Road, Holiday Inn Express & Suites Clearwater/US 19 North and Holiday Inn Express & Suites Largo Clearwater.

Holiday Inn Express Property (46.3% of allocated cut-off date balance) is a five-story, 95-room, limited service hotel that opened in 2009 and most recently renovated in 2015. Conveniently located off Seminole Boulevard, proximate to several leisure demand generators including Highland Recreation Complex, Highland Park, Clearwater Beach and Clearwater Marine Aquarium, the Holiday Inn Express Property offers a range of amenities to cater to all travelers. Guests at the Holiday Inn Express Property enjoy a complimentary breakfast area, outdoor pool, a business center, guest self-laundry facilities, a sundry shop, a fitness center, 1,165 SF of meeting space and 101 surface parking spaces. The 95 guestrooms are comprised of king, queen/queen, king suites and queen/queen suites. Each of the rooms and suites is equipped with a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board and coffee maker. The property has historically performed in-line with its competitive set with a recent upward trend in RevPAR largely driven by outperformance in occupancy. Average annual occupancy has seen a 14.3% increase from 2023 levels of 76.8% due to increasing leisure and business travel demand and an average RevPAR penetration of 103.7% over the last three years.

The Holiday Inn Express Property is expected to undergo an extensive franchise required PIP within the next year at an estimated cost of approximately $1.4 million ($15,119/key), with $573,756 paid at closing and $839,438 reserved. The renovation is anticipated to encompass mostly soft goods and select

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

case goods. The Holiday Inn Express Property is subject to a franchise agreement with Holiday Hospitality Franchising, LLC (“IHG”), executed in November 2025 and expiring in December 2049 with no extension options, which allows access to its reservation system and loyalty program. IHG Hotels & Resorts is a global hospitality leader renowned for its diverse portfolio of 19 brands spanning luxury, lifestyle, premium and mainstream segments. According to a report from IHG, IHG One Rewards, the company’s loyalty program, continues to expand rapidly at a 27% year-over-year growth rate, providing members with exclusive benefits, personalized experiences, and seamless access to stays worldwide. According to the appraisal, as of 2025, the estimated segmentation at the Holiday Inn Express Property is approximately 50% commercial, 5% meeting and group and 45% leisure.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Holiday Inn Express Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Holiday Inn Express Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	72.8%	$140.87	$102.48	80.7%	$140.98	$113.73	110.9%	100.1%	111.0%
2023	72.6%	$146.61	$106.39	74.5%	$141.89	$105.73	102.7%	96.8%	99.4%
2024	77.8%	$150.99	$117.40	83.3%	$147.85	$123.17	107.1%	97.9%	104.9%
TTM August 2025	80.1%	$156.62	$125.42	88.8%	$150.98	$134.06	110.9%	96.4%	106.9%
(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to third-party research reports. The competitive set listed in the report includes the Courtyard by Marriott St. Petersburg Clearwater, Fairfield Inn & Suites St. Petersburg Clearwater, Holiday Inn Express Clearwater East - Icot Center, Hampton Inn & Suites Largo, and Home2 Suites by Hilton Largo.

The Markets. The Natson Hotel Largo Portfolio Properties are situated just east of the Gulf shoreline in Largo, Florida. The Natson Hotel Largo Portfolio Properties are situated by one of Largo’s main east-west roads (East Bay Drive) which connects directly to US Highway 19, a major north-south route in the area. Additionally, the Natson Hotel Largo Portfolio Properties are close to major intersections including Missouri Avenue and Seminole Boulevard, further enhancing its connectivity to various demand drivers. Both Natson Hotel Largo Portfolio Properties are located near the Highland Recreation Complex, a 40,000 square-foot state of the art recreation center and Highland Park, a 33 acre park featuring the Largo Sports Complex and offering a range of facilities and fields for organized sports leagues. Clearwater is located on the peninsula, separating the Gulf from Tampa on Florida’s west coast, and home to 35 miles of white-sand beaches. Clearwater’s beaches are annually ranked among the world’s best and are known for their turquoise waters and frequent dolphin sightings. Other nearby demand drivers include Raymond James Stadium, Tropicana Field, Amalie Arena, Tampa Convention Center and the cultural, dining, and entertainment districts of downtown Clearwater and downtown St. Petersburg. The Natson Hotel Largo Portfolio Properties are situated in the Clearwater hospitality submarket, the third largest submarket in the Tampa Bay market with over 9,500 keys. The submarket typically achieves the highest RevPAR among the six Tampa submarkets due to the concentration of luxury and upper upscale properties along Clearwater Beach. Through October 2025, the 12-month RevPAR grew by 10.8%, driven by a 5.4% occupancy increase and a 5.1% ADR gain. The submarket is supported by a strong tourism industry that includes leisure and group travel.

Hampton Inn & Suites Property: The Hampton Inn & Suites Property has ranked at the top of its competitive set for the past three years, according to the appraisal. The Hampton Inn & Suites Property has outpaced its competitive set with an average three-year RevPAR penetration of 130.6%, driven by an 87.2% occupancy. The competitive market for the Hampton Inn & Suites Property consists of seven properties, ranging in size from 82 to 149 rooms, with 919 total rooms.

The following table presents the primary competitive properties to the Hampton Inn & Suites Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Hampton Inn & Suites	2005	92	50%	5%	45%	87.50%	$161.96	$141.69
Courtyard St. Petersburg Clearwater	1989	149	55%	15%	30%	75%-80%	$145-$155	$110-$120
Fairfield Inn & Suites St. Petersburg Clearwater	1998	82	50%	10%	40%	75%-80%	$115-$125	$90-$100
Holiday Inn Express Clearwater East - ICOT Center	1987	127	50%	15%	35%	70%-75%	$130-$140	$95-$105
Fairfield Inn & Suites Clearwater Beach	2001	127	50%	10%	40%	75%-80%	$155-$165	$120-$130
Hampton Inn & Suites Clearwater/St. Petersburg-Ulmerton Road	2007	128	50%	15%	35%	75%-80%	$155-$165	$120-$130
Holiday Inn Express & Suites Clearwater/US 19 North	2005	119	50%	25%	25%	70%-75%	$135-$145	$95-$105
Holiday Inn Express & Suites Largo Clearwater	2009	95	50%	20%	30%	70%-75%	$145-$155	$105-$115
Total/Average		919	51%	15%	35%	77%	$147.71	$113.45

Source: Appraisal unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Holiday Inn Express Property: According to the appraisal, the Holiday Inn Express Property’s competitive set for limited service properties remained stable year-over-year in 2024 with slight increases to occupancy, ADR and RevPAR. The competitive market for the Holiday Inn Express Property consists of five properties, ranging in size from 82 to 149 rooms, with 663 total rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

The following table presents the primary competitive properties to the Holiday Inn Express Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Holiday Inn Express	2009	95	50%	5%	45%	83.30%	$147.85	$123.17
Courtyard by Marriott St. Petersburg Clearwater	1988	149	60%	20%	20%	75%-80%	$145-$155	$110-$120
Fairfield Inn & Suites St. Petersburg Clearwater	1998	82	50%	10%	40%	70%-75%	$110-$120	$80-$90
Holiday Inn Express Clearwater East - ICOT Center	1987	127	50%	10%	40%	70%-75%	$140-$150	$100-$110
Hampton Inn & Suites Largo	2005	92	50%	20%	30%	85%-90%	$155-$165	$135-$145
Home2 Suites by Hilton Largo	2020	118	55%	10%	35%	80%-85%	$165-$175	$140-$150
Total/Average		663	53%	13%	35%	79%	$150.51	$118.22

Source: Appraisal unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The aggregate “As-If PIP Reserve Funded” appraised value for the Natson Hotel Largo Portfolio Properties is $46,325,930 based on the hypothetical assumption that a required change of control property improvement plan (“PIP”) is fully funded and that such funds would transfer with title to a potential future buyer. The individual “As-if PIP Reserve Funded” appraised value for the Hampton Inn & Suites Property and the Holiday Inn Express Property as of October 31, 2025 are $24,889,582 and $21,436,348, respectively. The individual “As Is” appraised values for the Hampton Inn & Suites Property and the Holiday Inn Express Property as of September 12, 2025 are $22,500,000 and $20,000,000, respectively.

Environmental Matters. According to the Phase I environmental site assessments dated October 1, 2025, there was no evidence of any recognized environmental conditions at the Natson Hotel Largo Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Natson Hotel Largo Portfolio Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	TTM 8/31/2025	UW	UW per Room
Occupancy	82.9%	79.1%	85.5%	89.9%	89.9%
ADR	$150.70	$151.74	$154.60	$157.43	$157.43
RevPAR	$124.93	$120.03	$132.15	$141.60	$141.60

Room Revenue	$8,527,430	$8,192,651	$9,044,768	$9,665,192	$9,665,192	$51,686
Other Departmental Income	$137,763	$132,107	$123,549	$142,700	$142,700	$763
Total Revenue	$8,665,193	$8,324,758	$9,168,318	$9,807,892	$9,807,892	$52,449

Room Expense	$1,761,922	$1,747,869	$1,753,017	$1,869,531	$1,869,531	$9,997
Other Departmental Expense	$37,469	$37,196	$37,221	$34,561	$34,561	$185
Total Department Expenses	$1,799,391	$1,785,065	$1,790,238	$1,904,092	$1,904,092	$10,182
Departmental Profit	$6,865,802	$6,539,693	$7,378,080	$7,903,800	$7,903,800	$42,266

Management Fee	$259,956	$249,743	$275,050	$294,237	$294,237	$1,573
Franchise Fees	$1,063,099	$1,072,909	$1,143,751	$1,182,080	$1,182,080	$6,321
Real Estate Taxes	$328,637	$341,801	$334,876	$334,563	$354,614	$1,896
Insurance	$194,406	$298,355	$347,018	$348,005	$464,506	$2,484
Total Undistributed Expenses/Other Fixed Expenses(3)	$1,484,360	$1,651,971	$1,633,714	$1,609,578	$1,609,578	$8,607
Total Operating Expenses	$3,330,458	$3,614,779	$3,734,409	$3,768,463	$3,905,015	$20,882

EBITA/Net Operating Income	$3,535,345	$2,924,914	$3,643,672	$4,135,337	$3,998,786	$21,384
FF&E	$346,608	$332,990	$366,733	$392,316	$392,316	$2,098
Net Cash Flow	$3,188,737	$2,591,923	$3,276,939	$3,743,021	$3,606,470	$19,286

NOI DSCR	1.76x	1.46x	1.82x	2.06x	1.99x
NCF DSCR	1.59x	1.29x	1.63x	1.87x	1.80x
NOI Debt Yield	13.6%	11.2%	14.0%	15.9%	15.4%
NCF Debt Yield	12.3%	10.0%	12.6%	14.4%	13.9%
(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The Natson Hotel Largo Portfolio Properties in-land location is designated as a non-evacuation zone, providing stability during severe weather events and attracts incremental revenue from displaced residents and disaster relief workers seeking accommodation during recovery periods. The recent increase from 2023 to 2024 in performance at the Natson Hotel Largo Portfolio Properties can be partially attributed to the inclement weather that has been experienced in the surrounding area.
(3)	Undistributed Expenses is comprised of administrative & general, tech/information systems, maintenance, utilities expense and sales and marketing which are underwritten to TTM.

The following table presents historical and underwritten Net Cash Flows at the Natson Hotel Largo Portfolio:

Natson Hotel Largo Portfolio Property Net Cash Flows(1)
Property Name	2022	2023	2024	TTM 8/31/2025	UW
Hampton Inn & Suites Property	$1,909,369	$1,682,744	$1,847,131	$2,019,020	$1,929,250
Holiday Inn Express Property	$1,279,368	$909,180	$1,429,808	$1,724,000	$1,677,220
Total	$3,188,737	$2,591,923	$3,276,939	$3,743,021	$3,606,470

(1)	Historical NCFs are based on the historical operating statements provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Mortgage Loan No. 12 – BioMed MIT Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/S&P/KBRA):	[A-/[ ]/BBB+]			Location:	Cambridge, MA 02139
Original Balance(1):	$23,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$23,500,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	[2.4%]			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	BioMed Realty, L.P.			Size:	1,314,481 SF
Guarantor(2):	BRE-BMR MA Holdco LLC			Cut-off Date Balance Per SF(1)(5):	$479
Mortgage Rate(3):	5.89283%			Maturity Date Balance Per SF(1)(5):	$479
Note Date:	6/5/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	6/9/2035				(borrower-affiliate)
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$140,793,230
IO Period:	120 months			UW NCF:	$139,281,577
Seasoning:	6 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions(4):	L(30),D(83),O(7)			UW NCF Debt Yield:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type(1):	Pari Passu / Subordinate Debt			UW NCF DSCR:	2.75x
Additional Debt Balance(1):	$823,500,000 / $478,000,000			Most Recent NOI:	$130,971,938 (2/28/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$130,062,720 (12/31/2024)
				3rd Most Recent NOI:	$123,595,795 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	95.9% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.1% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$2,400,000,000 (3/5/2025)
Rollover Reserve:	$0	Springing	$1,314,481	Appraised Value Per SF(5):	$1,357
Ground Rent Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio (6):	35.3%
Unfunded Obligations:	$1,869,382	$0	NAP	Maturity Date LTV Ratio (6):	35.3%
Takeda Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$847,000,000	52.0%	Loan Payoff(7):	$1,307,413,701	80.2%
Subordinate Loan(1):	$478,000,000	29.3%	Ground Lease: Prepayment & Extension(8):	$305,800,000	18.8%
Borrower Sponsor Equity:	$305,238,760	18.7%	Closing Costs:	$15,155,677	0.9%
			Upfront Reserves:	$1,869,382	0.1%
Total Sources:	$1,630,238,760	100.0%	Total Uses:	$1,630,238,760	100.0%

(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 26 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the BioMed MIT Portfolio Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (based on a weighted average interest rate of (6.25927852830189%) per annum on the BioMed MIT Portfolio Whole Loan), Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the BioMed MIT Portfolio Whole Loan are $749, $749, 10.6%, 10.5%, 10.6%, 1.66x, 55.2% and 55.2%, respectively. See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(2)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(3)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(4)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the BANK 2025-BNK51 securitization in December 2025. The actual defeasance lockout period may be longer.
(5)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(6)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(7)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(8)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See ““Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

The Mortgage Loan. The twelfth largest mortgage loan, the BioMed MIT Portfolio Mortgage Loan, is a part of a whole loan, the BioMed MIT Portfolio Whole Loan, secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 25 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Note A1-C2-A) with a Cut-off Date balance of $23.5 million, which will be contributed to the BANK 2025-BNK51 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A1-C2-A	$23,500,000	$23,500,000	BANK 2025-BNK51	No
A1-C2-B	17,500,000	$17,500,000	BMO 2025-C13	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C(1)	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch	No
A3-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A3-C2-B(1)	$11,000,000	$11,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	WFCM 2025-C65	No
A4-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A4-C2-B	$11,000,000	$11,000,000	WFCM 2025-C65	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A5-C2-A(1)	$31,000,000	$31,000,000	SGFC	No
A5-C2-B(1)	$10,000,000	$10,000,000	SGFC	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

The Property. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 unique tenants with a weighted average tenant tenure of approximately 19 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases out until April 2099. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% Cut-off Date LTV.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of UW rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of UW rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of UW rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

The following table presents a summary regarding the major tenants at the BioMed MIT Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Takeda	Baa1 / NR / BBB+	495,716	37.7%	$47,726,248	37.1%	$96.28	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$20,232,748	15.7%	$100.36	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$18,508,766	14.4%	$103.79	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3 / NR / AA-	122,410	9.3%	$13,777,246	10.7%	$112.55	8/31/2026	2 x 5 yr	N
BioNTech	NR / NR / NR	59,303	4.5%	$7,556,973	5.9%	$127.43	Various(8)	1 x 5 yr	N
Vericel Corporation	NR / NR / NR	57,159	4.3%	$6,561,853	5.1%	$114.80	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$3,664,814	2.9%	$95.93	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$3,492,222	2.7%	$97.16	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$2,685,487	2.1%	$93.47	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$2,669,188	2.1%	$102.08	11/30/2026	2 x 5 yr	N
Subtotal/Wtd. Avg.		1,243,536	94.6%	$126,875,543	98.7%	$102.03

Other Tenants		17,044	1.3%	$1,685,291	1.3%	$98.88
Occupied Subtotal/Wtd. Avg.		1,260,580	95.9%	$128,560,835	100.0%	$101.99

Vacant Space		53,901	4.1%
Total		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. Annual UW Rent PSF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Annual UW Rent PSF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. Annual UW Rent PSF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. Annual UW Rent PSF represents the prime lease rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0	0.0%	$0	0.0%	0.0%	$0.00
2026	4	171,422	13.0%	13.0%	$19,019,777	14.8%	14.8%	$110.95
2027	0	0	0.0%	13.0%	$0	0.0%	14.8%	$0.00
2028	4	282,785	21.5%	34.6%	$27,995,029	21.8%	36.6%	$99.00
2029	3	206,005	15.7%	50.2%	$21,030,171	16.4%	52.9%	$102.09
2030	1	417,061	31.7%	82.0%	$41,097,191	32.0%	84.9%	$98.54
2031	0	0	0.0%	82.0%	$0	0.0%	84.9%	$0.00
2032	3	183,307	13.9%	95.9%	$19,418,667	15.1%	100.0%	$105.94
2033	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2034(3)	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
Vacant	NAP	53,901	4.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	1,314,481	100.0%		$128,560,835	100.0%		$101.99

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Appraisal. The appraisal concluded to an “As-Portfolio” value of the BioMed MIT Portfolio, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BioMed MIT Portfolio Property:

Cash Flow Analysis(1)
	2022	2023	2024	February 2025 TTM	UW	UW PSF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Gross Potential Rent	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18

Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07

Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy %	98.3%	99.0%	95.1%	95.9%(5)	96.6%(6)
NOI DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.78x
NCF DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.6%
NCF Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.4%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases (as defined below) as described under ““Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.
(4)	Based on the BioMed MIT Portfolio Senior Notes.
(5)	As of April 1, 2025.
(6)	Represents the underwritten economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Mortgage Loan No. 13 – Tennant Station

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Morgan Hill, CA 95037
Original Balance:	$22,500,000			General Property Type:	Retail
Cut-off Date Balance:	$22,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/NAP
Borrower Sponsors:	Michael T. LaBarbera and Robert B. Facchino II			Size:	205,024 SF
Guarantors:	Michael T. LaBarbera and Robert B. Facchino II			Cut-off Date Balance PSF:	$110
Mortgage Rate:	5.9560%			Maturity Date Balance PSF:	$110
Note Date:	11/5/2025			Property Manager:	Terracommercial Management Corporation
Maturity Date:	12/1/2035			(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(3):	$3,273,130
IO Period:	120 months			UW NCF(3):	$2,942,155
Seasoning:	0 months			UW NOI Debt Yield(3):	14.5%
Prepayment Provisions:	L(24),D(89),O(7)			UW NCF Debt Yield(3):	13.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(3):	14.5%
Additional Debt Type:	NAP			UW NCF DSCR(3):	2.17x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,547,322 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,589,484 (12/31/2024)
Reserves				3rd Most Recent NOI:	$3,558,119 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	92.8% (11/1/2025)
RE Taxes:	$61,993	$20,664	NAP	2nd Most Recent Occupancy:	97.7% (12/31/2024)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	97.2% (12/31/2023)
Replacement Reserve:	$0	$4,955	NAP	Appraised Value (as of):	$48,600,000 (9/5/2025)
TI/LC Reserve:	$0	$17,085	$205,024	Appraised Value PSF:	$237
Deferred Maintenance:	$12,525	$0	NAP	Cut-off Date LTV Ratio:	46.3%
Other Reserves(2):	$435,780	$0	NAP	Maturity Date LTV Ratio:	46.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	97.2%	Loan Payoff:	$22,080,734	95.4%
Borrower Sponsor Equity:	$650,238	2.8%	Closing Costs:	$559,206	2.4%
			Upfront Reserves:	$510,298	2.2%
Total Sources:	$23,150,238	100.0%	Total Uses:	$23,150,238	100.0%

(1)	Monthly deposits for insurance premiums are waived as long as an approved blanket policy is in place.
(2)	Other Reserves consist of a Landlord Obligation Reserve ($135,780) and a Rosso Furniture Reserve ($300,000). See “Major Tenants” section below for additional information on the Rosso Furniture Reserve.
(3)	The largest tenant at the Tennant Station Property (as defined below), Rosso's Furniture, publicly announced its store closure in August 2025 and has the right to terminate its lease with 30 days’ notice and payment of a termination fee (which it has not exercised). The tenant is open for business, advertising a liquidation sale. According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture’s rent in its underwriting but has included such tenant in the most recent occupancy.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Tennant Station Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $22,500,000 and secured by the borrower’s fee interest in a 205,024 SF anchored retail property located in Morgan Hill, California (the “Tennant Station Property”).

The Borrower and the Borrower Sponsors. The borrower is Facchino/LaBarbera Tennant Station LLC, a California limited liability company and single purpose entity. The borrower sponsors and non-recourse carveout guarantors are Michael T. LaBarbera and Robert B. Facchino II.

Michael T. LaBarbera and Robert B. Facchino II. are managing principals of Terracommercial Real Estate Corporation (“Terracommercial”). Founded in 1992 and headquartered in San Jose, California, Terracommercial is a family-owned business that focuses on retail, industrial, and residential development throughout the California Bay Area. Their portfolio consists of sixteen properties totaling over 1.0 million SF, including similar anchored retail centers in San Jose. The borrower sponsors have been with Terracommercial since 1992 and are responsible for many of the firm’s transactions including property acquisitions, dispositions, asset management, leasing and property management. The borrower sponsors originally acquired the Tennant Station Property in 2001.

The Property. The Tennant Station Property is a 205,024 SF anchored retail center located in Morgan Hill, California. The Tennant Station Property, situated on 16.36 acres, was developed in 1981 and consists of eight multi-tenant retail buildings, one single tenant building and one ground lease pad site. The Tennant Station Property has a total of 751 parking spaces, resulting in a ratio of approximately 3.7 spaces per 1,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

The tenant roster includes a diverse mix of retail tenants and is anchored by Rosso's Furniture, Morgan Hill Bowl, Cinelux Theaters and Fitness 19. Inline tenants include regional and national tenants such as Bank of the West, Coldwell Banker, Panda Express and Stanford Healthcare, as well as local service, finance, restaurant and retail businesses. The Tennant Station Property is shadow anchored by a (non-collateral) separately owned Safeway supermarket which shares access and parking with the Tennant Station Property and features a bakery, floral department, in-store Starbucks, fish market and an accompanying Safeway gas station, Safeway Fuel, that is part of the collateral for the Tennant Station Property under a ground lease. The Tennant Station Property has a granular rent roll, with no tenant contributing greater than 13.9% of the total underwritten rent. The Tennant Station Property has an average 10-year historical occupancy of 95.0%. Since January of 2023, ten new leases have been executed totaling 16,901 SF (8.2% of NRA). As of November 1, 2025, the Tennant Station Property was 92.8% occupied with an average in-place lease term of approximately six years.

Major Tenants.

Rosso's Furniture (40,428 SF, 19.7% of NRA, 5.6% of underwritten base rent). Rosso's Furniture was founded in the late 1960s in San Bernardino, California. The tenant has been in occupancy since 1996, originally subletting space from Safeway and later assuming the lease. Rosso’s Furniture has since renewed four times, including most recently for five years in 2021. Its current lease term expires in April of 2026, with two, 5-year renewal options. Rosso's Furniture currently pays a base rent of $5.14 PSF. As a part of the originally assumed lease, the tenant has the right to terminate upon 30 days written notice and payment of a termination fee. Rosso's Furniture is not required to report sales under the terms of its lease.

In August of 2025, the owner of Rosso's Furniture made a public announcement that it is liquidating its inventory and ceasing operations. According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture’s rent in its underwriting but has included such tenant in the most recent occupancy.

Morgan Hill Bowl (35,678 SF, 17.4% of NRA, 11.5% of underwritten base rent). Morgan Hill Bowl is a locally owned and operated bowling alley that offers 32 bowling lanes, a full bar, snack bar, lounge area and arcade. Morgan Hill Bowl is the only bowling alley in Morgan Hill. The tenant’s lease commenced on September 1, 2016 and expires on August 31, 2036, with no renewal options. Morgan Hill Bowl most recently extended its lease for 10 years from September 1, 2026 through August 31, 2036. The tenant has a current base rent of $12 PSF, with no further increases in the current term. Morgan Hill Bowl is not required to report sales per the terms of its lease.

Cinelux Theatres (29,292 SF, 14.3% of NRA, 11.3% of underwritten base rent). Founded in 1966, Cinelux Theatres started with a single-screen theater in Campbell, California and currently operates eight theaters. Cinelux Theaters features state-of-the-art digital projection, surround sound and reserved luxury seating. Cinelux Theatres initially executed a 15-year lease at the Tennant Station Property, extended in 2019 and again in 2024 for another five years. Following the 2024 extension, the tenant completed a $1.05 million renovation of the theaters, including upgraded concessions and bathrooms and the addition of recliner seating. The current lease term expires on January 31, 2029, with three 5-year renewal options remaining. Cinelux Theatres currently pays a base rent of $14.34 PSF, with no further increases in the current term. The tenant reported sales of $2,665,708 ($242,337 per screen) in 2024 and $2,774,368 ($252,215 per screen) over the trailing twelve-month period ending September 2025.

Fitness 19 (26,742 SF, 13.0% of NRA, 13.9% of underwritten base rent). Founded in 2003 by fitness industry veterans, Fitness 19 is an affordable, family-friendly facility offering state-of-the-art cardio, strength and free weight equipment. Fitness 19 primarily operates in California with 42 locations but also has locations in Kentucky, Illinois, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Virginia and Washington. The Fitness 19 lease is guaranteed by Innovative Fitness Club Consulting, Inc. and PGJBI, Inc. The lease commenced on July 25, 2020 and expires on June 30, 2031, with two 5-year renewal options remaining. In April of 2025, the tenant expanded into the adjacent suite, increasing its square footage from 24,708 SF to 26,742 SF. Fitness 19 currently pays a base rent of $17.28 PSF, which increases to $19.38 PSF in December of 2026. The tenant is not required to report sales or membership figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

The following table presents certain information relating to the tenancy at the Tennant Station Property:

Tenant Summary(1)
							2025 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF/ Screen	Occ Cost	Lease Exp	Renewal Options	Term. Option
Anchor Tenants
Rosso's Furniture(4)	NR/NR/NR	40,428	19.7%	$207,691	5.6%	$5.14	NAV	NAV	NAV	4/4/2026	2 x 5 yr	(4)
Morgan Hill Bowl	NR/NR/NR	35,678	17.4%	$428,136	11.5%	$12.00	NAV	NAV	NAV	8/31/2036	None	None
Cinelux Theatres(5)	NR/NR/NR	29,292	14.3%	$420,000	11.3%	$14.34	$2,774,368	$252,215	15.1%	1/31/2029	3 x 5 yr	None
Fitness 19	NR/NR/NR	26,742	13.0%	$518,174	13.9%	$19.38	NAV	NAV	NAV	6/30/2031	2 x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		132,140	64.5%	$1,574,001	42.3%	$11.91

Inline Tenants(6)		58,164	28.4%	$2,148,187	57.7%	$36.93
Occupied Total/Wtd. Avg.		190,304	92.8%	$3,722,188	100.0%	$19.56

Vacant Space		14,720	7.2%
Total/Wtd. Avg.		205,024	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2025, inclusive of rent steps through December 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is provided by the borrower sponsor for the tenants that report.
(4)	Rosso's Furniture publicly announced its store closure in August 2025 and has the right to terminate its lease with 30 days’ notice and payment of a termination fee (which it has not exercised). According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture’s rent in its underwriting but has included such tenant in the most recent occupancy. See “Major Tenants” section above for additional information.
(5)	Cinelux Theatres sales are as of the trailing twelve-month period ending September 2025. Sales PSF/Screen is based on 11 screens.
(6)	Inline Tenants includes 4,697 SF of owner storage. No potential rent has been applied to the space as it is not currently marketed for lease.

The following table presents certain information relating to the lease rollover schedule at the Tennant Station Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025(3)	2	6,850	3.3%	3.3%	$3,900	0.1%	0.1%	$0.57
2026	6	51,639	25.2%	28.5%	$603,386	16.2%	16.3%	$11.68
2027	3	3,016	1.5%	30.0%	$107,995	2.9%	19.2%	$35.81
2028	7	15,209	7.4%	37.4%	$625,755	16.8%	36.0%	$41.14
2029	7	38,359	18.7%	56.1%	$910,130	24.5%	60.5%	$23.73
2030	3	6,403	3.1%	59.2%	$262,991	7.1%	67.5%	$41.07
2031	2	28,661	14.0%	73.2%	$591,587	15.9%	83.4%	$20.64
2032	0	0	0.0%	73.2%	$0	0.0%	83.4%	$0.00
2033	1	3,398	1.7%	74.9%	$144,482	3.9%	87.3%	$42.52
2034	0	0	0.0%	74.9%	$0	0.0%	87.3%	$0.00
2035	1	1,091	0.5%	75.4%	$43,825	1.2%	88.5%	$40.17
2036 & Thereafter	1	35,678	17.4%	92.8%	$428,136	11.5%	100.0%	$12.00
Vacant	0	14,720	7.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	205,024	100.0%		$3,722,188	100.0%		$19.56(4)

(1)	Based on the underwritten rent roll dated November 1, 2025, inclusive of rent steps through December 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes 4,697 SF used by onsite staff for storage, maintenance, etc. No potential rent has been applied to the space as it is not currently marketed for lease.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Tennant Station Property is located in Morgan Hill, California, within the South Bay/San Jose market and the Morgan Hill submarket. The Tennant Station Property is situated at the intersection of two major neighborhood thoroughfares, Butterfield Boulevard and Monterey Road, along Tennant Avenue, the primary retail corridor. Tennant Avenue connects directly to U.S. Highway 101, providing regional access north toward the San Francisco Peninsula and south to the Central Coast and Los Angeles. Morgan Hill’s economy reflects a mix of technology, advanced manufacturing, and service industries, benefiting from immediate proximity to Silicon Valley while providing access to more affordable southern and inland markets. As of June of 2025, the Morgan Hill retail submarket had an inventory of 2.6 million SF, with a vacancy of 5.9%.

According to the appraisal, the estimated 2025 population within a 1-, 3- and 5-mile radius of the Tennant Station Property was 11,677, 44,364 and 57,660, respectively. The estimated 2025 average household income within the same radii was $182,056, $223,570 and $231,964, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

The following table presents information regarding comparable leases to the Tennant Station Property:

Summary of Comparable Leases
Property / Location	Year Built/ Year Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TI per SF / Free Rent (mos.) / Rent Steps
Tennant Station(1) 201 & 602 Tennant Station Way and 950 Tennant Avenue Morgan Hill, CA	1981/NAP	-	Stanford Healthcare	Nov-24	5.7	3,032	$36.00	$40 / 9 / 3.0%
Gould Plaza 1001-1091 Capitol Exp San Jose, CA	1979/NAP	18.8 Miles	Salon	Sep-23	5	900	$36.00	$0 / 0 / 4.0%
Mariposa Shopping Center 2760 Homestead Road Santa Clara, CA	1965/NAP	30.4 Miles	Dental	Apr-25	10	2,906	$45.00	N/A / 0 / 5.0% every 2 yrs
Snell & Branham Plaza 179 Branham Lane San Jose, CA	1989/NAP	18.2 Miles	Restaurant	Jan-25	5	3,313	$54.25	N/A / 0 / 4.0%
Cochrane Plaza 102-154 Cochrane Plaza Morgan Hill, CA	1989/NAP	2.8 Miles	Restaurant	Aug-25	5	2,464	$42.00	$0 / 0 / 4.0%
Madrone Village 755 Cochrane Road Morgan Hill, CA	2007/NAP	4.3 Miles	Asking rate	N/A	N/A	1,577	$33.00	N/A / N/A / N/A

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated November 1, 2025 and tenant lease.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tennant Station Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$10.00	10	10% midterm
Jr. Anchor	$17.00	10	10% midterm
Theater	$12.00	10	10% midterm
Inline <3,000 SF East	$40.00	5	3.5% annual
Inline <3,000 SF West	$37.00	5	3.5% annual
Inline >3,000 SF	$36.00	5	10% midterm
GL Pad	$125,000	10	None
2nd Level Office	$10.00	5	3.0% annual

Source: Appraisal

Appraisal. The appraiser concluded to an “as-is” value for the Tennant Station Property of $48,600,000 as of September 5, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2025, are some recognized environmental conditions and controlled recognized environmental conditions at the Tennant Station Property. An opinion of probable cost (“OPC”) was obtained to quantify the remediation cost and such probable cost estimate was $1,260,886. The borrower has obtained an environmental policy from Beazley Excess and Surplus Insurance, Inc. with a policy term of 13 years which covers the Tennant Station Property for three years in excess of the entire term of the related Mortgage Loan. The aggregate limit for all claims is $5,000,000 that is subject to a $25,000 deductible per claim. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tennant Station Property:

Cash Flow Analysis
	2021	2022	2023	2024	7/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,292,112	$3,086,614	$3,544,080	$3,543,235	$3,486,788	$3,942,988	$19.23
Reimbursements	$758,636	$903,567	$1,132,270	$1,131,427	$1,185,188	$1,089,042	$5.31
Net Rental Income	$4,050,748	$3,990,181	$4,676,351	$4,674,662	$4,671,976	$5,032,030	$24.54
Percentage Rent	($15,428)	$15,993	$7,095	$7,378	$0	$0	$0.00
(Vacancy & Credit Loss(2))	$0	$0	$0	$0	$0	($662,175)	($3.23)
Other Income(3)	$0	$6,075	$5,887	$5,945	$9,446	$9,446	$0.05
Effective Gross Income	$4,035,320	$4,012,249	$4,689,332	$4,687,985	$4,681,422	$4,379,301	$21.36

Real Estate Taxes	$222,366	$228,063	$233,164	$236,852	$238,430	$266,402	$1.30
Insurance	$149,543	$171,436	$88,237	$102,502	$118,495	$117,544	$0.57
Other Operating Expenses	$618,054	$709,268	$809,812	$759,147	$777,175	$722,225	$3.52
Total Operating Expenses	$989,963	$1,108,767	$1,131,213	$1,098,501	$1,134,100	$1,106,171	$5.40

Net Operating Income	$3,045,358	$2,903,482	$3,558,119	$3,589,484	$3,547,322	$3,273,130	$15.96
Replacement Reserves	$0	$0	$0	$0	$25,688	$59,457	$0.29
TI/LC	$682	$0	$0	$0	$0	$271,518	$1.32
Net Cash Flow	$3,044,676	$2,903,482	$3,558,119	$3,589,484	$3,521,634	$2,942,155	$14.35

Occupancy %	93.0%	96.0%	97.2%	97.7%	92.8%(2)(4)	83.2%(2)(5)
NOI DSCR	2.24x	2.14x	2.62x	2.64x	2.61x	2.41x
NCF DSCR	2.24x	2.14x	2.62x	2.64x	2.59x	2.17x
NOI Debt Yield	13.5%	12.9%	15.8%	16.0%	15.8%	14.5%
NCF Debt Yield	13.5%	12.9%	15.8%	16.0%	15.7%	13.1%

(1)	Gross Potential Rent is based on the underwritten rent roll dated November 1, 2025, inclusive of rent steps through December 1, 2026.
(2)	The rent for the largest tenant, Rosso's Furniture, has been included in the UW Vacancy as the tenant publicly announced its store closure in August 2025 and has the right to terminate its lease with 30 days’ notice and payment of a termination fee (which it has not exercised). The tenant is open for business, advertising a liquidation sale. According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. See “Major Tenants” section above for additional information.
(3)	Other income includes late fees and NSF fees.
(4)	Represents occupancy based on the underwritten rent roll dated November 1, 2025, which includes Rosso’s Furniture.
(5)	Based on the economic vacancy of 16.8%, which comprises of the in-place vacancy plus vacancy for Rosso's Furniture.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Mortgage Loan No. 14 – Canyon Portal

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Sedona, AZ 86336
Original Balance:	$22,000,000			General Property Type(3):	Mixed Use
Cut-off Date Balance:	$22,000,000			Detailed Property Type(3):	Retail/Hospitality
% of Initial Pool Balance:	2.2%			Title Vesting(2):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1947/2000
Borrower Sponsors:	Albert B. Spector and The Survivor's Trust Under The Spector Family Trust			Size:	51,418 SF
Guarantors:	Albert B. Spector and The Survivor’s Trust Under The Spector Family Trust			Cut-off Date Balance PSF:	$428
Mortgage Rate:	6.6360%			Maturity Date Balance PSF:	$404
Note Date:	11/18/2025			Property Manager:	Barrett Realty, L.L.C.
Maturity Date:	12/1/2035			(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,106,562
IO Period:	60 months			UW NCF:	$2,038,229
Seasoning:	0 months			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	L(24),D(91),O(5)			UW NCF Debt Yield:	9.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.38x (IO) 1.20x (P&I)
Additional Debt Balance:	NAP			Most Recent NOI:	$2,082,369 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,114,518 (12/31/2024)
				3rd Most Recent NOI:	$2,009,772 (12/31/2023)
Reserves				Most Recent Occupancy:	100.0% (11/13/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.1% (12/31/2024)
RE Taxes:	$29,377	$9,792	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$32,000,000 (10/20/2025)
Deferred Maintenance:	$23,400	$0	NAP	Appraised Value PSF:	$622
TI/LC/Capex Reserve:	$0	$4,285	$150,000	Cut-off Date LTV Ratio:	68.8%
Ground Rent Reserve(2):	$126,709	$0	NAP	Maturity Date LTV Ratio:	64.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$19,713,277	89.6%
			Return of Equity:	$1,702,781	7.7%
			Closing Costs:	$404,456	1.8%
			Upfront Reserves:	$179,486	0.8%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Monthly deposits for insurance premiums are waived as long as an approved blanket policy in place.
(2)	The Canyon Portal Property (as defined below) operates under a long term ground lease expiring in December 2124. See “The Ground Lease” for further information.
(3)	See “The Property” for further information.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Canyon Portal Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $22,000,000 and secured by the borrower’s leasehold interest in a 51,418 SF mixed use retail and hospitality property located in Sedona, Arizona (the “Canyon Portal Property”).

The Borrower and the Borrower Sponsors. The borrower is Canyon Portal 3 LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantors are Albert B. Spector and The Survivor's Trust Under The Spector Family Trust.

AIbert B. Spector is a locally based real estate developer with four decades of commercial real estate experience. Mr. Spector has developed approximately $3 billion of real estate including five luxury resorts, 500 luxury apartments, 300,000 SF of office, and multiple retail developments. He has extensive experience in the Sedona market and owns Sinagua Plaza, which is an approximately 30,000 SF retail center located adjacent to the Canyon Portal Property. The borrower sponsor also has extensive restaurant experience as he has owned and operated over 40 restaurants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

The Property. The Canyon Portal Property is a 51,418 SF mixed used center located in Sedona, Arizona. The Canyon Portal Property, situated on 3.6 acres, was developed in 1947 and renovated in 2000. The Canyon Portal Property is comprised of four sections: the North Retail Building, Canyon Portal Shops, the Trading Post building and the hotel annex. The North Retail Building is a two-story mixed-use building with retail, residential and office space. The Canyon Portal Shops and the Trading Post building each consist of a single-story retail building. The hotel annex is occupied by the largest tenant, Cliffs at L’Auberge, which includes three, two-story buildings totaling 28 hotel rooms. The Canyon Portal Property has a total of 103 surface and garage parking spaces, resulting in a ratio of approximately 2.0 spaces per 1,000 SF.

Since 2017, the Canyon Portal Property has operated at an average occupancy of 99.7%. The majority of total unwritten rent is generated by street front retail comprised of primarily local businesses and franchisees, including two borrower sponsor affiliated, full-service restaurant spaces: Canyon Breeze and Don Diego. The hospitality space is encumbered by a lease for 28 hotel rooms that are operated by L’Auberge de Sedona, which is a luxury resort located adjacent to the Canyon Portal Property. The resort is not part of the collateral and only the rental income associated with the hotel lease, the hotel’s parking lease for 10 parking spaces, and the hotel’s residential lease encumbering five residential units (utilized for resort employee housing) was underwritten. In addition to the 5 residential units for the resort, the North Retail Building also includes 6 residential units which are leased by the borrower sponsor to provide housing for the restaurant employees. The Storage/Office component consists of three storage leases for retail tenants and there is one office space which is occupied by the Canyon Portal Property manager. As of November 13, 2025, the Canyon Portal Property is 100.0% occupied by 25 tenants.

The Canyon Portal Property operates under a long term ground lease expiring in December 2124. See “The Ground Lease” for further information.

The following table presents certain information relating to the property subtype for the Canyon Portal Property:

Property Subtype Summary(1)
Space Type	NRA	% of NRA	% of UW Rent
Retail	25,243	49.1%	87.6%
Hospitality	19,812	38.5%	5.0%
Residential	3,988	7.8%	3.3%
Parking(2)	0	0.0%	2.6%
Storage/Office	2,375	4.6%	1.5%
Total:	51,418	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll dated November 13, 2025.
(2)	Includes ten parking spaces (Cliff’s Parking). No SF is allocated to the parking spaces.

Major Tenants.

The Cliff's at L'Auberge (21,486 SF, 41.8% of NRA, 9.4% of underwritten base rent). The Cliff's at L'Auberge lease is signed with Orchards Newco, LLC, which is part of DiamondRock Hospitality. DiamondRock Hospitality owns and operates the L’Auberge de Sedona, a 88-room luxury hotel. DiamondRock Hospitality leases 28 hotel rooms at the Canyon Portal Property (19,812 SF) and operates the leased units together with the larger hotel. The hotel rooms at the Canyon Portal Property are marketed as The Cliffs at L’Auberge. DiamondRock Hospitality operates and maintains all aspects of the hotel rooms and the borrower sponsor is not responsible for any expenses associated with the hotel rooms. The Cliff's at L'Auberge lease has been in place since March 2009 and in February 2017 the tenant extended the lease through December 31, 2040, with three, ten year renewal options. The in-place rent is $9.65 PSF with annual increases based on CPI adjustments (capped at 6.0%).

DiamondRock Hospitality also has a parking lease, which includes 10 parking spaces, and a residential lease, which includes five residential units (utilized for resort employee housing). The parking lease and the residential lease have been in place since 2012 and can be terminated at any time with 30 days’ notice. They also lease a storage space with 174 SF NRA. The hotel, parking, storage and residential leases associated with DiamondRock Hospitality have a lease expiration of December 31, 2040 and represent 41.8% NRA and 9.4% of underwritten rent.

Canyon Breeze (6,870 SF, 13.4% of NRA, 11.5% of underwritten base rent). The Canyon Breeze lease is signed with Sedona Culinary Concepts LLC, which is owned by the borrower sponsor. Canyon Breeze is a 250-seat restaurant with a full-service bar, restaurant, ice cream parlor, and licensed Starbucks. The restaurant has been open for over 25 years and offers a large outdoor patio with views of the red rocks and Oak Creek Canyon. The tenant lease commenced in April 2000 and expires on December 31, 2072, with three, five year renewal options. Canyon Breeze currently pays a base rent of $49.96 PSF with annual CPI adjustments. Canyon Breeze reported sales of $603 PSF for year-end 2022, $675 PSF for year-end 2023, $763 PSF for year-end 2024 and $790 PSF for May 2025 annualized.

The Canyon Portal Mortgage Loan is structured with a recourse guaranty if Sedona Culinary Concepts LLC, or any other borrower sponsor affiliated tenant at the Canyon Portal Property, files a petition under any Creditors Rights Laws.

Earthbound Trading Company (3,264 SF, 6.3% of NRA, 9.9% of underwritten base rent). Earthbound Trading Company (“Earthbound Trading”) is a national retail store that was founded in the 1990s by Steve and Suzana Gordon as a rock and mineral shop and has grown to over 150 shops located across the country. Earthbound Trading offers a diverse selection of items from around the world, with a wide range of souvenirs, clothing, and home décor at various price points. The company is privately owned. Earthbound Trading’s additional Arizona locations are in Phoenix Scottsdale, and Tucson. The tenant lease commenced in December 2010 and in January 2025 was extended for five years through February 28, 2031, with three five-year renewal options remaining. Earthbound Trading currently pays a base rent of $88.41 PSF with annual increases based on CPI adjustments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the tenancy at the Canyon Portal Property:

Tenant Summary(1)
							2025 Sales(2)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF/ Screen	Occ Cost	Lease Exp	Renewal Options	Term. Option
Major Tenants
Cliff's at L'Auberge(3)	NR/NR/NR	21,486	41.8%	$286,813	9.4%	$9.65	NAV	NAV	NAV	12/31/2040	3 x 10yr	N
Canyon Breeze(4)	NR/NR/NR	6,870	13.4%	$350,088	11.5%	$50.96	$5,241,000	$762.88	10.4%	12/31/2072	None	N
Earthbound Trading	NR/NR/NR	3,264	6.3%	$300,564	9.9%	$92.08	NAV	NAV	NAV	2/28/2031	3 x 5 yr	N
Don Diego(4)	NR/NR/NR	2,616	5.1%	127,132	4.2%	$48.60	$2,489,000	$951.45	7.7%	7/31/2031	5 x 10yr	N
Cactus Carlos	NR/NR/NR	2,960	5.8%	$235,653	7.7%	$79.61	NAV	NAV	NAV	12/31/2031	5 x 5yr	N
Major Subtotal/Wtd. Avg.		37,196	72.3%	1,300,251	42.8%	$34.96

Other Tenants		14,222	27.7%	$1,740,761	57.2%	$122.40
Occupied Total/Wtd. Avg.		51,418	100.0%	$3,041,012	100.0%	$59.14

Vacant Space		0	0.0%
Total/Wtd. Avg.		51,418	100.0%

(1)	Based on the underwritten rent roll dated November 13, 2025, inclusive of rent steps through November 1, 2026. Consumer Price Index (“CPI”) increases are accounted for tenants with a minimum fixed percentage annual increase.
(2)	All sales information is provided by the borrower sponsor for the tenants that report.
(3)	Includes rent associated with ten parking spaces, five residential units (1,500 SF) and a storage space (174 SF) leased to Cliff's at L'Auberge. No SF is allocated to the parking spaces. The parking lease and the residential lease have been in place since 2012 and can be terminated at any time with 30 days’ notice.
(4)	Canyon Breeze and Don Diego leases are affiliated to the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the Canyon Portal Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	838	1.6%	1.6%	$174,899	5.8%	5.8%	$208.71
2028	1	410	0.8%	2.4%	$98,661	3.2%	9.0%	$240.64
2029	2	842	1.6%	4.1%	$242,782	8.0%	17.0%	$288.34
2030	1	573	1.1%	5.2%	$66,998	2.2%	19.2%	$116.92
2031	16	20,093	39.1%	44.3%	$1,746,611	57.4%	76.6%	$86.93
2032	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2033	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2034	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2035	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2036 & Thereafter(3)	6	28,662	55.7%	100.0%	$711,061	23.4%	100.0%	$24.81
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	27	51,418	100.0%		$3,041,012	100.0%		$59.14

(1)	Based on the underwritten rent roll dated November 13, 2025, inclusive of rent steps through November 1, 2026. CPI increases are accounted for tenants with a minimum fixed percentage annual increase.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes rent associated with ten parking spaces, five residential units (1,500 SF) and a storage space (174 SF) leased to Cliff's at L'Auberge. No SF is allocated to the parking spaces. The parking lease and the residential lease have been in place since 2012 and can be terminated at any time with 30 days’ notice.

The Market. The Canyon Portal Property is located in Sedona, Coconino County, Arizona within the heart of Sedona's Uptown District. The Canyon Portal Property is located on the east side of Highway 89A, which is the primary thoroughfare going through the city. Sedona's Uptown District is the primary retail node in the city and is home to popular restaurants, hotels, and retail stores catering to the approximately 3 to 4 million tourists visiting the market annually. Local attractions, including Red Rock State Park and the Slide Rock State Park, are located less than two miles southwest of the Canyon Portal Property.

The city of Sedona is located approximately 119 miles north of Phoenix and approximately 30 miles south of Flagstaff. Sedona is one of Arizona's premier recreation, resort, retirement and art centers. The area is the second-most visited site in Arizona after the Grand Canyon. Sedona has been ranked as one of the Travelers' Choice Top 25 Destinations in the United States. The area is constrained physically by mountains, national forests and restricted and protected land that create a very high barrier to entry and limit any new commercial real estate developments. As a result, new supply entering the market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

is rare and extremely restrictive. The Canyon Portal Property is part of the Coconino market and the Flagstaff submarket. As of the fourth quarter of 2025, the Flagstaff retail submarket had an inventory of 7.5 million SF with vacancy of 2.6%.

According to the appraisal, the estimated 2024 population within a 1-, 3- and 5-mile radius of the Canyon Portal Property was 1,065, 7,823 and 10,482, respectively. The estimated 2024 average household income within the same radii was $101,001, $102,908 and $104,253, respectively.

The following table presents information regarding comparable leases to the Canyon Portal Property:

Summary of Comparable Leases
Property / Location	Year Built/ Year Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TI per SF / Free Rent (mos.) / Rent Steps
Canyon Portal(1) 270-300 North Highway 89A Sedona, AZ 86336	1947/2000	-	Earthbound Trading	Jan-25	5	3,264	$92.08	$0 / 0 / CPI adjustment
Uptown Sedona Retail 297 North State Route 89A Sedona, AZ	1985/2020	0.6 Miles	Rojo Rock Tees	Nov-24	5.5	1,250	$76.80	$0 / 0 / 3.0%
The Arches at Sedona 6101 Arizona 179 Sedona, AZ	1985/2020	7.4 Miles	Colt Grill Expansion	Dec-24	5	622	$50.00	$0 / 0 / $1 PSF
Uptown Sedona Retail 321 North State Route 89A Sedona, AZ	1958/2022	0.6 Miles	Native American Traders	Dec-24	10	1,080	$98.74	$0 / 0 / 8.0%
Uptown Sedona Retail 204 North State Route 89A Sedona, AZ	1962/2021	0.1 Miles	Before & After Java Cafe	Sept-25	10	987	$90.00	$0 / 0 / 3.5%
Uptown Sedona Retail 210 North State Route 89A Sedona, AZ	1962/2021	0.1 Miles	Pink Jeep Tours	Sept-25	10	1,830	$84.00	$0 / 0 / 3.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated November 13, 2025 and tenant lease. Earthbound Trading lease began in December 2010 and was renewed in January 2025.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Canyon Portal Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Full Service Restaurant	$51.00	10	10% midterm
Inline – <500 SF	$257.00	5	3.0% annual
Inline – 501-2,000 SF	$147.00	5	3.0% annual
Inline – 2,001 + SF	$72.00	5	3.0% annual
Office/Storage	$18.00	5	3.0% annual
Residential	$30.00	1	None
Hotel	$15.55	10	10% midterm

Appraisal. The appraiser concluded to an “as-is” value for the Canyon Portal Property of $32,000,000 as of October 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, are no recognized environmental conditions at the Canyon Portal Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Canyon Portal Property:

Cash Flow Analysis
	2022	2023	2024	10/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,602,702	$2,734,321	$2,869,031	$2,809,945	$3,041,012	$59.14
Reimbursements	$612,051	$574,039	$585,190	$682,311	$698,958	$13.59
Net Rental Income	$3,214,753	$3,308,360	$3,454,221	$3,492,256	$3,739,970	$72.74
Other Income(2)	$7,007	$8,165	$16,139	$1,331	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	($186,999)	($3.64)
Effective Gross Income	$3,221,760	$3,316,525	$3,470,360	$3,493,587	$3,552,972	$69.10

Real Estate Taxes	$106,380	$108,724	$108,866	$110,000	$112,990	$2.20
Insurance	$20,102	$37,589	$37,281	$61,365	$53,724	$1.04
Ground Rent(3)	$650,000	$683,000	$716,000	$724,000	$760,253	$14.79
Other Operating Expenses	$443,040	$477,440	$493,695	$515,853	$519,442	$10.10
Total Operating Expenses	$1,219,522	$1,306,753	$1,355,842	$1,411,218	$1,446,409	$28.13

Net Operating Income	$2,002,238	$2,009,772	$2,114,518	$2,082,369	$2,106,562	$40.97
Replacement Reserves	$0	$0	$0	$0	$15,681	$0.30
TI/LC	$0	$0	$0	$0	$52,652	$1.02
Net Cash Flow	$2,002,238	$2,009,772	$2,114,518	$2,082,369	$2,038,229	$39.64

Occupancy %	100.0%	100.0%	99.1%	100.0%(4)	93.9%(5)
NOI DSCR (IO)	1.35x	1.36x	1.43x	1.41x	1.42x
NOI DSCR (P&I)	1.18x	1.19x	1.25x	1.23x	1.24x
NCF DSCR (IO)	1.35x	1.36x	1.43x	1.41x	1.38x
NCF DSCR (P&I)	1.18x	1.19x	1.25x	1.23x	1.20x
NOI Debt Yield	9.1%	9.1%	9.6%	9.5%	9.6%
NCF Debt Yield	9.1%	9.1%	9.6%	9.5%	9.3%

(1)	Gross Potential Rent is based on the underwritten rent roll dated November 13, 2025, inclusive of rent steps through November 1, 2026. CPI increases are accounted for tenants with a minimum fixed percentage annual increase.
(2)	Other income includes late fees and NSF fees.
(3)	The Canyon Portal Property operates under a long term ground lease expiring in December 2124. See “Ground Lease” section bellow for further information.
(4)	Represents occupancy based on the underwritten rent roll dated November 13, 2025.
(5)	Based on the economic vacancy of 6.1%.

Ground Lease. The Canyon Portal Property operates under a long-term ground lease with Atherton Ventures, LLC, which commenced in 1998, and was recently extended for a new 99-year term, extending the lease expiration through December 31, 2124. The annual ground lease rent is the greater of a fixed based rent with annual CPI calculations ($659,225.67 as of 2025) or a percentage rent calculation equal to 25.0% of total base rent collected at the Canyon Portal Property (excluding reimbursement income). The underwritten ground lease expense is $760,253, which is 20.3% of the underwritten rental income. Beginning January 1, 2036 through December 31, 2045, percentage rent is increased to 26%. Beginning January 1, 2046, percentage rent is increased to 27%. Percentage rent is computed annually but paid quarterly.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Mortgage Loan No. 15 - Courtyard Titusville Kennedy Space Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Titusville, FL 32780
Original Balance:	$19,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$19,500,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	1.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor:	Delaware North Companies Parks & Resorts, Inc.			Size:	152 Rooms
Guarantor:	Delaware North Companies Parks & Resorts, Inc.			Cut-off Date Balance Room:	$128,289
Mortgage Rate:	6.709%			Maturity Date Balance Room:	$111,201
Note Date:	12/3/2025			Property Manager:	Self-Managed
Maturity Date:	12/11/2035
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,025,599
Seasoning:	0 months			UW NCF:	$2,602,303
Prepayment Provisions:	L(24),D(92),O(4)			UW NOI Debt Yield:	15.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield:	13.3%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	17.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.72x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,121,799 (9/30/2025 TTM)
Reserves				2nd Most Recent NOI:	$3,283,891 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,483,941 (12/31/2023)
Taxes:	$30,870	$30,870	NAP	Most Recent Occupancy:	74.2% (9/30/2025)
Insurance(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	76.5% (12/31/2024)
FF&E Reserve:	$0	$35,275	NAP	3rd Most Recent Occupancy:	68.3% (12/31/2023)
PIP Reserve(2):	$0	Springing	NAP	Appraised Value (as of):	$34,500,000 (10/7/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$226,974
				Cut-off Date LTV Ratio:	56.5%
				Maturity Date LTV Ratio:	49.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,500,000	94.5%	Loan Payoff:	$20,347,574	98.7%
Borrower Equity:	$1,125,147	5.5%	Upfront Reserves:	$33,370	0.1%
			Closing Costs:	$244,203	1.2%
Total Sources:	$20,625,147	100.0%	Total Uses:	$20,625,147	100.0%

(1)	The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Courtyard Titusville Kennedy Space Center Property (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender, (iii) the borrower provides the lender with evidence of the renewals of the insurance policies, and (iv) the borrower provides paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.
(2)	The loan documents require the borrower to deposit funds into a PIP reserve account if any property improvement plan (“PIP”) work is required by the franchisor under the applicable franchise agreement. Within 15 days of receiving notice from the franchisor regarding such PIP work, the borrower must deposit an amount equal to 125% of the estimated costs to complete the PIP work, as reasonably determined by the lender.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Courtyard Titusville Kennedy Space Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000 and secured by the fee interest in a 152-room select-service hotel located in Titusville, Florida (the “Courtyard Titusville Kennedy Space Center Property”).

The Borrower and the Borrower Sponsors. The borrower is DNC Parks & Resorts at 6225 Vectorspace, LLC, a single-purpose, Delaware limited liability company. The borrower sponsor and guarantor is Delaware North Companies Parks & Resorts, Inc.

Delaware North Parks & Resorts is a privately-held global hospitality and food service company, headquartered in Buffalo, New York. The firm was founded in 1915 by the Jacobs family and remains under their ownership and leadership today. Jeremy Jacobs is the chairman of Delaware North Parks & Resorts and also holds titles of chairman and governor of the Boston Bruins and chairman of the NHL’s board of governors.

The Property. The Courtyard Titusville Kennedy Space Center Property is a five-story, 152-room, select service lodging facility located in Titusville, Florida. Built in 2022, the Courtyard Titusville Kennedy Space Center Property is operated under the Courtyard by Marriott brand with a franchise agreement expires on April 8, 2042. The Courtyard Titusville Kennedy Space Center Property is situated on a 9.18-acre site and located minutes from the Kennedy Space Center Visitor Complex. Amenities at the Courtyard Titusville Kennedy Space Center Property include approximately 980 square feet of indoor meeting space, a bar/lounge, an outdoor swimming pool, a whirlpool, a fitness center, a business center, a guest laundry room, a sundries shop,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Hospitality - Select Service	Loan #15	Cut-off Date Balance:	$19,500,000
6245 Riverfront Center Boulevard	Courtyard Titusville Kennedy Space Center	Cut-off Date LTV:	56.5%
Titusville, FL 32780		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	15.5%

vending and ice machines and complimentary Wi-Fi. The Courtyard Titusville Kennedy Space Center Property provides 211 surface parking spaces, resulting in a parking ratio of 1.39 spaces per room.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Courtyard Titusville Kennedy Space Center Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Courtyard Titusville Kennedy Space Center Property(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	72.9%	$130.23	$94.97	68.3%	$185.67	$126.74	93.6%	142.6%	133.4%
12/31/2024 TTM	72.7%	$135.39	$98.41	76.5%	$195.21	$149.28	105.2%	144.2%	151.7%
9/30/2025 TTM	67.8%	$132.75	$89.99	74.2%	$196.04	$145.56	109.5%	147.7%	161.7%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third party report, the competitive set includes Best Western Space Shuttle Inn, Hampton Inn Titusville/I-95 Kennedy Space Center, Fairfield Inn & Suites Titusville Kennedy Space Center, Holiday Inn Titusville - Kennedy Space Center, Hyatt Place Titusville / Kennedy Space Center, TownePlace Suites Titusville Kennedy Space Center.
(3)	The information for the Courtyard Titusville Kennedy Space Center Property is obtained from the underwriting.

The Market. The Courtyard Titusville Kennedy Space Center Property is located in Titusville, Florida which is a national hub for aerospace and defense. The Courtyard Titusville Kennedy Space Center Property is located along NASA Causeway (SR 405) and Riverfront Center Boulevard, which is the primary roadway within the subdivision and provides access to Merritt Island, the Kennedy Space Center Visitor Complex and restricted access to the Cape Canaveral Air Force Station and various launch complexes. The Courtyard Titusville Kennedy Space Center Property is located approximately 6.1 miles west of the Kennedy Space Center Visitor Complex and within a 14-mile radius of Cape Canaveral and Port Canaveral. Major attractions in the area include Kennedy Space Center Visitor Complex, American Police Museum, Astronaut Memorial Gardens, and natural preserves such as Merritt Island National Wildlife Refuge and Canaveral National Seashore. Major employers in the region include SpaceX, Boeing, Lockheed Martin, Northrop Grumman, and L3Harris Technologies. According to the Appraisal, the Courtyard Titusville Kennedy Space Center Property’s demand segmentation is 50% commercial, 25% group and 25% leisure.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Courtyard Titusville Kennedy Space Center Property was 49, 12,380 and 54,233 respectively. The average household income for the same one-, three- and five-mile radius was $88,738, $83,517 and $83,189 respectively.

According to a third-party report, the Courtyard Titusville Kennedy Space Center Property is located in the Titusville/Cocoa Beach submarket, within the Melbourne-FL USA market, which is comprised of 65 hotel properties and 6,233 rooms in total. As of October 2025, the Titusville/Cocoa Beach submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 66.7%, $160 and $107, respectively.

The table below presents certain information relating to comparable sales pertaining to the Courtyard Titusville Kennedy Space Center Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Courtyard Titusville Kennedy Space Center	Titusville, FL	2022	152
Embassy Suites	Orlando, FL	1985	246	Jun-2024	$156,504
DoubleTree St. Augustine	Saint Augustine, FL	1973	97	Dec-2022	$296,392
Aloft Tampa Downtown	Tampa, FL	1965	130	Aug-2023	$282,308
Element by Westin	Orlando, FL	2020	165	Aug-2023	$236,364
Residence Inn Melbourne	Melbourne, FL	2008	133	Jun-2022	$225,564
Homewood Suites by Hilton	Orlando, FL	2013	128	Aug-2022	$215,000
Aloft Orlando Lake Buena Vista	Orlando, FL	2021	141	Jun-2022	$215,000
Courtyard by Marriott	Saint Petersburg, FL	1926-2015	128	Oct-2022	$227,344

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Hospitality - Select Service	Loan #15	Cut-off Date Balance:	$19,500,000
6245 Riverfront Center Boulevard	Courtyard Titusville Kennedy Space Center	Cut-off Date LTV:	56.5%
Titusville, FL 32780		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Courtyard Titusville Kennedy Space Center Property:

Cash Flow Analysis(1)
	2023	2024	September 2025 TTM	2025 Budget	UW	UW per Room
Occupancy	68.3%	76.5%	74.2%	78.0%	74.2%
ADR	185.67	195.21	196.04	193.55	196.04
RevPAR	126.74	149.28	145.56	150.89	145.56

Rooms Revenue	$7,012,221	$8,259,448	$8,053,701	$8,508,940	$8,053,701	$52,985
Food & Beverage	$1,953,611	$2,101,063	$2,122,874	$2,178,448	$2,122,874	$13,966
Other Income(2)	$410,504	$412,734	$405,829	$394,014	$405,829	$2,670
Total Revenue	$9,376,336	$10,773,245	$10,582,404	$11,081,402	$10,582,404	$69,621

Room Expense	$1,532,434	$1,662,880	$1,706,723	$1,702,571	$1,706,723	$11,228
Food & Beverage Expense	$1,497,084	$1,570,662	$1,525,935	$1,662,314	$1,525,935	$10,039
Other Department Expense	$109,554	$81,312	$94,183	$88,448	$94,183	$620
Total Department Expenses	$3,139,072	$3,314,854	$3,326,841	$3,453,333	$3,326,841	$21,887
Gross Operating Income	$6,237,264	$7,458,391	$7,255,563	$7,628,069	$7,255,563	$47,734

Total Undistributed Expenses	$3,207,540	$3,570,118	$3,644,050	$3,719,044	$3,611,379	$23,759
Gross Operating Profit	$3,029,724	$3,888,273	$3,611,513	$3,909,025	$3,644,184	$23,975

Property Taxes	$336,996	$350,004	$235,803	$357,001	$352,798	$2,321
Insurance	$208,787	$254,378	$253,911	$255,490	$265,787	$1,749
Total Operating Expenses	$6,892,395	$7,489,354	$7,460,605	$7,784,868	$7,556,805	$49,716

Net Operating Income	$2,483,941	$3,283,891	$3,121,799	$3,296,534	$3,025,599	$19,905
FF&E	$0	$0	$0	$0	$423,296	$2,785
Net Cash Flow	$2,483,941	$3,283,891	$3,121,799	$3,296,534	$2,602,303	$17,120

NOI DSCR	1.64x	2.17x	2.07x	2.18x	2.00x
NCF DSCR	1.64x	2.17x	2.07x	2.18x	1.72x
NOI Debt Yield	12.7%	16.8%	16.0%	16.9%	15.5%
NCF Debt Yield	12.7%	16.8%	16.0%	16.9%	13.3%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other income consists of retail grocery revenue, guest services, rental revenue and ATM commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

BANK 2025-BNK51	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140